 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997
                                                     REGISTRATION NO. 333-37271
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

                                 CAPITAL TRUST
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                           6159,6162                            94-6181186
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                         605 THIRD AVENUE, 26TH FLOOR
                             NEW YORK, N.Y. 10016
                                (212) 655-0220
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 -------------

                                 JOHN R. KLOPP
                   VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 CAPITAL TRUST
                         605 THIRD AVENUE, 26TH FLOOR
                             NEW YORK, N.Y. 10016
                                (212) 655-0220
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 -------------

                                   COPIES TO

                THOMAS E. KRUGER, ESQ.                                  KEITH L. KEARNEY, ESQ.
                   BATTLE FOWLER LLP                                     DAVIS POLK & WARDWELL
                  75 EAST 55TH STREET                                    450 LEXINGTON AVENUE
               NEW YORK, NEW YORK 10022                                NEW YORK, NEW YORK 10017
                    (212) 856-7000                                          (212) 450-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 -------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  This Registration Statement contains two separate prospectuses. The first prospectus relates to a public offering in the United States and Canada of an aggregate of 6,400,000 Class A Common Shares (the "U.S. Offering"). The second prospectus relates to a concurrent offering outside the United States and Canada of an aggregate of 1,600,000 Class A Common Shares (the "International Offering" and, together with the U.S. Offering, the "Offering"). The prospectuses for each of the U.S. Offering and the International Offering will be identical with the exception of the alternate front cover page for the International Offering. Such alternate page appears in this Registration Statement immediately following the complete prospectus for the U.S. Offering.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL, OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (Subject To Completion)

Issued December 9, 1997

                                8,000,000 Shares

                                      LOGO
                            [LOGO OF CAPITAL TRUST]
                  CLASS A COMMON SHARES OF BENEFICIAL INTEREST

                                  ----------

 OF THE  8,000,000 CLASS  A COMMON  SHARES OF  BENEFICIAL INTEREST,  $1.00 PAR
  VALUE, IN  CAPITAL TRUST BEING  OFFERED HEREBY, 6,400,000 SHARES  ARE BEING
   OFFERED  INITIALLY  IN   THE  UNITED  STATES  AND  CANADA   BY  THE  U.S.
    UNDERWRITERS AND  1,600,000 SHARES ARE BEING OFFERED  INITIALLY OUTSIDE
      THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS.  ALL
       OF THE CLASS A COMMON SHARES OFFERED HEREBY ARE BEING SOLD BY THE
        COMPANY. THE CLASS  A COMMON SHARES ARE TRADED  ON THE NEW YORK
         STOCK EXCHANGE  ("NYSE") UNDER  THE SYMBOL "CT."  ON DECEMBER
          8,  1997,  THE REPORTED  LAST  SALE PRICE  OF THE  CLASS  A
            COMMON SHARES ON THE NYSE WAS $12 11/16 PER SHARE.

                                  ----------

 SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN INFORMATION THAT SHOULD BE
                   CONSIDERED BY PROSPECTIVE INVESTORS.

                                  ----------

THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED BY  THE  SECURITIES
 AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON   THE  ACCURACY   OR  ADEQUACY   OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                              PRICE $     A SHARE

                                  ----------

                                                 UNDERWRITING
                                       PRICE TO DISCOUNTS AND  PROCEEDS TO
                                        PUBLIC  COMMISSIONS(1) COMPANY(2)
                                       -------- -------------- -----------
Per Share.............................   $           $             $
Total(3)..............................  $           $             $

-----
  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  (2) Before deduction of expenses payable by the Company estimated at $1,200,000.

  (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,200,000 additional Shares at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds to
      Company will be $       , $        and $       , respectively. See
      "Underwriters."

                                  ----------

  The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that
delivery of the Shares will be made on or about             , 1997 at the
offices of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                                  ----------

MORGAN STANLEY DEAN WITTER

              MERRILL LYNCH & CO.

                                                        DEUTSCHE MORGAN GRENFELL

       , 1997

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON SHARES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING, AND MAY BID FOR, AND PURCHASE, CLASS A COMMON SHARES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

                               ---------------

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE CLASS A COMMON SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION OF SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                               ---------------

  For investors outside the United States: No action has been or will be taken in any jurisdiction by the Company or any Underwriter that would permit a public offering of the Class A Common Shares or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Class A Common Shares and the distribution of this Prospectus.

  In this Prospectus references to "dollars" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.
                               ---------------

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
Prospectus Summary..................    3
Risk Factors........................  11
Use of Proceeds.....................  18
Price Range of Class A Common
 Shares.............................  19
Dividend Policy.....................  19
Dilution............................  20
Capitalization......................  21
Selected Historical Financial Data..  22
Unaudited Pro Forma Condensed
 Combined Financial Information.....  23
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................  28

                                     PAGE
                                     ----
Business............................  35
Management..........................  46
Principal Shareholders..............  55
Certain Transactions................  58
Description of Capital Shares.......  60
Shares Eligible for Future Sale.....  64
Certain Federal Income Tax
 Consequences to Non-United States
 Holders............................  65
Underwriters........................  68
Legal Matters.......................  71
Experts.............................  71
Additional Information..............  72
Index to Financial Statements....... F-1


                               ---------------

            CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The factors discussed under "Risk Factors," among others, could cause actual results to differ materially from those contained in forward-looking statements made in this Prospectus, including, without limitation, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in filings by the Company with the Securities and Exchange Commission (the "Commission"), in the Company's press releases and in oral statements made by authorized officers of the Company. When used in this Prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the related notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes (i) no exercise of the U.S. Underwriters' over-allotment option, and (ii) an offering price of $12.00 per share, which is the last sale price of the class A common shares of beneficial interest, $1.00 par value, in the Company (the "Class A Common Shares"), reported on the NYSE on November 11, 1997 (the "Offering Price"). See "Underwriters." Potential investors should note, however, that the number of Class A Common Shares offered hereby significantly exceeds the number of Class A Common Shares which are outstanding and held by persons who are not affiliates of the Company and that, consequently, the actual Offering Price will depend on a number of factors in addition to the NYSE trading price on the date such Offering Price is determined, and may be materially lower than such price. Unless the context otherwise requires, all references in this Prospectus to the Company include the Company, its subsidiaries and their respective predecessors. References to the "Offering" shall refer to the offering of the Class A Common Shares in the United States and Canada by the U.S. Underwriters and outside the United States and Canada by the International Underwriters.

                                  THE COMPANY

  Capital Trust (the "Company") is a recently recapitalized specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company makes investments in various types of income-producing commercial real estate and its current investment program emphasizes senior and junior commercial mortgage loans, preferred equity investments, direct equity investments and subordinated interests in commercial mortgage-backed securities ("CMBS"). The Company believes that a majority of the investments to be held in its portfolio for the long term will be structured so that the Company's investment is subordinate to third-party financing but senior to the owner/operator's equity position. The Company also provides real estate investment banking, advisory and asset management services through its recently acquired subsidiary, Victor Capital Group, L.P. ("Victor Capital"). The Company anticipates that it will invest in a diverse array of real estate and finance-related assets and enterprises, including operating companies, that satisfy its investment criteria.

  In executing its business plan, the Company believes that it will be able to utilize the extensive real estate industry contacts and relationships of Equity Group Investments, Inc. ("EGI"). EGI is a privately held real estate and corporate investment firm controlled by Samuel Zell, who serves as chairman of the board of trustees of the Company. EGI's affiliates include Equity Office Properties Trust and Equity Residential Properties Trust, the largest U.S. real estate investment trusts operating in the office and multifamily residential sectors, respectively. The Company also expects to draw upon the extensive client roster of Victor Capital for potential investment opportunities.

  The Company believes that the significant recovery in commercial real estate property values, coupled with fundamental structural changes in the real estate capital markets (primarily related to the growth in CMBS issuance), has created significant market-driven opportunities for finance companies specializing in commercial real estate lending and investing. Such opportunities are expected to result from the following developments:

  . SCALE AND ROLLOVER. The U.S. commercial mortgage market--a market that is comparable in size to the corporate and municipal bond markets--has approximately $1 trillion in total mortgage debt outstanding, which debt is primarily held privately. In addition, a significant amount of commercial mortgage loans held by U.S. financial institutions is scheduled to mature in the near future.

  . RAPID GROWTH OF SECURITIZATION. With annual issuance volume of approximately $30 billion, the total amount of CMBS currently outstanding has grown to over $100 billion from approximately $6 billion in 1990. To date, the CMBS market expansion has been fueled in large part by "conduits" which originate whole loans primarily for resale to financial intermediaries, which in turn package the loans as securities for distribution to public and private investors.

    The Company believes that as securitized lenders replace traditional lenders such as banks and life insurance companies as the primary source for commercial real estate finance, borrowers are often constrained by relatively inflexible underwriting standards, including lower loan-to-value ratios, thereby creating significant demand for mezzanine financing (typically between 65% and 90% of total capitalization). In addition, since many high quality loans may not immediately qualify for securitization, due primarily to rating agency guidelines, significant opportunities are created for shorter-maturity bridge and transition mortgage financings.

  . CONSOLIDATION. As the real estate market continues to evolve, the Company expects that consolidation will occur and efficiency will increase. Over time, the Company believes that the market leaders in the real estate finance sector will be fully integrated finance companies capable of originating, underwriting, structuring, managing and retaining real estate risk.

  The Company believes that it is well-positioned to capitalize on the resultant opportunities, which, if carefully underwritten, structured and monitored, represent attractive investments that pose potentially less risk than direct equity ownership of real property. Further, the Company believes that the rapid growth of the CMBS market has given rise to opportunities for the Company to acquire selectively non-investment grade tranches of such securities, which the Company believes are priced inefficiently in terms of their risk/reward profile.

  The Company currently pursues investment and lending opportunities designed to capitalize on inefficiencies in the real estate capital, mortgage and finance markets. The Company's investment program emphasizes, but is not limited to, the following general categories of real estate and finance-related assets:

  . MORTGAGE LOANS. The Company pursues opportunities to originate and fund senior and junior mortgage loans ("Mortgage Loans") to commercial real estate owners and property developers who require interim financing until permanent financing can be obtained. The Company's Mortgage Loans are generally not intended to be permanent in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and typically require a balloon payment of principal at maturity. The Company may also originate and fund permanent Mortgage Loans in which the Company intends to sell the senior tranche, thereby creating a Mezzanine Loan (as defined below).

  . MEZZANINE LOANS. The Company originates high-yielding loans that are subordinate to first lien mortgage loans on commercial real estate and are secured either by a second lien mortgage or a pledge of the ownership interests in the borrowing property owner. Alternatively, the Company's mezzanine loans can take the form of a preferred equity investment in the borrower with substantially similar terms (collectively, "Mezzanine Loans"). Generally, the Company's Mezzanine Loans have a longer anticipated duration than its Mortgage Loans and are not intended to serve as transitional mortgage financing.

  . SUBORDINATED INTERESTS. The Company pursues rated and unrated investments in public and private subordinated interests ("Subordinated Interests") in commercial collateralized mortgage obligations ("CMOs" or "CMO Bonds") and other CMBS.

  . OTHER INVESTMENTS. The Company intends to assemble an investment portfolio of commercial real estate and finance-related assets meeting the Company's target risk/return profile. The Company is not limited in the kinds of commercial real estate and finance-related assets in which it can invest and believes that it is positioned to expand opportunistically its financing business. The Company may pursue investments in, among other assets, construction loans, distressed mortgages, foreign real estate and finance-related assets, operating companies, including loan origination and loan servicing companies, and fee interests in real property (collectively, "Other Investments").

  The Company also provides real estate investment banking, advisory and asset management services through its Victor Capital subsidiary. Victor Capital provides services to real estate investors, owners, developers and financial institutions in connection with mortgage financings, securitizations, joint ventures, debt and equity investments, mergers and acquisitions, portfolio evaluations, restructurings and disposition programs. The Company may also acquire operating businesses that the Company believes would complement Victor Capital's existing business.

                    RECAPITALIZATION AND INITIAL INVESTMENTS

  Prior to July 1997, the Company operated as a real estate investment trust ("REIT"), originating, acquiring, operating or holding income-producing real property and mortgage-related investments. On July 15, 1997, as a result of transactions culminating at the Company's 1997 annual meeting of shareholders (the "1997 Annual Meeting"), the Company experienced, in addition to a change in control, a number of other significant changes, including:

  . The investment of $33.0 million in the form of preferred equity capital (the "Investment");

  . The acquisition of Victor Capital's real estate investment banking and advisory operations (the "Acquisition");

  . The appointment of a new management team consisting primarily of officers of Victor Capital;

  . The implementation of the Company's new business plan emphasizing high-yielding lending and investment opportunities; and

  . The election of the Company to terminate its REIT status for federal income tax purposes primarily in order to retain earnings and to maximize its investment flexibility.

  In addition, the Company has entered into a credit agreement, dated as of September 30, 1997, with a commercial lender, that provides for a three-year $150.0 million line of credit ("Credit Facility"); in connection with the Credit Facility, the Company received an advance of approximately $11.7 million from the commercial lender prior to execution of the Credit Facility. Such borrowings, along with cash provided by the Investment and existing cash resources, were used to fund the Company's initial loans and investments. The Company believes that the Credit Facility and the proceeds of the Offering will provide the Company with the capital necessary to expand and diversify its portfolio of investments and will also enable the Company to compete for and consummate larger transactions meeting the Company's target risk/return profile.

  To date, the Company has identified, negotiated and funded the loan and investment transactions set forth below, all of which the Company believes will provide investment yields within the Company's target range of 400 to 600 basis points above the London Interbank Offered Rate ("LIBOR"). The Company intends to employ leverage on its investments in order to increase its overall return on equity. In the future, the Company may make investments with yields that fall outside of the investment range set forth above, but that correspond with the level of risk perceived by the Company to be inherent in such investments. Recent investments include:

  . The origination, funding and sale of a participation interest in a $50.3 million subordinated Mortgage Loan. This LIBOR-based loan is secured by a second mortgage on the office tower located at 1325 Avenue of the Americas in New York City which contains approximately 750,000 square feet. A 50% pari passu participation interest was sold to Equity Office Properties Trust, an affiliate of the Company, at closing.

  . The origination, funding and sale of a participation interest in a $35.0 million subordinated Mortgage Loan. This LIBOR-based loan is secured by a second mortgage on the approximately 1.1 million square foot Chicago Apparel Center located in Chicago, Illinois and two mortgage notes (with an aggregate principal amount of $9.6 million) on nearby development sites.

  . The origination and funding of a $9.8 million Mortgage Loan. This LIBOR-based loan was primarily secured by an $11.8 million mortgage note on an approximately 281,000 square foot office/warehouse facility located in Philadelphia, Pennsylvania and a pledge of other mortgage collateral in the New York metropolitan area aggregating $6.7 million. In November 1997, the loan was repaid to the Company in full.

  . The purchase of a portion of an $80.0 million Mezzanine Loan for approximately $15.6 million. This loan is secured by a pledge of the ownership interests in the entities that own the approximately 1.75 million square foot office building located at 277 Park Avenue in New York City.

  . The origination and funding of a $10.0 million Mezzanine Loan secured by a subordinated mortgage on, and a pledge of the ownership interests in the entity that owns a majority interest in, the approximately 931,000 square foot office building located at 555 West 57th Street in New York City commonly known as the "BMW Building."

  . The purchase of a Subordinated Interest in the amount of approximately $49.5 million. The investment is secured by 20 short-term commercial mortgage loans with original maturities ranging from two to three years, which loans are secured by properties located throughout the United States. The Company is the named special servicer for the entire $413.0 million loan portfolio of which this Subordinated Interest is a part.

                                  THE OFFERING

Class A Common Shares offered by
 the Company:

  U.S. Offering(1)................   6,400,000 shares

  International Offering(1).......   1,600,000 shares

    Total(1).....................    8,000,000 shares

Class A Common Shares to be
 outstanding after the
 Offering(1)(2)..................... 17,138,325 shares

Use of Proceeds..................... The net proceeds to the Company from the issuance and sale of the 8,000,000 Class
                                     A Common Shares offered hereby (after
                                     deduction of the underwriting discounts
                                     and commissions and estimated offering
                                     expenses) are estimated to be
                                     approximately $   million. The Company
                                     intends to use the net proceeds to fund
                                     investments and loans made by the Company and for working capital for ongoing operations and potential business acquisitions. Until applied to fund investment or acquisition opportunities, the net proceeds will be used to reduce temporarily the outstanding borrowings under the Credit Facility. Pending such uses, the net proceeds will be invested in short-term investment-grade securities, certificates of deposit or direct or guaranteed obligations of the United States government. See "Use of Proceeds."

NYSE symbol......................... "CT"
--------
(1) Assumes the over-allotment option is not exercised. See "Underwriters."

(2) Based on the number of Class A Common Shares outstanding as of December 3, 1997. Excludes (i) 12,267,658 Class A Common Shares into which the outstanding Class A Preferred Shares are convertible and (ii) an aggregate of 2,000,000 Class A Common Shares reserved for issuance under the 1997 Long-Term Incentive Share Plan (the "Incentive Share Plan") and the 1997 Non-Employee Trustee Share Plan (the "Trustee Share Plan"), including 657,000 shares as to which share options were then outstanding, none of which were exercisable on such date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Capital Shares."

                                   BACKGROUND

  Prior to July 1997, the Company operated as a REIT under the name "California Real Estate Investment Trust," originating, acquiring, operating or holding income-producing real property and mortgage-related investments. On January 3, 1997, CalREIT Investors Limited Partnership ("CRIL"), a partnership controlled by Samuel Zell, the Company's current chairman of the board of trustees (the "Board of Trustees" or the "Board"), purchased the 6,959,593 Class A Common Shares (representing approximately 76% of the then-outstanding Class A Common Shares) then owned by the Company's former parent for an aggregate purchase price of approximately $20.2 million. Prior to the purchase, EGI, a privately held investment firm that is controlled by Mr. Zell and engaged in, among other things, the ownership and management of real estate, and Victor Capital, which was then privately held by John R. Klopp and Craig M. Hatkoff, current trustees of the Company, presented to the Company's then-incumbent Board of Trustees a proposed new business plan in which the Company would cease to be a REIT and instead become a specialty finance company designed primarily to take advantage of high-yielding mezzanine investment opportunities in commercial real estate. EGI and Victor Capital also proposed that they provide the Company with a new management team to implement the business plan and that they invest through an affiliate a minimum of $30.0 million in a new class of preferred shares to be issued by the Company. In connection with the foregoing, the Company subsequently agreed that, concurrently with the consummation of the proposed preferred equity investment, it would acquire for $5.0 million Victor Capital's real estate investment banking, advisory and asset management businesses, including the services of its experienced management and professional team.

  On July 15, 1997, upon the approval of the Company's shareholders at the 1997 Annual Meeting, the Company closed on the Investment, which consisted of the sale, for $33.0 million, of 12,267,658 class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in the Company ("Class A Preferred Shares") to Veqtor Finance Company, LLC ("Veqtor"), a limited liability company controlled by Samuel Zell, John R. Klopp and Craig M. Hatkoff. Concurrently with the Investment, Veqtor purchased the 6,959,593 Class A Common Shares held by CRIL for an aggregate purchase price of approximately $21.3 million. Veqtor funded the approximately $54.3 million aggregate purchase price for the Class A Common Shares and the Class A Preferred Shares with $5.0 million of capital contributions from its members and $50.0 million of borrowings under 12% convertible redeemable notes (the "Veqtor Notes") issued to BankAmerica Investment Corporation, BancBoston Investments, Inc., First Chicago Capital Corporation and Wells Fargo & Company (collectively, the "Institutional Investors"). The Institutional Investors may in the future convert these notes into preferred interests in Veqtor that, in turn, may be redeemed for an aggregate of approximately 34% of the outstanding shares of the Company after completion of the Offering (assuming, among other things, the sale of 8,000,000 Class A Common Shares in the Offering).

  As a result of the above transactions, a change in control of the Company occurred, with Veqtor beneficially owning 19,227,251 (or approximately 90%) of the outstanding voting shares of the Company. Also, the Company's shareholders approved the adoption of an amended and restated declaration of trust (the "Restated Declaration") that, among other things, reclassified the Company's outstanding common shares as Class A Common Shares and changed the Company's name to "Capital Trust." The Company immediately commenced full implementation of its new business plan and thereby elected to terminate its status as a REIT for federal income tax purposes. By not operating as a REIT, the Company is positioned to respond more quickly to investment opportunities without the structural limitations inherent in REITs and to expand its portfolio of invested assets on a more highly leveraged basis than most REITs. The Company is also able to retain its cash flows generated from operations for reinvestment, thereby facilitating the Company's growth strategy.

  In certain cases, the term Class A Common Shares used herein refers to the common shares of beneficial interest, $1.00 par value, in the Company outstanding prior to the reclassification discussed above. The Company is also authorized to issue class B common shares of beneficial interest, $1.00 par value ("Class B Common Shares"), and class B 9.5% cumulative convertible non-voting preferred shares of beneficial interest, $1.00 par value ("Class B Preferred Shares" and together with the Class A Preferred Shares, the "Preferred Shares"), in the Company. The Class B Common Shares and the Class B Preferred Shares, none of which are outstanding on the date hereof, are identical to the Class A Common Shares and the Class A Preferred Shares, respectively, except that neither the Class B Common Shares nor the Class B Preferred Shares entitle the holder thereof to voting rights, except as provided by law.

                       OWNERSHIP STRUCTURE OF THE COMPANY

  The following diagram depicts the ownership structure of the Company after the Offering:




              [LOGO DEPICTING OWNERSHIP STRUCTURE OF THE COMPANY]
--------
(1) Capital Trust Investors Limited Partnership (f/k/a CalREIT Investors Limited Partnership ("CTILP")), which is indirectly controlled by Samuel Zell, and V2 Holdings LLC ("V2"), a holding company controlled by John R. Klopp and Craig M. Hatkoff, are each managing members of, and each owns 50% of the common interests in, Veqtor. Messrs. Zell, Klopp and Hatkoff as well as Sheli Z. Rosenberg and Gary R. Garrabrant, who also hold indirect economic ownership interests in Veqtor, are members of the Board of Trustees of the Company.

(2) Upon completion of the Offering, Veqtor will own Class A Common Shares and Class A Preferred Shares representing approximately 65% of the outstanding voting shares of the Company (assuming the sale of 8,000,000 Class A Common Shares in the Offering). The Institutional Investors hold the Veqtor Notes and may in the future convert these notes into preferred interests in Veqtor that, in turn, may be redeemed for approximately 50% of Veqtor's holdings of Class A Common Shares and Class A Preferred Shares.

(3) Upon completion of the Offering, the public shareholders will own Class A Common Shares representing approximately 35% of the outstanding voting shares of the Company (assuming the sale of 8,000,000 Class A Common Shares in the Offering).

  Veqtor funded the approximately $54.3 million aggregate purchase price for the 6,959,593 Class A Common Shares and the 12,267,658 Class A Preferred Shares (collectively, "Veqtor's Company Shares") that it purchased on July 15, 1997 with $5.0 million of capital contributions from its members and $50.0 million of borrowings under the Veqtor Notes issued to the Institutional Investors. The Veqtor Notes earn interest at a rate of 12% per annum, except that interest at a rate of 6% per annum is accrued and not payable until maturity or redemption or conversion of the Veqtor Notes as discussed herein. The Veqtor Notes are convertible by the holders thereof into preferred units in Veqtor ("Veqtor Preferred Units") at the rate of $55.59 per unit from and after the earlier of July 15, 2000, the dissolution, liquidation or winding up of the affairs of Veqtor or the sale of any or all of Veqtor's Company Shares. Upon conversion of the Veqtor Notes into Veqtor Preferred Units, at any time after six months from the date of such conversion, the Veqtor Preferred Units are redeemable by the holders thereof in exchange for a portion of Veqtor's Company Shares. The Veqtor Preferred Units are also redeemable by the Company in exchange for a portion of Veqtor's Company Shares at any time after 24 months from their date of issuance provided all such units are redeemed. Upon such redemption, each holder of such Veqtor Preferred Units is entitled to receive a specified portion of Veqtor's Company Shares equal to the ratio of the total number of Veqtor Preferred Units held by such holder to the sum of (i) the total number of Veqtor Preferred Units that would be outstanding if all holders of the Veqtor Notes then outstanding converted their Veqtor Preferred Units at a conversion price of $55.59 per unit and (ii) the total number of Veqtor Common Units then outstanding. Upon redemption of the Veqtor Preferred Units, with respect to holders thereof who are bank holding companies or affiliates thereof within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"), Veqtor is required to convert those of Veqtor's Company Shares allocable to such holders into Class B Common Shares and Class B Preferred Shares, as the case may be. The Class B Common Shares and the Class B Preferred Shares are non-voting shares and are convertible, respectively, into Class A Common Shares and Class A Preferred Shares on a share-for-share basis upon certification by the holder thereof that such shareholder either (a) will not, together with any other person (other than the Company) who previously held voting shares of the Company held by such shareholder, upon the issuance of such shares, own more than 4.9% of any class of voting shares of the Company or
(b) is not limited by the BHCA to holding no more than 4.9% of any class or series of voting shares of the Company. Veqtor can redeem the Veqtor Notes for cash at par (plus accrued and unpaid interest) at any time after July 15, 2000, subject to the right of the holders to convert the Veqtor Notes into Veqtor Preferred Units as discussed above. In connection with the Offering, CTILP, V2 and Veqtor have agreed with the Company that upon either the redemption for cash of the Veqtor Notes or the conversion of the Veqtor Notes into Veqtor Preferred Units, and, in the latter case, the subsequent redemption of all such units in exchange for the specified portion of Veqtor's Company Shares, Veqtor shall convert the remaining Class A Preferred Shares owned by it into Class A Common Shares. CTILP, V2 and Veqtor have also agreed that Veqtor shall redeem the Veqtor Preferred Units on the earliest date upon which Veqtor has the right to effect such redemption.

  Assuming for purposes of demonstration that all of the Veqtor Notes (including accrued and unpaid interest thereon) were converted on the third anniversary of their issuance into Veqtor Preferred Units, and such units were then redeemed for their corresponding specified portion of Veqtor's Company Shares, and assuming further that at that time all 2,000,000 shares reserved for issuance pursuant to the Company's share plans were issued and outstanding, the holders of the Veqtor Notes (the Institutional Investors) would be entitled to receive an aggregate of 3,583,349 Class A Common Shares and 6,316,361 Class A Preferred Shares, which shares would represent in the aggregate approximately 32% of the shares outstanding after consummation of the Offering, and CTILP and V2 would be entitled to receive an aggregate of 3,376,244 Class A Common Shares and 5,951,297 Class A Preferred Shares, which shares would represent in the aggregate approximately 30% of the shares outstanding after consummation of the Offering (assuming in each case the sale of 8,000,000 Class A Common Shares in the Offering and no other issuances of Class A Common Shares prior to the time of such redemption).

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

  The following tables present summary historical and pro forma financial data for the business of the Company as of and for the nine months ended September 30, 1997, and for the year ended December 31, 1996. The pro forma statement of operations has been presented to reflect the results of the Company's business operations as if the Acquisition had occurred on January 1, 1996. The as adjusted balance sheet data as of September 30, 1997 is adjusted to reflect the sale of 8,000,000 Class A Common Shares in the Offering at an assumed price of $12.00 per share and the application of the net proceeds therefrom.

  The information in these tables is qualified by and should be read in conjunction with the "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Combined Financial Information" and the financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                    PRO FORMA
                                                                   NINE MONTHS
                                                   PRO FORMA YEAR     ENDED
                                                   ENDED DECEMBER SEPTEMBER 30,
                                                      31, 1996        1997
                                                   -------------- -------------
                                                           (UNAUDITED)
                                                    (IN THOUSANDS, EXCEPT FOR
                                                          PER SHARE DATA
OPERATING DATA:                                         AND SHARE AMOUNTS)
Income from investment and lending transactions:
 Interest and related income.....................          $100        $1,863
 Interest and related expenses(2)................            86           759
                                                     ----------    ----------
 Net income from investment and lending transac-
  tions..........................................            14         1,104
                                                     ----------    ----------
Other revenues:
 Advisory and asset management fees..............         6,940         3,251
 Rental income(1)................................         2,019           313
 Interest and investment income..................         1,369         1,045
                                                     ----------    ----------
 Total other revenues............................        10,328         4,609
                                                     ----------    ----------
Other expenses:
 General and administrative......................         6,324         6,506
 Other interest expense..........................           821           291
 Rental property expenses(1).....................           685           123
 Depreciation and amortization...................           131            83
                                                     ----------    ----------
 Total other expenses............................         7,961         7,003
                                                     ----------    ----------
(Loss) income before gain (loss) on sale or fore-
 closure of rental properties, provision for pos-
 sible credit losses and income taxes............         2,381        (1,290)
Gain (loss) on sale or foreclosure of rental
 properties......................................         1,069          (432)
Provision for possible credit losses(1)..........        (1,743)         (155)
                                                     ----------    ----------
(Loss) income before income taxes................         1,707        (1,877)
Provision for income taxes.......................           (96)          --
                                                     ----------    ----------
Net (loss) income................................         1,611        (1,877)
Less: Preferred Share dividend requirement(2)....           --           (679)
                                                     ----------    ----------
Net (loss) income allocable to Class A Common
 Shares..........................................        $1,611       $(2,556)
                                                     ==========    ==========
Per share information:
 Net (loss) income per Class A Common Share
 Primary and fully diluted(2)....................         $0.09        $(0.15)
                                                     ==========    ==========
 Weighted average Class A Common Shares outstand-
  ing
 Primary and fully diluted(2) ...................    17,138,325    17,138,325
                                                     ==========    ==========

                                                                AS  OF
                                                          SEPTEMBER 30, 1997
                                                       -------------------------
                                                       HISTORICAL AS ADJUSTED(2)
                                                       ---------- --------------
                                                       (AUDITED)   (UNAUDITED)
                                                             (IN MILLIONS)
BALANCE SHEET DATA:
Total assets..........................................    $112         $189
Total liabilities.....................................      57           45
Shareholders' equity..................................      55          144

-------
(1) Prior to the 1997 Annual Meeting and the implementation of the Company's new business plan, the Company operated as a REIT holding income-producing property. As of March 31, 1997, the Company had sold its two then-remaining commercial rental properties, and since that time, the Company has derived no revenue from rental operations. The provision for possible credit loss for the year ended December 31, 1996 relates entirely to these two commercial properties.
(2) Information for the Company for the nine months ended September 30, 1997 includes (i) the preferred share dividend requirement for the Class A Preferred Shares since their issuance on July 15, 1997 ($679,000) and the Investment and (ii) the income derived from the re-investment of the net proceeds therefrom. Had the Class A Preferred Shares been outstanding for that entire nine-month period, the Preferred Share dividend requirement would have been $2,351,000 (equivalent to $3,135,000 per annum). In addition, an adjustment has been made to reflect the sale of 8,000,000 Class A Common Shares in the Offering and the use of net proceeds therefrom, including the elimination of the $11.7 million borrowed under the Credit Facility. As a result, interest expense thereon for the nine months ended September 30, 1997 was reduced by $31,000. The Class A Preferred Shares were not considered Class A Common Share equivalents for purposes of calculating fully diluted earnings per share as they were antidilutive for the nine months ended September 30, 1997 and were not outstanding during the year ended December 31, 1996.

                                 RISK FACTORS

  An investment in the Class A Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Class A Common Shares in the Offering.

DEPENDENCE ON AVAILABLE INVESTMENTS; COMPETITION

  The results of the Company's future operations under the new business plan will be dependent upon the availability of, as well as management's ability to identify, complete and realize, investment opportunities. It may take considerable time for the Company to find and consummate appropriate investments. In general, the availability of desirable investment opportunities and the results of the Company's operations will be affected by the level and volatility of interest rates, by conditions in the financial markets and general economic conditions. No assurances can be given that the Company will be successful in finding and then acquiring economically desirable assets or that the assets, once acquired, will maintain their economic desirability.

  The Company is engaged in a highly competitive business. The Company will be competing for investments with many recent entrants into the business, including numerous public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. Mortgage Loans, Mezzanine Loans, Subordinated Interests and Other Investments are often obtained through a competitive bidding process. In addition, the Company's competitors may seek to establish relationships with the financial institutions and other firms from which the Company intends to purchase such assets. Many of the Company's anticipated competitors are significantly larger than the Company, have established operating histories and procedures, may have access to greater capital and other resources, may have management personnel with more experience than the officers of the Company and may have other advantages over the Company in conducting certain businesses and providing certain services.

GROWTH DEPENDENT ON LEVERAGE; RISKS FROM USE OF LEVERAGE

  The success of the Company's new business plan is dependent upon the Company's ability to grow its portfolio of invested assets through the use of leverage. The Company currently intends to significantly leverage its portfolio primarily through secured and unsecured borrowings. The Company's ability to obtain the leverage necessary for execution of its business plan will ultimately depend upon its ability to maintain interest coverage ratios meeting market underwriting standards which will vary according to lenders' assessments of the creditworthiness of the Company and the terms of the borrowings. The failure to obtain leverage at the levels contemplated in the new business plan would have a material adverse effect on the Company's ability to execute its business plan.

  The percentage of leverage used will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company may reduce the amount of leverage it utilizes. In leveraging its portfolio, the Company plans not to exceed a debt to equity ratio of 5:1. In addition, the Company's Credit Facility requires, and other debt obligations the Company enters into in the future may require, the Company to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit the Company's ability to borrow funds or may cause a default under its then-existing indebtedness which, in turn, could force the Company to sell certain of its assets at prices that are unfavorable to the Company in order to satisfy its debt obligations.

  Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in the net worth of the Company. The Company will leverage assets only when there is an expectation that leverage will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets or a financial loss if the Company is required to liquidate assets at a commercially inopportune time.

YIELD ASSESSMENT RISK

  Before making any investment, the Company will consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations will affect the Company's decision whether to purchase such an investment and the price offered for such an investment. Despite management's experience in evaluating potential investments, no assurances can be given that the Company can make an accurate assessment of the yield to be produced by an investment. Many factors beyond the control of the Company are likely to influence the yield on the Company's investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property.

INTEREST RATE RISK

  The Company's operating results depend in part on the difference between the interest income earned on its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Competition from other providers of mezzanine capital may lead to a lowering of the interest rate earned on the Company's interest-earning assets that the Company may not be able to offset by obtaining lower interest costs on its borrowings. Changes in the general level of interest rates prevailing in the economy can affect the spread between the Company's interest-earning assets and interest-bearing liabilities. Any significant compression of the spreads of the interest rates on interest-earning assets over the interest rates on interest-bearing liabilities could have a material adverse effect on the Company. In addition, an increase in interest rates could, among other things, reduce the value of the Company's Mortgage Loans and other interest-earning assets and its ability to realize gains from the sale of such assets, and a decrease in interest rates could reduce the average life of the Company's interest-earning assets.

  Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company may employ various hedging strategies to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. There can be no assurance that the profitability of the Company will not be adversely affected during any period as a result of changing interest rates. In addition, hedging transactions involve certain additional risks such as counter-party credit risk, legal enforceability of hedging contracts and the risk that unanticipated and significant changes in interest will cause a significant loss of basis in the contract. With regard to the loss of basis in a hedging contract, indices upon which such contracts are priced may be more or less variable than the indices upon which the hedged loans are priced, thereby making the hedge less effective. There can be no assurance that the Company will be able to adequately protect against the foregoing risks and that the Company will ultimately realize an economic benefit from any hedging contract it enters into.

NO ASSURANCE OF SUCCESSFUL IMPLEMENTATION OF NEW BUSINESS PLAN; RELIANCE ON SENIOR MANAGEMENT

  The Company is subject to the risks generally associated with the development and implementation of its new business plan and will need to develop effective investment and operating policies and strategies in connection therewith. The Company's finance company operations have recently commenced under the direction of a new management team that has never before managed such a finance company, although certain officers and employees of the management team have significant prior experience in managing real estate assets, including Mortgage Loans, Mezzanine Loans and Subordinated Interests. There can be no assurance that the Company will be successful in developing the necessary investment and operating policies or that it will be able to effectively implement its business plan. The Company is dependent to a substantial extent on the experience and services of John R. Klopp, vice chairman and chief executive officer of the Company, and Craig M. Hatkoff, vice chairman of the Company, to implement the new business plan. The loss of the services of either of these executive officers, or any others, could have a material adverse effect on the Company's operations and ability to execute its business plan. The Company's employment agreements with Messrs. Klopp and Hatkoff expire in 2002.

MANAGEMENT DISCRETION WITH INVESTMENT POLICY

  The Company's new business plan currently emphasizes investments in Mortgage Loans, Mezzanine Loans and Subordinated Interests. The Company does not have any policy, and is not subject to any restrictions, limiting the percentage of total investments in any particular category of investment other than the limitations discussed under "--Consequences of Not Qualifying for Investment Company Act Exemption." Subject to the foregoing, the Company's management has complete discretion as to the relative percentages of the Company's investments in any specific investment or any investment category. Further, the Company is not limited in the kinds of real estate or finance-related assets in which it can invest, and therefore may invest in assets with a riskier profile, including distressed mortgages and foreign real estate assets. Shareholders rely on management to select the types of investments to be made by the Company and to determine the optimum mix of the Company's investments.

CONTROL BY VEQTOR; RESTRICTIVE COVENANTS

  After consummation of the Offering, Veqtor will beneficially own, in the aggregate, 19,227,251 of the outstanding voting shares of the Company, including 6,959,593 Class A Common Shares and 12,267,658 Class A Preferred Shares, which shares, in the aggregate, will represent approximately 65% (approximately 63% if the U.S. Underwriters' over-allotment option is exercised in full) of the outstanding voting shares of the Company, and Veqtor will have voting and investment power with respect to such shares. As a result, Veqtor will retain the ability to control the election of trustees of the Company and the vote on actions requiring shareholder approval, including amendments to the Restated Declaration and mergers or sales of all or substantially all of the assets of the Company, and Veqtor otherwise will continue to be in a position to control the policies and affairs of the Company. In addition, Veqtor's controlling ownership of the Company's outstanding shares will continue to have the effect of precluding the acquisition of the Company by a third party without Veqtor's consent. Veqtor is controlled by Samuel Zell, the Company's chairman of the Board of Trustees, Craig M. Hatkoff, a trustee and a vice chairman of the Company, and John R. Klopp, a trustee and a vice chairman of the Company as well as its chief executive officer. The Class A Preferred Shares owned by Veqtor have the protection of certain covenants contained in Company's Certificate of Designation, Preferences and Rights of the Preferred Shares (the "Certificate of Designation") for the Class A Preferred Shares and the agreement governing the Investment (the "Investment Agreement"), including limitations on the Company's ability to amend the Restated Declaration, issue additional shares, declare or pay any dividend on other classes of shares, incur indebtedness or merge, consolidate or sell the Company's assets. The Company has also agreed to redeem the Class A Preferred Shares for cash in the event of a "change in control" as defined in the Certificate of Designation. Such covenants will restrict the Company from engaging in any significant financing or major transaction without Veqtor's consent. See "Certain Transactions--Investment Agreement" and "Description of Capital Shares."

GENERAL RISKS OF INVESTING IN REAL ESTATE

  The ultimate performance of the Company's proposed investments under its new business plan and its existing portfolio of mortgage-backed securities will be subject to the varying degrees of risk generally incident to the ownership and operation of the underlying real property. The ultimate value of the Company's security in the underlying real property depends upon the owners' ability to operate the real property in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to a single lessee, the ability of the lessee to make rental payments. Revenues may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors that are beyond the control of the real property owners and the Company. In the event that any of the properties underlying the Company's investments experience any of the foregoing events or occurrences, the value of and return on such investments would be negatively impacted.

ILLIQUIDITY OF REAL ESTATE

  Real estate investments are relatively illiquid. Such illiquidity limits the ability of the Company to vary its portfolio of proposed and current investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale by the Company. In addition, illiquidity may result from the decline in value of a property securing an investment by the Company. No assurances can be given that the fair market value of any of the real property serving as security will not decrease in the future, leaving the Company's investment under-collateralized or not collateralized at all. Additionally, since the Company intends to take subordinated security positions in its mezzanine investments, a loss in the fair market value of a property securing an investment would adversely affect the Company before it did a lender in a first security position. It would be difficult to sell an under-collateralized investment, and if the Company needed to do so, assuming it were even able to do so given its typically subordinated lien position, it is likely that such investment would be sold at a loss.

RISKS ASSOCIATED WITH LOSSES NOT COVERED BY INSURANCE

  The Company intends to ensure that its borrowers maintain comprehensive insurance on their properties, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the property owner might not be adequate to restore its economic position with respect to the affected property, which would reduce the property owner's economic incentive to avoid a default on its loan obligation to the Company or to preserve the value of the property in which the Company has an interest, as the case may be.

RISK FROM COMMERCIAL AND CONSTRUCTION LENDING ACTIVITIES

  The Company may originate or acquire loans secured by existing commercial real estate, including multifamily residential real estate, some of which may be loans that are subordinate to first liens on such real estate. Loans that are subordinate to first liens on real estate are subject to greater risks of loss than first lien mortgage loans. An overall decline in the real estate market could adversely affect the value of the property securing the loans such that the aggregate outstanding balance of the loan made by the Company and the more senior loan on the property exceed the value of the property. The Company may, in some cases, address this risk by providing a Mezzanine Loan to the entity that owns the property, secured by an equity interest in such owner, so that, in the event of a default, the Company can take over the management of the property and seek to reduce the amount of losses. There can be no assurance, however, that it will be able to do so.

EFFECT OF CHANGES IN ECONOMIC CONDITIONS

  The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. While the Company has no plans to concentrate its investment activity in any particular geographic areas, there will be no limitation on the Company's ability to do so. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's investments.

CONSEQUENCES OF NOT QUALIFYING FOR INVESTMENT COMPANY ACT EXEMPTION

  The Company intends to invest in Subordinated Interests that may not constitute Qualifying Interests (as defined herein) within the meaning of the Investment Company Act of 1940 (the "Investment Company Act"). The Company intends to limit the amount of such investments in Subordinated Interests that do not constitute Qualifying Interests ("Non-Qualifying Investments") so as to maintain the availability of an exemption from required registration as an investment company under the Investment Company Act. If the Company does not limit the amount of Non-Qualifying Investments so as to maintain the availability of the foregoing exemption, or Subordinated Interests believed by the Company to be Qualifying Interests are determined by the Commission or its staff to be Non-Qualifying Investments (and the Non-Qualifying Investments exceed prescribed limitations), the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on the Company and the market price for the Class A Common Shares. Registration as an investment company would result in, among other things, a significantly reduced ability to utilize leverage in the Company's business and significantly increased operating expenses. See "Business-- Categories of Investment."

DILUTION AND ABSENCE OF DIVIDENDS

  Purchasers of Class A Common Shares in the Offering will experience immediate and substantial dilution in the net tangible book value of the Class A Common Shares from the public offering price. See "Dilution." The Company does not intend to pay cash dividends on the Class A Common Shares. In addition, the Certificate of Designation restricts the ability of the Company to pay dividends.

LIMITED TRADING MARKET

  Although the Class A Common Shares are traded on the NYSE and the Pacific Exchange, Inc. (the "Pacific Stock Exchange"), trading volume is limited and sporadic. The Company does not intend to list the Class A Common Shares offered hereby on the Pacific Stock Exchange, and following consummation of the Offering the Company intends to take action such that the Class A Common Shares will remain listed only on the NYSE. There can be no assurance that an active and liquid trading market will develop following the Offering. In addition, no predictions can be made as to the effect, if any, that future sales of Class A Common Shares (or securities convertible into Class A Common Shares) or the availability of any such securities for sale will have on the prevailing market price of the Class A Common Shares.

RISK FROM OWNERSHIP OF SUBORDINATED INTERESTS IN POOLS OF COMMERCIAL MORTGAGE LOANS

  The Company intends to acquire a significant amount of Subordinated Interests, including "first loss" unrated, credit support Subordinated Interests. A first loss security is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying collateral. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior, rated classes. While the market values of most Subordinated Interest classes tend to react less to fluctuations in interest rate levels than more senior, rated classes, the market values of Subordinated Interest classes tend to be more sensitive to changes in economic conditions than more senior, rated classes. The ratings assigned to securities by a nationally recognized rating agency reflect such agency's assessment of the ability of the issuer to make timely payments of principal and interest and the nature and quality of the collateral underlying the obligations. As a result of these and other factors, Subordinated Interests generally are not actively traded and may not provide holders thereof with liquidity of investment.

  The yield to maturity on Subordinated Interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because the Subordinated Interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the mortgage loans comprising the mortgage collateral for such classes, the Company may not recover the full amount or, indeed, any of its initial investment in such Subordinated Interests. The Company may acquire non-performing (i.e., defaulted) Subordinated Interests. Such investments involve risks that the value of the mortgage collateral will decline below the amount necessary to provide full recovery to senior classes, in which event the Company's entire investment would be lost.

  When the Company acquires a Subordinated Interest, it may not acquire the right to service the underlying mortgage loans, even those that become defaulted, although the Company may seek to obtain Special Servicing Rights (as defined herein) (i.e., rights that permit the Company to make certain loss-minimizing decisions with respect to defaulted mortgages such as decisions with respect to the prosecution of foreclosure proceedings, the workout or modification of the loan provisions and the preservation of the value of the collateral generally, including property management and maintenance decisions) with respect to such loans. The servicer of the mortgage loans is responsible to holders of the senior classes of CMBS, whose interests may not be the same as those of the holder of the Subordinated Interest. Accordingly, the underlying mortgage loans may not be serviced in the same manner as they would be serviced by the Company or in a manner that is most advantageous to the Company as the holder of the Subordinated Interest. While Victor Capital has performed many of the functions of a special servicer, neither Victor Capital nor the Company is currently a rated special servicer. Although the Company plans to seek to become rated as a rated special servicer, or acquire a rated special servicer, there can be no assurance as to when or if the Company will be able to accomplish the foregoing. Until the Company can act as a rated special servicer, it is unlikely that it will be able to obtain Special Servicing Rights with respect to mortgage loans underlying a significant number of Subordinated Interest investments. See "Business-- Categories of Investment."

  The subordination of Subordinated Interests to more senior classes may adversely affect the yield on the Subordinated Interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the Subordinated Interests.

  The yield of the Subordinated Interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of CMBS. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of mortgage-backed securities are generally allocated to the more senior classes of CMBS until those classes are paid in full or until the end of a lock-out period, typically of five years or more. Generally, prepayments of principal from the mortgage loans are not received by the Subordinated Interest holders for a period of at least five years. As a result, the weighted-average lives of the Subordinated Interests may be longer than would otherwise be the case. To the extent that the holder of Subordinated Interests is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the Subordinated Interests may be affected adversely.

NO ASSURANCE OF USE OF LOSS CARRY-FORWARD

  The acquisition in January 1997 by CRIL of a 76% interest in the Company resulted in a change in ownership of the Company under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Investment resulted in another change in ownership of the Company, for purposes of limitations on the use of the Company's net operating loss and capital loss Carry-forward ("Loss Carry-forward"). The changes in ownership are expected to result in a limitation on the amount of Loss Carry-forward that may be used to offset the taxable income of the Company, if any, in an amount equal to approximately $1.5 million per year until the earlier of (i) full utilization thereof (which would occur in 2009 if the Company had sufficient taxable income in each year to allow full use of the Loss Carry-forward, as limited) or (ii) the expiration of the Loss Carry-forward in 2011, in accordance with the provisions of the Code. The actual amount of this limitation may vary, depending upon the actual data used in the foregoing calculations, which is made as of the effective date of the change in the Company's ownership. In addition to this limitation, if the Company does not continue its business enterprise at all times during the two-year period beginning on the effective date of the change in ownership, the amount of Loss Carry-forward that may be used to offset taxable income will be, subject to certain exceptions, reduced to zero. The net operating loss limitation may also be reduced if the Company has substantial non-business assets. Although the Company anticipates that it will comply with the requirements of Section 382 of the Code, there can be no assurance that it will be able to do so and that the expected Loss Carry-forward will be available to offset taxable income.

RISKS ASSOCIATED WITH UNSPECIFIED ACQUISITIONS

  The Company has from time to time engaged in and expects to continue pursuing discussions with respect to possible business acquisitions. While it has no present commitments or agreements with respect to any material acquisition, the Company is actively investigating acquisitions of firms engaged in businesses that the Company believes will complement its existing business, including firms engaged in commercial loan origination, loan servicing, mortgage banking, real estate loan and property acquisitions and real estate investment banking and advisory services similar to or related to the services provided by the Company. Any decision to pursue acquisition opportunities will be in the discretion of the Company's management and may be consummated without prior notice or shareholder approval. In such instances, shareholders will be relying on the Company's management to assess the relative benefits and risks associated with any such acquisition.

RISK OF TAXATION AS A PERSONAL HOLDING COMPANY

  As a result of the completion of the Investment, the Company may be deemed a personal holding company for federal tax purposes under the Code and thereby subject to additional tax on its undistributed personal holding company income. Such undistributed personal holding company income is taxed at a rate of 39.6%. The Company will seek to avail itself of an exception for a lending or finance company that meets certain tests specified in the Code. Although the Company will endeavor to meet the requirements for qualification as a lending or finance company, there can be no assurance that it will be able to do so. In the event the Company is subject to the foregoing additional taxes, its after-tax income will be correspondingly reduced.

                                USE OF PROCEEDS

  The net proceeds to the Company from the issuance and sale of the 8,000,000 Class A Common Shares offered hereby, after deducting underwriting discounts and commissions and estimated offering expenses, are estimated to be
approximately $      million.

  The Company intends to use the net proceeds from the Offering to fund investments and loans made by the Company and for working capital for ongoing operations and potential business acquisitions. Until applied to fund investment or acquisition opportunities, the net proceeds of the Offering will be used to temporarily reduce the outstanding borrowings under the Credit Facility, which, including accrued interest, totaled approximately $35.5 million on November 11, 1997. German American Capital Corporation ("GACC"), an affiliate of Deutsche Morgan Grenfell Inc., one of the U.S. Representatives, and Morgan Grenfell & Co. Limited, one of the International Representatives, is the sole lender under the Credit Facility. See "Underwriters."

  The Company has from time to time engaged in, and expects to continue to pursue, discussions with respect to possible business acquisitions. While it has no present commitments or agreements with respect to any material acquisitions, the Company is actively investigating acquisitions of firms engaged in businesses that the Company believes will complement its existing business, including firms engaged in commercial loan origination, loan servicing, mortgage banking, financing activities, real estate loan and property acquisitions and real estate investment banking and advisory services similar to or related to the services provided by the Company. No assurance can be given that any such transactions can be successfully negotiated or completed or that any business acquired can be efficiently integrated with the Company's ongoing operations. No assurance can be given that the net proceeds from the Offering will be sufficient to fund any acquisitions identified by the Company and that the Company will not need to obtain additional funds through borrowings under the Credit Facility or through other loans or financing arrangements.

  Pending such uses, the net proceeds will be invested in short-term investment-grade securities, certificates of deposit or direct or guaranteed obligations of the United States government.

                     PRICE RANGE OF CLASS A COMMON SHARES

  The Class A Common Shares are listed for trading on the New York and Pacific Stock Exchanges under the symbol "CT." The Company does not intend to list the Class A Common Shares offered hereby on the Pacific Stock Exchange, and following consummation of the Offering the Company intends to take action such that the Class A Common Shares will remain listed only on the NYSE. The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Company's common shares of beneficial interest, par value $1.00 per share (the "Old Common Shares"), which were reclassified as the Class A Common Shares on July 15, 1997 in connection with the adoption of the Company's Restated Declaration, as quoted on the NYSE based on published financial sources.

                                                                  HIGH    LOW
                                                                 ------- ------
   1995
   First Quarter................................................ $ 1 7/8 $1 5/8
   Second Quarter...............................................   1 7/8  1 1/2
   Third Quarter................................................   1 7/8  1 1/2
   Fourth Quarter...............................................   1 5/8  1 1/8
   1996
   First Quarter................................................   1 1/2  1 1/8
   Second Quarter...............................................   1 7/8  1 3/8
   Third Quarter................................................   2 3/4  1 5/8
   Fourth Quarter...............................................   2 7/8  1 7/8
   1997
   First Quarter................................................   6 7/8  2 5/8
   Second Quarter...............................................   6 1/8  4 1/2
   Third Quarter................................................  11 3/8  5 3/4
   Fourth Quarter (through December 8, 1997)....................  15 1/8 10 1/4

  The last sale price of the Class A Common Shares on December 8, 1997 as reported on the NYSE is set forth on the cover page of this Prospectus. As of December 3, 1997, there were approximately 1,573 holders of record of the Class A Common Shares.

                                DIVIDEND POLICY

  The Company has not paid any dividends on its Class A Common Shares since 1994. The Company does not currently expect to declare or pay dividends on its Class A Common Shares in the foreseeable future. The policy of the Board of Trustees will be to reinvest earnings in the Company to the extent that such earnings are in excess of the dividend requirements on the Preferred Shares. Pursuant to the Certificate of Designation, unless all accrued dividends and other amounts then accrued through the end of the last dividend period and unpaid with respect to the Preferred Shares have been paid in full, the Company may not declare or pay or set apart for payment any dividends on the Class A Common Shares or Class B Common Shares. The Certificate of Designation provides for a semi-annual dividend of $0.1278 per share on the Class A Preferred Shares based on a dividend rate of 9.5%, amounting to an aggregate annual dividend of $3,135,000 based on the 12,267,658 shares of Class A Preferred Shares outstanding on the date hereof. See "Description of Capital Shares."

                                   DILUTION

  The net tangible book value of the Company as of September 30, 1997 was approximately $55.0 million, or $2.57 per Class A Common Share (including the Class A Common Shares into which the Class A Preferred Shares are convertible (the "Underlying Class A Common Shares")). Net tangible book value per share represents the total amount of tangible assets of the Company, less the total amount of liabilities of the Company, divided by the sum of the number of Class A Common Shares outstanding and the number of Underlying Class A Common Shares.

  Taking into account the sale of the Class A Common Shares offered hereby, pro forma net tangible book value per share is determined by subtracting the Company's total amount of liabilities from its total amount of tangible assets and dividing the remainder by the sum of the number of Class A Common Shares that will be outstanding after the Offering and the number of Underlying Class A Common Shares. After giving effect to the sale of the 8,000,000 Class A Common Shares in the Offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value of the Company as of September 30, 1997 would have been approximately $144.1 million, or $4.90 per Class A Common Share and Underlying Class A Common Share. The price per share to the public of the Class A Common Shares offered hereby exceeds the pro forma net tangible book value per share prior to the Offering. Therefore, purchasers of Class A Common Shares in the Offering will realize immediate and substantial dilution in the net tangible book value of their shares. The following table, based upon net tangible book value of the Company as of September 30, 1997, illustrates the dilution to purchasers of Class A Common Shares sold in the Offering, based on the assumed public offering price.

   Assumed public offering price per share ......................       $12.00
   Net tangible book value per share before the Offering......... $2.57
   Increase in net tangible book value per share attributable to payments by purchasers of Class A Common Shares in the
    Offering ....................................................  2.33
                                                                  -----
   Pro forma net tangible book value per share after the
    Offering.....................................................         4.90
                                                                        ------
   Dilution per share purchased in the Offering(1)...............       $ 7.10
                                                                        ======

--------

(1) If the Underwriters' over-allotment option to purchase an additional 1,200,000 Class A Common Shares is exercised in full, the pro forma net tangible book value per Class A Common Share and Underlying Class A Common Share after this Offering would be $5.15 per share, which would result in dilution to new investors in this Offering of $6.85 per share. The foregoing information excludes 657,000 Class A Common Shares subject to outstanding options under the Company's Incentive Share Plan and Trustee Share Plan. See "Management--1997 Long-Term Incentive Share Plan" and "Management--1997 Non-Employee Trustee Share Plan." To the extent that any of these options are exercised, there will be further dilution to new investors.

                                CAPITALIZATION

  The following table sets forth (i) certain combined short-term obligations and the capitalization of the Company as of September 30, 1997 and (ii) such combined short-term obligations and the capitalization as adjusted to give effect to the sale of the 8,000,000 Class A Common Shares offered hereby at the assumed Offering Price and the application of the estimated net proceeds therefrom (after deduction of underwriting discounts and commissions and estimated offering expenses). See "Use of Proceeds." The information set forth in the table below should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Information and related notes included elsewhere herein.

                                                       AS OF SEPTEMBER 30,
                                                              1997
                                                     -----------------------
                                                                     AS
                                                     HISTORICAL ADJUSTED (1)
                                                     ---------- ------------
                                                           (IN THOUSANDS)
   SHORT-TERM DEBT(2)
     Current maturities of long-term notes payable.   $    640    $    640
                                                      --------    --------
     Total short-term debt.........................   $    640    $    640
                                                      ========    ========
   LONG-TERM DEBT(3)
     Long-term notes payable.......................   $  4,227    $  4,227
     Credit Facility...............................     11,715         --
     Repurchase Obligation.........................     36,881      36,881
                                                      --------    --------
     Total long-term debt..........................     52,823      41,108
                                                      --------    --------
   SHAREHOLDERS' EQUITY(4)
     Class A Preferred Shares, $1.00 par value--
      12,639,405 authorized; 12,267,658 issued and
      outstanding(5)...............................     12,268      12,268
     Class A Common Shares, $1.00 par value--
      Unlimited authorized; 9,138,325 and
      17,138,325 issued and outstanding, historical
      and as adjusted, respectively(6).............      9,138      17,138
     Additional paid-in capital....................     75,719     156,759
     Unrealized gain on available-for-sale
      securities...................................        459         459
     Accumulated deficit...........................    (42,215)    (42,215)
                                                      --------    --------
     Total Shareholders' Equity....................     55,369     144,409
                                                      --------    --------
   TOTAL CAPITALIZATION(7).........................   $108,192    $185,517
                                                      ========    ========

--------
(1) Assumes the sale of the 8,000,000 Class A Common Shares offered hereby at the Offering Price and the application of the estimated net proceeds therefrom (after deduction of underwriting discounts and commissions and estimated offering expenses) as described in "Use of Proceeds."
(2) Represents the current portion of the five-year, non-interest bearing, $5.0 million promissory notes, payable in ten equal semi-annual installments of $500,000, issued in connection with the Acquisition (the "Acquisition Notes"), net of an unamortized discount of $360,000. See "Certain Transactions."
(3) Includes the long-term portion of the Acquisition Notes, net of an unamortized discount of $740,000.
(4) In addition to the Class A Common Shares and Class A Preferred Shares listed in the table, the Company is authorized to issue an unlimited number of Class B Common Shares and 12,639,405 Class B Preferred Shares, although no shares of either class are currently outstanding. The Class B Common Shares and the Class B Preferred Shares are identical to the Class A Common Shares and the Class A Preferred Shares, respectively, except that neither the Class B Common Shares nor the Class B Preferred Shares entitle the holders thereof to voting rights, except as provided by law. See "Description of Capital Shares."
(5) Each Class A Preferred Share is convertible at the option of the holder thereof into one Class A Common Share, subject to adjustment to avoid dilution, or one Class B Preferred Share. See "Description of Capital Shares."
(6) Does not include 657,000 Class A Common Shares subject to outstanding options under the Company's Incentive Share Plan and Trustee Share Plan.
(7) Total Capitalization includes long-term debt and shareholders' equity.

                      SELECTED HISTORICAL FINANCIAL DATA

  Prior to July 1997, the Company operated as a REIT, originating, acquiring, operating or holding income-producing real property and mortgage-related investments. Therefore, the Company's historical financial information as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 does not reflect any operating results from its specialty finance or real estate investment banking operations. The following selected financial data relating to the Company have been derived from the historical financial statements as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and as of and for the nine months ended September 30, 1996 and 1997. Other than the data for the nine months ended September 30, 1997, none of the following data reflect the results of the Acquisition and the Investment, both of which occurred on July 15, 1997, or the Offering as contemplated hereby. For these reasons, the Company believes that the following information is not indicative of the Company's current business. The information in these tables is qualified by and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and notes thereto included herein and incorporated by reference in this Prospectus.

                                                                       NINE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                          ------------------------------------------  -------------------
                            1992     1993     1994    1995     1996      1996      1997
                          --------  -------  ------  -------  ------  ----------- -------
                                                                      (UNAUDITED)
                                  (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
REVENUES:
Rental income...........  $  3,641  $ 4,555  $2,593  $ 2,093  $2,019    $1,585    $   313
Interest and investment
 income.................     2,248      924   1,675    1,396   1,136       837      2,871
Advisory and asset
 management fees........       --       --      --       --      --        --         529
Other...................       --       --      519       46     --                   --
                          --------  -------  ------  -------  ------    ------    -------
   Total revenues.......     5,889    5,479   4,787    3,535   3,155     2,422      3,713
                          --------  -------  ------  -------  ------    ------    -------
OPERATING EXPENSES:
Operating expenses......     1,703    2,177   1,782      592     685       475        123
Property management.....       384      620     252       96      96        76         18
General and
 administrative.........       480      662     813      933   1,503     1,073      4,452
Interest................     1,388    1,487   1,044      815     547       410        934
Depreciation and
 amortization...........     1,111      847     595      662      64        45         52
                          --------  -------  ------  -------  ------    ------    -------
   Total operating
    expenses............     5,066    5,793   4,486    3,098   2,895     2,079      5,579
                          --------  -------  ------  -------  ------    ------    -------
OPERATING INCOME (LOSS)
 BEFORE LOSS ON
 FORECLOSURE OR SALE OF
 INVESTMENTS AND
 PROVISION FOR POSSIBLE
 CREDIT LOSSES..........       823     (314)    301      437     260       343     (1,866)
Loss on foreclosure or
 sale of investments and
 provision for possible
 credit losses..........   (11,102)  (7,797)   (337)  (3,215)   (674)     (630)      (587)
                          --------  -------  ------  -------  ------    ------    -------
NET LOSS................   (10,279)  (8,111)    (36)  (2,778)   (414)     (287)    (2,453)
Less: Preferred Share
 dividend requirement...       --       --      --       --      --        --        (679)
                          --------  -------  ------  -------  ------    ------    -------
Net loss allocable to
 Class A Common Shares .  $(10,279) $(8,111) $  (36) $(2,778) $ (414)   $ (287)   $(3,132)
                          ========  =======  ======  =======  ======    ======    =======
PER SHARE INFORMATION:
Net loss per Class A
 Common Share...........  $  (1.13) $ (0.89) $(0.00) $ (0.30) $(0.05)   $(0.03)   $ (0.34)
Weighted average Class A
 Common Shares
 outstanding............     9,128    9,145   9,138    9,138   9,138     9,138      9,138

                                                                    AS OF
                                 AS OF DECEMBER 31,             SEPTEMBER 30,
                       --------------------------------------- ----------------
                        1992    1993    1994    1995    1996    1996     1997
                       ------- ------- ------- ------- ------- ------- --------
BALANCE SHEET DATA:
Total assets.......... $55,477 $42,194 $36,540 $33,532 $30,036 $30,045 $112,295
Total liabilities.....  16,739  13,583   8,855   8,625   5,565   5,411   56,926
Shareholders' equity..  38,738  28,611  27,685  24,907  24,471  24,634   55,369

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume the Acquisition and related transactions occurred on January 1, 1996. The following unaudited pro forma condensed combined statements of operations are presented for illustrative purposes only and are not necessarily indicative of the combined operating results that would have occurred if the Acquisition had been consummated on the date indicated, nor are they indicative of future combined operating results. The unaudited pro forma condensed combined statements of operations are based on and should be read in conjunction with the historical consolidated statements of operations of the Company for the year ended December 31, 1996 and the nine months ended September 30, 1997 and the historical combined statements of income of Victor Capital for the year ended December 31, 1996 and the six months ended June 30, 1997, which are included elsewhere in this Prospectus.

  A pro forma condensed combined balance sheet has not been presented as of September 30, 1997, since the Acquisition had occurred as of such date, and is presented in the historical condensed balance sheet as of September 30, 1997. Were the Offering to have been completed on September 30, 1997 at the assumed offering price, marketable securities would have increased by $77,325,000, the Credit Facility would have been reduced by $11,715,000, Class A Common Shares would have increased by $8,000,000 and additional paid in capital would have increased by $81,040,000. See "Summary Pro Forma Financial Information."

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
            (IN THOUSANDS, EXCEPT PER SHARE DATA AND SHARE AMOUNTS)

                                  THE     VICTOR   PRO FORMA         PRO FORMA
                                COMPANY   CAPITAL ADJUSTMENTS NOTES   COMBINED
                               ---------  ------- ----------- ------ ----------
INCOME FROM INVESTMENT AND
 LENDING TRANSACTIONS:
  Interest and related
   income....................  $   1,863   $ --      $ --            $    1,863
  Interest and related
   expenses..................        790     --        (31)   (1)           759
                               ---------   -----     -----           ----------
    Net income from
     investment and lending
     transactions............      1,073     --         31                1,104
                               ---------   -----     -----           ----------
OTHER REVENUES:
  Advisory and asset
   management fees...........        529   2,722       --                 3,251
  Rental income..............        313     --        --                   313
  Interest and investment
   income....................      1,008      37       --                 1,045
                               ---------   -----     -----           ----------
    Total other revenues.....      1,850   2,759       --                 4,609
                               ---------   -----     -----           ----------
OTHER EXPENSES:
  General and administrative.      4,470   1,975        61    (2)         6,506
  Other interest expense.....        144     --        147    (3)           291
  Rental property expenses...        123     --        --                   123
  Depreciation and
   amortization..............         52      19        12    (3)            83
                               ---------   -----     -----           ----------
    Total other expenses.....      4,789   1,994       220                7,003
                               ---------   -----     -----           ----------
  (Loss) income before loss
   on sale of rental
   properties, provision for
   possible credit losses and
   income taxes..............     (1,866)    765      (189)              (1,290)
Loss on sale of rental
properties...................       (432)    --        --                  (432)
Provision for possible credit
losses.......................       (155)    --        --                  (155)
                               ---------   -----     -----           ----------
  (Loss) income before income
   taxes.....................     (2,453)    765      (189)              (1,877)
Provision for income taxes...        --      --        --     (4)           --
                               ---------   -----     -----           ----------
  Net (loss) income..........     (2,453)    765      (189)              (1,877)
Less: Preferred Share
dividend requirement.........       (679)    --        --     (5)          (679)
                               ---------   -----     -----           ----------
  Net (loss) income allocable
   to Class A Common Shares..  $  (3,132)  $ 765     $(189)          $   (2,556)
                               =========   =====     =====           ==========
PER SHARE INFORMATION:
  Net loss per Class A Common
   Share
    Primary and fully
     diluted.................  $   (0.34)     NA        NA    (6)    $    (0.15)
                               =========   =====     =====           ==========
  Weighted average Class A
   Common Shares outstanding
    Primary and fully
     diluted.................  9,138,325     --        --     (1)(6) 17,138,325
                               =========   =====     =====           ==========

    The accompanying notes are an integral part of these pro forma condensed combined financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
            (IN THOUSANDS, EXCEPT PER SHARE DATA AND SHARE AMOUNTS)

                                         VICTOR   PRO FORMA          PRO FORMA
                             THE COMPANY CAPITAL ADJUSTMENTS NOTES    COMBINED
                             ----------- ------- ----------- -----   ----------
INCOME FROM INVESTMENT AND
 LENDING TRANSACTION:
  Interest and related
   income..................   $     100  $  --      $ --             $      100
  Interest and related
   expenses................          86     --        --                     86
                              ---------  ------     -----            ----------
   Net income from
    investment and lending
    transactions...........          14     --        --                     14
                              ---------  ------     -----            ----------
OTHER REVENUES:
  Advisory and asset
   management fees.........         --    6,940       --                  6,940
  Rental income............       2,019     --        --                  2,019
  Interest and investment
   income..................       1,036     333       --                  1,369
                              ---------  ------     -----            ----------
   Total other revenues....       3,055   7,273       --                 10,328
                              ---------  ------     -----            ----------
OTHER EXPENSES:
  General and
   administrative..........       1,599   4,586       139     (2)         6,324
  Other interest expense...         461     --        360     (3)           821
  Rental property expenses.         685     --        --                    685
  Depreciation and
   amortization............          64      44        23     (3)           131
                              ---------  ------     -----            ----------
   Total other expenses....       2,809   4,630       522                 7,961
                              ---------  ------     -----            ----------
  (Loss) income before loss
   on sale or foreclosure
   of rental properties,
   provision for possible
   credit losses and income
   taxes...................         260   2,643      (522)                2,381
Gain on sale or foreclosure
 of rental properties......       1,069     --        --                  1,069
Provision for possible
 credit losses.............      (1,743)    --        --                 (1,743)
                              ---------  ------     -----            ----------
  (Loss) income before
   income taxes............        (414)  2,643      (522)                1,707
Provision for income taxes.         --      --        (96)     (4)          (96)
                              ---------  ------     -----            ----------
  Net (loss) income .......   $    (414) $2,643     $(618)           $    1,611
                              =========  ======     =====            ==========
PER SHARE INFORMATION:
 Net (loss) income per
  Class A Common Share
  Primary and fully
   diluted.................   $   (0.05)     NA        NA      (6)   $     0.09
                              =========  ======     =====            ==========
 Weighted average Class A
  Common Shares outstanding
  Primary and fully
   diluted.................   9,138,325     --        --      (1)(6) 17,138,325
                              =========  ======     =====            ==========

    The accompanying notes are an integral part of these pro forma condensed combined financial statements.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

STATEMENTS OF OPERATIONS

1. THE INVESTMENT AND THE OFFERING

  Information for the Company for the nine months ended September 30, 1997 includes (i) the Preferred Share dividend requirement for the Class A Preferred Shares since their issuance on July 15, 1997 ($679,000) pursuant to the Investment and (ii) income derived from the re-investment of the proceeds therefrom. Had the Class A Preferred Shares been outstanding for the entire nine-month period, the Preferred Share dividend requirement would have been $2,351,000 (equivalent to $3,135,000 per annum). In addition, an adjustment has been made to reflect the sale of 8,000,000 Class A Common Shares in the Offering and the use of proceeds therefrom to eliminate the $11.7 million borrowed under the Credit Facility. Interest expense thereon for the nine months ended September 30, 1997 was reduced by $31,000.

2. EMPLOYMENT

  Prior to the Acquisition, Victor Capital's owners were compensated pursuant to a management agreement with Victor Capital's general partner. In connection with the Acquisition, the owners of Victor Capital entered into employment agreements with the Company and the management agreement was terminated.
See "Management--Employment Agreements." The Pro Forma adjustments are as follows (in thousands):

                                                                9/30/97 12/31/96
                                                                ------- --------
     Compensation per employment agreement.....................  $500    $1,000
     Fees per management agreement.............................  (439)     (861)
                                                                 ----    ------
                                                                 $ 61    $  139
                                                                 ====    ======

3. ACQUISITION OF VICTOR CAPITAL

  Other interest expense was computed based on the $3.9 million of non-interest bearing notes issued by the Company to finance the Acquisition which is amortized based upon semi-annual payments of $500,000 which are paid by the Company in accordance with the terms of the notes. Interest has been imputed on the notes at a rate of 9.5% per annum.

  The discounted cost of the Acquisition in excess of net tangible assets acquired, $342,000, is being amortized over a fifteen-year period.

4. CORPORATE TAXES

  Due to the termination of the Company's REIT status and the Company's resulting status as a taxable corporate entity, the Company's income is taxed at a combined federal and state corporate rate of 46.6% after giving effect to the Company's estimated available net operating losses of $1.5 million per annum, which have been adjusted for the change in the Company's ownership.

5. CLASS A PREFERRED SHARES

  Pursuant to the terms of the Certificate of Designation establishing the Class A Preferred Shares, a semi-annual dividend of $0.1278 per share is payable based on a dividend rate of 9.5%. The dividend requirement on the 12,267,658 Class A Preferred Shares has been presented for the period from the date of issuance, July 15, 1997, to September 30, 1997.

6. DILUTION OF CLASS A COMMON SHARES

  Pursuant to the terms of the Certificate of Designation establishing the Class A Preferred Shares, the holders of the 12,267,658 Class A Preferred Shares outstanding have the right to convert their shares into Class A Common Shares and Class B Common Shares of the Company at the rate of one Class A Common Share or Class B Common Share for each Class A Preferred Share, subject to adjustment to avoid dilution.

  The Class A Preferred Shares were not considered common share equivalents for purposes of calculating fully diluted earnings per share as they were antidilutive for the nine months ended September 30, 1997 and were not outstanding during the year ended December 31, 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  Prior to July 1997, the Company operated as a REIT, originating, acquiring, operating or holding income-producing real property and mortgage-related investments. Since the 1997 Annual Meeting, the Company has pursued a new strategic direction with a focus on becoming a specialty finance company designed primarily to take advantage of high-yielding mezzanine investments and other real estate asset and finance opportunities in commercial real estate. As contemplated by its new business plan, the Company no longer qualifies for treatment as a REIT for federal income tax purposes. Consequently, the information set forth below with regard to historical results of operations for the three years ended December 31, 1996 does not reflect any operating results from the Company's specialty finance activities or real estate investment banking services nor the Company's current investment portfolio. The results for the nine months ended September 30, 1997 reflect partial implementation of the Company's new business plan as discussed below.

RECENT DEVELOPMENTS

  On January 3, 1997, CRIL, an affiliate of EGI and Samuel Zell, purchased from the Company's former parent 6,959,593 Class A Common Shares (representing approximately 76% of the then-outstanding Class A Common Shares) for an aggregate purchase price of $20,222,011. Prior to the purchase, which was approved by the then-incumbent Board of Trustees, EGI and Victor Capital presented to the Company's then-incumbent Board of Trustees a proposed new business plan in which the Company would cease to be a REIT and instead become a specialty finance company designed primarily to take advantage of high-yielding mezzanine investment and other real estate asset opportunities in commercial real estate. EGI and Victor Capital also proposed that they provide the Company with a new management team to implement the business plan and that they invest through an affiliate a minimum of $30.0 million in a new class of preferred shares to be issued by the Company.

  The Board of Trustees approved CRIL's purchase of the former parent's Class A Common Shares, the new business plan and the issuance of a minimum of $30.0 million of a new class of preferred shares of the Company at $2.69 per share, such shares to be convertible into Class A Common Shares of the Company on a one-for-one basis. The Board of Trustees considered a number of factors in approving the foregoing, including the attractiveness of the proposed new business plan, the significant real estate investment and financing experience of the proposed new management team and the significant amount of equity capital the Company would obtain from the proposed preferred share investment. The Board also considered the terms of previous alternative offers to purchase the former parent's interest in the Company of which the Board was aware and the fact that the average price of the Company's Old Common Shares during the 60 trading days preceding the Board of Trustees meeting at which the proposed preferred equity investment was approved was $2.38 per share. The Company subsequently agreed that, concurrently with the consummation of the proposed preferred equity investment, it would acquire for $5.0 million Victor Capital's real estate investment banking, advisory and asset management businesses, including the services of its experienced management team.

  At the Company's 1997 Annual Meeting held on July 15, 1997, the Company's shareholders approved the Investment, pursuant to which the Company would issue and sell up to approximately $34.0 million of Class A Preferred Shares to Veqtor, an affiliate of Samuel Zell and the principals of Victor Capital. The Company's shareholders also approved the Restated Declaration, which, among other things, reclassified the Company's Old Common Shares as Class A Common Shares and changed the Company's name to "Capital Trust."

  Immediately following the 1997 Annual Meeting, the Investment was consummated; 12,267,658 Class A Preferred Shares were sold to Veqtor for an aggregate purchase price of $33,000,000 pursuant to the terms of the preferred share purchase agreement, dated as of June 16, 1997, by and between the Company and Veqtor (the "Investment Agreement"). Concurrently with the foregoing transaction, Veqtor purchased the 6,959,593 Class A Common Shares held by CRIL for an aggregate purchase price of approximately $21.3 million.

As a result of these transactions, Veqtor beneficially owns 19,227,251 (or approximately 90%) of the outstanding voting shares of the Company. Veqtor funded the approximately $54.3 million aggregate purchase price for the Class A Common Shares and Class A Preferred Shares with $5.0 million of capital contributions from its members and $50.0 million of borrowings under the Veqtor Notes issued to the Institutional Investors. The Veqtor Notes may in the future be converted into preferred interests in Veqtor that may in turn be redeemed for an aggregate of 9,899,710 voting shares of the Company.

  In addition, immediately following the 1997 Annual Meeting, the acquisition of the real estate services businesses of Victor Capital was consummated and a new management team was appointed by the Company from among the ranks of Victor Capital's professional team and elsewhere. The Company thereafter immediately commenced full implementation of the new business plan under the direction of its newly elected Board of Trustees and new management team.

OVERVIEW OF FINANCIAL CONDITION FOLLOWING IMPLEMENTATION OF THE NEW BUSINESS
PLAN

  During the period June 30, 1997 through September 30, 1997, in connection with the Company's implementation of its new business plan as a specialty finance company, the Company originated four investment and loan transactions. These transactions aggregated approximately $110 million, and the Company's portion, which is net of participations and unfunded commitments, aggregated approximately $86.4 million at September 30, 1997. These investments and loans have yields ranging from 400 to 600 basis points over LIBOR and are consistent with the Company's targeted risk/reward parameters. In addition, the Company entered into the $150 million Credit Facility to finance, in part, investments made pursuant to the new business plan. As of September 30, 1997, all of the Company's new investment and loan assets and corresponding liabilities were based upon floating rates over LIBOR. During the three months ended September 30, 1997, significant advisory income collected during the period as a result of the Company's acquisition of Victor Capital was applied as a reduction in the excess of the acquisition purchase price over net tangible assets acquired as opposed to being reflected as a revenue item. In addition, the Company incurred significant general and administrative expenses primarily related to the commencement of operations as a specialty finance company. The Company expects to consummate the Offering during the fourth quarter of 1997. The net proceeds from the Offering after repayment of outstanding Credit Facility borrowings will be used to fund investments and loans made by the Company and for working capital for ongoing operations and potential acquisitions. The Company's initial investments pursuant to the new business plan are described below.

  On June 30, 1997, the Company completed its first investment pursuant to its new business plan, an approximately $49.5 million investment in a junior, subordinated class of CMBS. The Subordinated Investment, which is secured by 20 short-term commercial mortgage loans with original maturities ranging from two to three years, which loans are secured, directly or indirectly, by properties located throughout the United States. This investment was structured to provide an effective yield of a specified number of basis points over LIBOR based on specified base case modeling assumptions.

  On August 4, 1997, the Company originated and funded in part a $35.0 million short-term LIBOR-based commitment for a subordinated Mortgage Loan for improvements to a mixed-use property (the Chicago Apparel Center) in Chicago, Illinois. The mortgage loan is secured by the property, is subordinate to senior indebtedness and is further secured by two mortgage notes (with an aggregate principal amount of $9.6 million) on development sites located nearby. The loan has a two-year initial term with a one-year extension option available to the borrower, subject to certain conditions, and is payable upon the sale of the property unless the Company approves the assumption of the debt by an institutional investor. On August 4, 1997, the Company funded $19.0 million against the aforementioned commitment and, subsequently, on August 19, 1997, the Company entered into a participation agreement with a third party (the "Participant") pursuant to which the Company assigned a 42.9% interest in the loan. In connection with the participation agreement, the Participant paid to the Company approximately $8.2 million, or 42.9% of the $19.0 million previously funded by the Company. During September 1997, the Company and the Participant funded additional amounts aggregating $1.2 million, of which $506,000 was funded by the Participant. Through September 30, 1997, the Company's portion of the funding provided under the mortgage loan aggregated $11.5 million.

  On August 13, 1997, the Company originated and funded a LIBOR-based $9.8 million Mortgage Loan. This loan was primarily secured by an $11.8 million mortgage note on an approximately 281,000 square foot office/warehouse facility located in Philadelphia, Pennsylvania. This loan was also secured by a pledge of a $4.4 million mortgage note secured by an industrial/warehouse facility in Queens, New York and a $2.3 million pool of secured home loans to owners of cooperative apartments located in Brooklyn, New York. The Mortgage Loan was further secured by a pledge of various other loans owned by the borrower. The Mortgage Loan had a term of one year which could have been extended by the borrower for an additional year. In November 1997, the loan was repaid to the Company in full.

  On September 19, 1997, the Company completed a fixed rate investment in the form of a $15.0 million portion of a ten year $80.0 million Mezzanine Loan secured by a pledge of the ownership interests in the entities that own the approximately 1.75 million square foot office building located at 277 Park Avenue in New York City. The investment is further secured by a full payment guarantee by the principal owner of the entities that own the property, in the event of certain circumstances, including bankruptcy. Seventy-five percent of the purchase price (approximately $11.7 million) was financed pursuant to a reverse repurchase agreement. Effective September 12, 1997, in order to hedge its interest rate risk under the transaction, the Company entered into an interest rate swap agreement. Effective September 30, 1997, the reverse repurchase agreement was terminated and refinanced with an $11.7 million borrowing under the Credit Facility.

  As of January 1, 1997, the Company's real estate portfolio, which included two commercial rental properties, was carried at a book value of $8,585,000. The portfolio included a shopping center in Sacramento, California and a 60% interest in a mixed-use retail property in Kirkland, Washington. During the first quarter, these two commercial properties were sold. The sale of the Sacramento property closed on February 14, 1997 and the sale of the Kirkland property closed on March 3, 1997.

  The Company completed the investment and lending transactions discussed above with cash on hand and funding pursuant to reverse repurchase agreements, including an agreement with the commercial lender on the Credit Facility made in advance of the execution thereof.

RESULTS OF OPERATIONS

 Comparison of the Nine Months Ended September 30, 1997 (Audited) to the Nine Months Ended September 30, 1996 (Unaudited)

  Net loss allocable to Class A Common Shares of $3,132,000 was reported by the Company during the nine months ended September 30, 1997, an increase of $2,845,000 from the loss reported for the nine months ended September 30, 1996. The increase resulted primarily from costs incurred with the implementation of the new business plan, significant general and administrative expenses associated with the acquisition of Victor Capital and the retention of the Company's new management team and the Preferred Share dividend requirement. The increase in net loss further resulted from losses from the sale of rental properties in 1997 as compared to gains from such sales in 1996. Such increased losses were partially offset by a decrease in the provision for possible credit losses during 1997.

  Net income from investment and lending transactions increased $629,000 to $1,073,000 for the nine months ended September 30, 1997. The increase is primarily attributable to the revenue earned from the Company's significant new investment and loan originations offset by the interest paid on reverse repurchase agreements.

  Other revenues decreased $128,000 to $1,850,000 for the nine months ended September 30, 1997. This decrease was primarily caused by a $1,272,000 decrease in rental income as the Company sold its remaining rental properties during the first quarter of 1997. This decrease in rental income was substantially offset by an increase in other interest income of $615,000, which income was derived from the higher level of invested cash on hand and investments, and the addition of advisory and asset management fees generated by Victor Capital.

  Other expenses increased by $2,710,000 for the nine months ended September 30, 1997 to $4,789,000. The increase was primarily due to the additional general and administrative expenses associated with the acquisition of Victor Capital and the full implementation of the Company's new business plan. The majority of the increase in general and administrative expenses was attributable to salaries and other costs related to the additional employees from Victor Capital and other administrative expenses resulting from the acquisition of Victor Capital.

  During the first quarter of 1997, the Company sold its Sacramento, California shopping center. The net loss recognized from the sale of such property was approximately $34,000. The Company also sold its Kirkland, Washington retail property. The net loss recognized from the sale of such property was approximately $398,000.

  Provision for possible credit losses decreased to $155,000 for the nine months ended September 30, 1997, as the rental properties that necessitated the provision for possible credit losses in 1996 had been sold in 1997.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1996, DECEMBER 31, 1995 AND DECEMBER 31, 1994

 Results of Operations

  Total Revenues. Total revenues were $3,155,000 in 1996, down from $3,535,000 in 1995, which were down from $4,787,000 in 1994. The decrease reported in 1996 was primarily attributable to a decrease in interest revenue as a result of the liquidation of a portion of the Company's note portfolio and decreased rental revenues. In 1995, there was a $473,000 reduction in hotel revenue compared to the prior year as a result of the terms and conditions of the lease arrangement in place throughout 1995.

  Rental revenues at the Company's commercial properties were $2,019,000 in 1996, down from $2,093,000 in 1995, which were down from $2,593,000 in 1994.
The decrease in rental revenues reported in 1996 was attributable primarily to the absence of rent collected at the two properties that were sold in the first half of the year. The decrease in rental revenues in 1995 compared to those collected in 1994 was attributable to the absence of $196,000 in rent collected in the prior year at a shopping center prior to its sale, as well as a decrease of $305,000 in rents collected at the two other properties. No rental revenues were generated by the Company's hotel property in 1996, which was foreclosed upon after the Company suspended debt service payments.

  Interest revenues were $1,136,000 in 1996, down from $1,396,000 in 1995. The decrease was the result of a lower amount of interest received due to the sale of certain mortgage notes offset by an increase in interest earned on cash accounts and marketable securities. Interest revenues in 1995 were down from 1994 interest revenues of $1,675,000. In 1994, the Company recognized an additional $735,000 in interest revenue on one of its mortgage notes. In September 1994, this note was modified and $491,000 of accrued interest, the recognition of which had been deferred, was paid in consideration for releasing an asset from the pool of properties collateralizing the note. This event was the primary cause of the decrease in interest revenues in 1995 from 1994.

  Total Expenses. Total expenses were $2,895,000 in 1996, down from $3,098,000 in 1995. In 1995, total expenses were down 31% from total expenses of $4,486,000 in 1994. The reduction in expenses in 1996 was primarily the result of the downsizing of the Company's portfolio which reduced depreciation, interest expense and associated property operating expenses. The reduction in expenses by $1,388,000 in 1995 from those in 1994 resulted from reduced interest expense and hotel and commercial property operating expenses caused by the downsizing of the Company's portfolio and the lease agreement with the hotel management company. In 1996, the hotel, as a function of the operating lease agreement, generated no income or expense to the Company. In 1995, hotel operating expenses decreased $763,000 from 1994, attributable to the leasing of the property to a third-party hotel management company in mid-year.

  Interest expense was $547,000 in 1996, down from $815,000 in 1995, which was down from $1,044,000 in 1994. The decrease in 1996 reflected the disposition of the hotel property. The decrease in interest expense in 1995 over that of 1994 reflected the sale of a shopping center property and the payoff of the note on another shopping center property.

  The 1996 non-cash depreciation charge was $64,000, a decrease from $662,000 in 1995, which charge increased in 1995 compared to the depreciation charge of $595,000 in 1994. The decrease in 1996 reflected the sale of two properties and the disposition of the hotel property. In addition, the Company's two remaining properties were not depreciated in 1996 because they were being held for sale. The slight increase in 1995 over that of 1994 resulted from amortization of certain property-specific expenses.

  General and administrative expenses were $1,503,000 in 1996, up significantly from $933,000 in 1995. General and administrative expenses in 1995 were up from the $813,000 reported in 1994. While the Company was able to lower a number of office expenses, a net increase in general and administrative costs occurred in 1996 due primarily to an accelerated investigation of potential merger or acquisition candidates plus due diligence costs. The increase in general and administrative expenses in 1995 over those in 1994 was primarily due to legal and accounting costs which had not been incurred in the prior year, plus expansion transaction development costs.

  Net Loss. The net loss for the Company in 1996 was $414,000, a substantial decrease over the net loss of $2,778,000 reported in 1995. This improvement was primarily the result of sales proceeds received by the Company from property and mortgage note dispositions offset by valuation losses discussed further below. Net loss in 1995 was up significantly from a net loss of $36,000 reported in 1994. The increase in net loss in 1995 compared to 1994 was due primarily to a substantial difference in valuation losses charged in 1995 as compared to those charged in 1994.

  Operating income was $260,000 in 1996, down from $437,000 in 1995. In 1995, operating income was up from $301,000 in 1994. The $177,000 decline in operating income in 1996 was primarily the result of an increase in Company operating expenses during the year offset by a reduction in depreciation charges. Operating income in 1995 was $136,000 greater than that reported in 1994, primarily because of lower interest expense and reduced hotel operating expenses.

  Net Gain or Loss on Foreclosure or Sale of Investments. Gains before valuation losses to the Company were $1,329,000 in 1996 as compared to $503,000 in 1995 and $83,000 in 1994. The net gain recognized from the sale of a property in the first quarter of 1996 was $299,000. There was no gain or loss upon the foreclosure of the motel property in the first quarter of 1996 as the net book value of the property was equal to its debt.

  During the second quarter of 1996, the Company incurred a net loss of $164,000 from the sale of a storage facility property. Also during the second quarter of 1996, the Company sold two of its seven mortgage notes. A gain of $430,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a first deed of trust on an office/commercial building in Phoenix, Arizona; and a gain of $30,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a second deed of trust on a commercial building in Pacheco, California. During the third quarter of 1996, the Company sold two more mortgage notes. A gain of $115,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a first deed of trust on an office building in Scottsdale, Arizona; and a gain of $357,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a second deed of trust on an office/industrial building in Sunnyvale, California.

  In 1995, the Company recognized a deferred gain from the partial principal payment received on one of its mortgage notes. During the first five months of 1994, the Company's hotel property experienced an average operating loss after debt service of $107,000 per month. With the execution of a lease with the hotel management company in 1994, this amount was reduced to approximately $8,600 per month, the difference between the monthly lease payment of $20,000 and the property's monthly debt service requirement of $28,600. The lease was renegotiated in June 1995, reducing the monthly lease payments from $20,000 to approximately $9,000, increasing the loss recorded by the Company. In 1994, the Company experienced a gain of $114,000 on the sale of one property and the recognition of a deferred gain from the partial principal payment on one of its mortgage notes. This was offset by a $344,000 loss from the release of and default on two of the Company's mortgage notes held at that time.

  Valuation Losses. For the year ended December 31, 1996, the Company reported total valuation losses of $1,743,000. By year end, the Company had reduced the book value of its Sacramento, California shopping center to $1,215,000 and the book value of its Kirkland, Washington retail property to $7,370,000. Since these properties were no longer being held for investment, but rather for sale, their book value was reduced to more accurately reflect the then-current market value of the assets. The decline in the shopping center's value was the result of the Company's relatively short lease term on the land underlying the center, the physical condition of the property and changed market conditions in the Sacramento area. Disposition efforts on behalf of retail property also indicated the need to reduce this property's book value as it was no longer being held for investment purposes but actively marketed for sale. Both properties were sold during the first quarter of 1997.

  In 1995, valuation losses of $3,281,000 resulted from the write-down in value of two commercial properties and five mortgage notes. In 1994, valuation losses of $119,000 resulted from the write-down in value of two commercial properties. In 1996, 1995 and 1994 there were no extraordinary items.

LIQUIDITY AND CAPITAL RESOURCES

  At September 30, 1997, the Company had $4,063,000 in cash. Liquidity in the remainder of 1997 will be provided primarily by cash on hand, cash generated from operations, interest payments received on investments, loans and securities, additional borrowings under the Credit Facility and the net proceeds from the Offering. The Company believes these sources of capital will adequately meet future cash requirements. Consistent with its new business plan, the Company expects that during the remainder of 1997 it will use a significant amount of its available capital resources to originate and fund investment and lending transactions. In connection with such investment and loan transactions, the Company intends to employ significant leverage, up to a 5:1 debt-to-equity ratio, to enhance its return on equity.

  The Company experienced a net decrease in cash of $635,000 for the nine months ended September 30, 1997, compared to a net decrease in cash of $1,530,000 for the nine months ended September 30, 1996, a difference of $895,000. For the nine months ended September 30, 1997, cash used in operating activities was $1,445,000, down $1,815,000 from cash provided by operations of $370,000 during the same period in 1996. Cash used in investing activities during this same period increased by $78,509,000 to $80,354,000, up from $1,845,000, primarily as a result of the investment and lending transactions completed since June 30, 1997. Cash provided by financing activities increased $81,219,000 due primarily to the proceeds of repurchase obligations, borrowings under the Credit Facility and net proceeds from the issuance of Class A Preferred Shares.

  The Company has two outstanding notes payable totaling $4,867,000 and outstanding borrowings of $11,715,000 under the Credit Facility in addition to the outstanding repurchase obligation of $36,881,000.

  The Company has entered into the $150 million Credit Facility with GACC. The Credit Facility has a term of three years, including extensions, provided that the Company is in compliance with the covenants and terms of the Credit Facility, there have been no material adverse changes in the Company's financial position, and the Company is not otherwise in material default of the terms of the Credit Facility. The Credit Facility provides for advances to fund lender-approved investments ("Funded Portfolio Assets") made by the Company pursuant to its business plan. Prior to the execution of the Credit Facility, GACC advanced approximately $11.7 million to the Company pursuant to a reverse repurchase agreement. Upon the execution of the Credit Facility, the approximately $11.7 million was refinanced with an advance under the Credit Facility and the repurchase agreement was terminated. As of November 11, 1997, outstanding borrowings under the Credit Facility, including accrued interest, totaled approximately $35.5 million.

  The obligations of the Company under the Credit Facility are to be secured by pledges of the Funded Portfolio Assets acquired with advances under the Credit Facility. Borrowings under the Credit Facility will bear interest at specified rates over LIBOR, averaging approximately 7.9% for those borrowings outstanding as of September 30, 1997, which rate may fluctuate based upon the credit quality of the Funded Portfolio Assets. Upon the signing of the agreement, a commitment fee was due and when total borrowings under the agreement exceed $75 million an additional fee will be due. In addition, each advance requires payment of a drawdown fee. Future repayments and redrawdowns of amounts previously subject to the drawdown fee will not require the Company to pay any additional fees. The Credit Facility provides for margin calls on or collateral enhancement of asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the Credit Facility. The Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John R. Klopp or Samuel Zell no longer retaining their senior offices with the Company and practical control of the Company's business and operations.

  On September 30, 1997, the unused Credit Facility amounted to $138.3 million.

IMPACT OF INFLATION

  The Company's operating results depend in part on the difference between the interest income earned on its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates prevailing in the economy in response to changes in the rate of inflation or otherwise can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company may employ various hedging strategies to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. There can be no assurance that the Company will be able to adequately protect against the foregoing risks or that the Company will ultimately realize an economic benefit from any hedging contract into which it enters.

                                   BUSINESS

OVERVIEW

  Capital Trust is a recently recapitalized specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company makes investments in various types of income-producing commercial real estate and its current investment program emphasizes senior and junior commercial mortgage loans, preferred equity investments, direct equity investments and subordinated interests in commercial mortgage-backed securities. The Company believes that a majority of the investments to be held in its portfolio for the long term will be structured so that the Company's investment is subordinate to third-party financing but senior to the owner/operator's equity position. The Company also provides real estate investment banking, advisory and asset management services through its recently acquired subsidiary, Victor Capital. The Company anticipates that it will invest in a diverse array of real estate and finance-related assets and enterprises, including operating companies, that satisfy its investment criteria.

  In executing its business plan, the Company believes that it will be able to utilize the extensive real estate industry contacts and relationships of Equity Group Investments, Inc. EGI is a privately held real estate and corporate investment firm controlled by Samuel Zell, who serves as chairman of the Board of Trustees of the Company. EGI's affiliates include Equity Office Properties Trust and Equity Residential Properties Trust, the largest U.S. REITs operating in the office and multifamily residential sectors, respectively. The Company also expects to draw upon the extensive client roster of Victor Capital for potential investment opportunities.

  The Company believes that the significant recovery in commercial real estate property values, coupled with fundamental structural changes in the real estate capital markets (primarily related to the growth in CMBS issuance), has created significant market-driven opportunities for finance companies specializing in commercial real estate lending and investing. Such opportunities are expected to result from the following developments:

  . SCALE AND ROLLOVER. The U.S. commercial mortgage market--a market that is comparable in size to the corporate and municipal bond markets--has approximately $1 trillion in total mortgage debt outstanding, which debt is primarily held privately. In addition, a significant amount of commercial mortgage loans held by U.S. financial institutions is scheduled to mature in the near future.

  . RAPID GROWTH OF SECURITIZATION. With annual issuance volume of approximately $30 billion, the total amount of CMBS currently outstanding has grown to over $100 billion from approximately $6 billion in 1990. To date, the CMBS market expansion has been fueled in large part by "conduits" which originate whole loans primarily for resale to financial intermediaries, which in turn package the loans as securities for distribution to public and private investors.

    The Company believes that as securitized lenders replace traditional lenders such as banks and life insurance companies as the primary source for commercial real estate finance, borrowers are often constrained by relatively inflexible underwriting standards, including lower loan-to-value ratios, thereby creating significant demand for mezzanine financing (typically between 65% and 90% of total capitalization). In addition, since many high quality loans may not immediately qualify for securitization, due primarily to rating agency guidelines, significant opportunities are created for shorter-maturity bridge and transition mortgage financings.

  . CONSOLIDATION. As the real estate market continues to evolve, the Company expects that consolidation will occur and efficiency will increase. Over time, the Company believes that the market leaders in the real estate finance sector will be fully integrated finance companies capable of originating, underwriting, structuring, managing and retaining real estate risk.

  The Company believes that it is well-positioned to capitalize on the resultant opportunities, which, if carefully underwritten, structured and monitored, represent attractive investments that pose potentially less risk than direct equity ownership of real property. Further, the Company believes that the rapid growth of the CMBS market has given rise to opportunities for the Company to selectively acquire non-investment grade tranches of such securities which the Company believes are priced inefficiently in terms of their risk/reward profile.

  The Company currently pursues investment and lending opportunities designed to capitalize on inefficiencies in the real estate capital, mortgage and finance markets. The Company's investment program emphasizes, but is not limited to, the following general categories of real estate and finance-related assets:

  . MORTGAGE LOANS. The Company pursues opportunities to originate and fund senior and junior Mortgage Loans to commercial real estate owners and property developers who require interim financing until permanent financing can be obtained. The Company's Mortgage Loans are generally not intended to be permanent in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and typically require a balloon payment of principal at maturity. The Company may also originate and fund permanent Mortgage Loans in which the Company intends to sell the senior tranche, thereby creating a Mezzanine Loan.

  . MEZZANINE LOANS. The Company originates high-yielding loans that are subordinate to first lien mortgage loans on commercial real estate and are secured either by a second lien mortgage or a pledge of the ownership interests in the borrowing property owner. Alternatively, the Company's Mezzanine Loans can take the form of a preferred equity investment in the borrower with substantially similar terms. Generally, the Company's Mezzanine Loans have a longer anticipated duration than its Mortgage Loans and are not intended to serve as transitional mortgage financing.

  . SUBORDINATED INTERESTS. The Company pursues rated and unrated investments in public and private Subordinated Interests in commercial CMOs and other CMBS.

  . OTHER INVESTMENTS. The Company intends to assemble an investment portfolio of commercial real estate and finance-related assets meeting the Company's target risk/return profile. The Company is not limited in the kinds of commercial real estate and finance-related assets in which it can invest and believes that it is positioned to expand opportunistically its financing business. The Company may pursue investments in, among other assets, construction loans, distressed mortgages, foreign real estate and finance-related assets, operating companies, including loan origination and loan servicing companies, and fee interests in real property.

  The Company also provides real estate investment banking, advisory and asset management services through its Victor Capital subsidiary. Victor Capital provides services to real estate investors, owners, developers and financial institutions in connection with mortgage financings, securitizations, joint ventures, debt and equity investments, mergers and acquisitions, portfolio evaluations, restructurings and disposition programs. The Company may also acquire operating businesses that the Company believes would complement Victor Capital's existing business.

  Prior to July 1997, the Company operated as a REIT, originating, acquiring, operating or holding income-producing real property and mortgage-related investments. On July 15, 1997, as a result of transactions culminating at the 1997 Annual Meeting, the Company experienced, in addition to a change in control, a number of other significant changes, including:

  .  The investment of $33.0 million in the form of preferred equity capital;

  . The acquisition of Victor Capital's real estate investment banking and advisory operations;

  . The appointment of a new management team consisting primarily of officers of Victor Capital;

  . The implementation of the Company's new business plan emphasizing high-yielding lending and investment opportunities; and

  . The election of the Company to terminate its REIT status for federal income tax purposes primarily in order to retain earnings and to maximize its investment flexibility.

  In addition, the Company entered into the Credit Facility with a commercial lender that provides for a three-year $150 million line of credit; in connection with the Credit Facility, the Company received an advance of approximately $11.7 million from the commercial lender prior to execution of the Credit Facility. Such borrowings, along with cash provided by the Investment and existing cash resources, were used to fund the Company's initial loans and investments. The Company believes that the Credit Facility and the proceeds of the Offering will provide the Company with the capital necessary to expand and diversify its portfolio of investments and will also enable the Company to compete for and consummate larger transactions meeting the Company's target risk/return profile.

  To date, the Company has identified, negotiated and funded the loan and investment transactions set forth below, all of which the Company believes will provide investment yields within the Company's target range of 400 to 600 basis points above LIBOR. The Company intends to employ leverage on its investments in order to increase its overall return on equity. In the future, the Company may make investments with yields that fall outside of the investment range set forth above, but that correspond with the level of risk perceived by the Company to be inherent in such investments. Recent investments include:

  . The origination, funding and sale of a participation interest in a $50.3 million subordinated Mortgage Loan. This LIBOR-based loan is secured by a second mortgage on the office tower located at 1325 Avenue of the Americas in New York City which contains approximately 750,000 square feet. A 50% pari passu participation interest was sold to Equity Office Properties Trust, an affiliate of the Company, at closing.

  . The origination, funding and sale of a participation interest in a $35.0 million subordinated Mortgage Loan. This LIBOR-based loan is secured by a second mortgage on the approximately 1.1 million square foot Chicago Apparel Center located in Chicago, Illinois and two mortgage notes (with an aggregate principal amount of $9.6 million) on nearby development sites.

  . The origination and funding of a $9.8 million Mortgage Loan. This LIBOR-based loan was primarily secured by an $11.8 million mortgage note on an approximately 281,000 square foot office/warehouse facility located in Philadelphia, Pennsylvania and a pledge of other mortgage collateral in the New York metropolitan area aggregating $6.7 million. In November 1997, the loan was repaid to the Company in full.

  . The purchase of a portion of an $80.0 million Mezzanine Loan for approximately $15.6 million. This loan is secured by a pledge of the ownership interests in the entities that own the approximately 1.75 million square foot office building located at 277 Park Avenue in New York City.

  . The origination and funding of a $10.0 million Mezzanine Loan secured by a subordinated mortgage on, and a pledge of the ownership interests in the entity that owns a majority of interest in, the approximately 931,000 square foot office building located at 555 West 57th Street in New York City commonly known as the "BMW Building."

  . The purchase of a Subordinated Interest in the amount of approximately $49.5 million. The investment is secured by 20 short-term commercial mortgage loans with original maturities ranging from two to three years, which loans are secured by properties located throughout the United States. The Company is the named special servicer for the entire $413.0 million loan portfolio of which this Subordinated Interest is a part.

  The Company believes that the commercial real estate capital markets for both debt and equity are in the midst of dramatic structural change. Although the issuance volume of CMBS has grown to $30 billion per annum, the terms and conditions of securitized debt are driven significantly by rating agency criteria, resulting in restrictive underwriting parameters and relatively inflexible transaction structures. At the same time, existing equity owners are faced with high levels of maturing debt which will need to be refinanced, and new buyers are seeking greater leverage than is available from securitized or traditional providers. As a result, the need for mezzanine investment capital has grown significantly. The Company, through its new business plan, intends to capitalize on this market opportunity.

  Immediately following the Investment and the Acquisition, Victor Capital became a wholly owned subsidiary of the Company and Victor Capital's management and professional team assumed comparable positions with the Company. The Company's success is dependent upon the abilities of its new management team who, prior to commencing investment and operating activities under the new business plan, had never managed a specialty finance company as is contemplated under the new business plan, although certain members of the team had significant prior experience in managing real estate assets, including Mortgage Loans and Mezzanine Loans. Prior to consummating the Subordinated Interest investments discussed above, no member of the Company's management team has ever closed any Subordinated Interest transactions. See "Risk Factors--No Assurance of Successful Implementation of New Business Plan; Reliance on Senior Management."

  In connection with the new business plan, the Company seeks to generate returns primarily from investments in (i) Mortgage Loans, (ii) Mezzanine Loans (in the form of subordinated loans and preferred equity investments), (iii) Subordinated Interests in CMBS, and (iv) Other Investments. The Company also earns income from its real estate investment banking and advisory services business. There can be no assurance that the Company will be able to acquire assets meeting its investment profile, that the terms or results of such investments will be beneficial to the Company, or that the Company will achieve its objectives. Nor can there be any assurances that the Company will earn significant income from its real estate investment banking and advisory services. See "Risk Factors."

  Other than restrictions which result from the Company's intent to avoid regulation under the Investment Company Act, the Company is not subject to any restrictions on the particular percentage of its portfolio invested in any of the above-referenced asset classes, nor is it limited in the kinds of assets in which it can invest. The Company has no predetermined limitations or targets for concentration of asset type or geographic location. Instead of adhering to any prescribed limits or targets, the Company makes acquisition decisions through asset and collateral analysis, evaluating investment risks on a case-by-case basis. Until appropriate investments are made, cash available for investment may be invested in readily marketable securities or in interest-bearing deposit accounts. See "Risk Factors--Management Discretion with Investment Policy" and "Risk Factors--Consequences of Not Qualifying for Investment Company Act Exemption."

  To the extent that the Company's assets become concentrated in a few states or a particular region, the return on an investment in the Company's shares will become more dependent on the economy of such states or region. The Company intends to seek to maximize yield through the use of leverage, consistent with maintaining an acceptable level of risk. Although there may be limits to the leverage that can be applied to certain of the Company's investments, the Company presently does not intend to exceed a debt-to-equity ratio of 5:1.

CATEGORIES OF INVESTMENT

  The discussion below describes the principal categories of assets currently emphasized in the Company's new business plan.

  Mortgage Loans. The Company actively pursues opportunities to originate and fund Mortgage Loans to real estate owners and property developers who need interim financing until permanent financing can be obtained. The Company's Mortgage Loans generally are not intended to be "permanent" in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and generally require a balloon payment of principal and interest at maturity. These types of loans are intended to be higher-yielding loans with higher interest rates and commitment fees. Property owners or developers in the market for these types of loans include, but are not limited to, promoters of pre-formation REITs desiring to acquire attractive properties to contribute to the REIT before the formation process is complete, traditional property owners and operators who desire to acquire a property before it has received a commitment for a long-term mortgage from a traditional commercial mortgage lender, or a property owner or investor who has an opportunity to purchase its existing mortgage debt or third party mortgage debt at a discount; in each instance, the Company's loan would be secured by a Mortgage Loan. The Company may also originate traditional, long-term mortgage loans and, in doing so, would compete with traditional commercial mortgage lenders. In pursuing such a strategy, the Company would generally intend to sell or refinance the senior portion of the mortgage loan, individually or in a pool, and retain a Mezzanine Loan. In addition, the Company believes that, as a result of the recent increase in commercial real estate securitizations, there are attractive opportunities to originate short-term bridge loans to owners of mortgaged properties that are temporarily prevented as a result of timing and structural reasons from securing long-term mortgage financing through securitization.

  Mezzanine Loans. The Company intends to take advantage of opportunities to provide mezzanine financing on commercial property that is subject to first lien mortgage debt. The Company believes that there is a growing need for mezzanine capital (i.e., capital representing the level between 65% and 90% of property value) as a result of current commercial mortgage lending practices setting loan-to-value targets as low as 65%. The Company's mezzanine financing may take the form of subordinated loans, commonly known as second mortgages, or, in the case of loans originated for securitization, partnership loans (also known as pledge loans) or preferred equity investments. For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 20% of the value of the property. The Company believes that as a result of (i) the significant changes in the lending practices of traditional commercial real estate lenders, primarily relating to more conservative loan-to-value ratios, and (ii) the significant increase in securitized lending with strict loan-to-value ratios imposed by the rating agencies, there will be increasing demand for mezzanine capital by property owners.

  Typically, as security for its debt to the Company, in a Mezzanine Loan, the owner would pledge to the Company either the property subject to the first lien (giving the Company a second lien position typically subject to an inter-creditor agreement) or the limited partnership and/or general partnership interest in the owner. If the owner's general partnership interest is pledged, then the Company would be in a position to take over the operation of the property in the event of a default by the owner. By borrowing against the additional value in their properties, the property owners obtain an additional level of liquidity to apply to property improvements or alternative uses. Mezzanine Loans generally provide the Company with the right to receive a stated interest rate on the loan balance plus various commitment and/or exit fees. In certain instances, the Company will negotiate to receive a percentage of net operating income or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or the Company will otherwise seek terms to allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. Alternatively, the Mezzanine Loans can take the form of a non-voting preferred equity investment in a single purpose entity borrower with substantially similar terms.

  In connection with its mezzanine lending and investing activities, the Company may elect to pursue strategic alliances with lenders such as commercial banks and Wall Street conduits who do not have a mezzanine lending capability and are therefore perceived to be at a competitive disadvantage. The Company believes that such alliances could accelerate the Company's loan origination volume, assist in performing underwriting due diligence and reduce potential overhead. While the Company intends to seek such alliances, there can be no assurance that the Company will be successful in this regard or, if the Company creates such an alliance or alliances, such alliances will be successful.

  Subordinated Interests. The Company acquires rated and unrated Subordinated Interests in commercial mortgage-backed securities issued in public or private transactions. CMBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which are rated from low investment grade ("BBB") to higher investment grade ("AA" or "AAA"). The junior, subordinated classes typically include a lower rated, non-investment grade "BB" and "B" class, and an unrated, high yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans). The Company currently invests in the non-investment grade tranches of Subordinated Interests. The Company may pursue the acquisition of performing and non-performing (i.e., defaulted) Subordinated Interests.

  CMBS generally are issued either as CMOs or pass-through certificates ("Pass-Through Certificates"). CMO Bonds are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial mortgage loans or CMBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are mortgage loans. CMO Bonds and Pass-Through Certificates may be issued or sponsored by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. CMBS are not guaranteed by an entity having the credit status of a governmental agency or instrumentality and generally are structured with one or more of the types of credit enhancement described below. In addition, CMBS may be illiquid. See "Risk Factors--Risk from Ownership of Subordinated Interests in Pools of Commercial Mortgage Loans."

  In most commercial mortgage loan securitizations, a series of CMBS is issued in multiple classes in order to obtain investment-grade ratings for the senior classes and thus increase their marketability. Each class of CMBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date. Principal prepayments on the mortgage loans comprising the mortgage collateral (i.e., mortgage pass-through securities or pools of whole loans securing or backing a series of CMBS) ("Mortgage Collateral") may cause the CMBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial mortgage loans, there generally are penalties for or limitations on the ability of the borrower to prepay the loan. Interest is paid or accrued on CMBS on a periodic basis, typically monthly.

  The credit quality of CMBS depends on the credit quality of the underlying Mortgage Collateral. CMBS are backed generally by a limited number of commercial or multifamily mortgage loans with larger principal balances than those of single family mortgage loans. As a result, a loss on a single mortgage loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the Subordinated Interests in such CMBS.

  Among the factors determining the credit quality of the underlying mortgage loans will be the ratio of the mortgage loan balances to the value of the properties securing the mortgage loans, the purpose of the mortgage loans (e.g., refinancing or new purchase), the amount of the mortgage loans, their terms and the geographic diversification of the location of the properties, and the credit-worthiness of tenants. Moreover, the principal of and interest on the underlying mortgage loans may be allocated among the several classes of a CMBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying mortgage loans. Subordinated Interests carry significant credit risks. Typically, in a "senior-subordinated" structure, the Subordinated Interests provide credit protection to the senior classes by absorbing losses from loan defaults or foreclosures before such losses are allocated to senior classes. Moreover, typically, as long as the more senior tranches of securities are outstanding, all prepayments on the mortgage loans generally are paid to those senior tranches, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to Subordinated Interests in commercial securitizations, the holders of Subordinated Interests are not entitled to receive scheduled payments of principal until the more senior tranches are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying mortgage loans, Subordinated Interests in a typical securitization are subject to a substantially greater risk of non-payment than are those more senior tranches. Accordingly, the Subordinated Interests are assigned lower credit ratings, or no ratings at all. Neither the Subordinated Interests nor the underlying mortgage loans are guaranteed by agencies or instrumentalities of the U.S. government or by other governmental entities and accordingly are subject, among other things, to credit risks. See "Risk Factors--Risk from Ownership of Subordinated Interests in Pools of Commercial Mortgage Loans."

  Before acquiring Subordinated Interests, the Company performs certain credit underwriting and stress testing to attempt to evaluate future performance of the Mortgage Collateral supporting such CMBS, including (i) a review of the underwriting criteria used in making mortgage loans comprising the Mortgage Collateral for the CMBS, (ii) a review of the relative principal amounts of the loans, their loan-to-value ratios as well as the mortgage loans' purpose and documentation, (iii) where available, a review of the historical performance of the loans originated by the particular originator and (iv) some level of re-underwriting the underlying mortgage loans, as well as selected site visits.

  Many of the Subordinated Interests acquired by the Company may not have been registered under the Securities Act but instead initially were sold in private placements. Because Subordinated Interests acquired in private placements have not been registered under the Securities Act, they will be subject to certain restrictions on resale and, accordingly, will have more limited marketability and liquidity. Although there are some exceptions, most issuers of multi-class CMBS elect to be treated, for federal income tax purposes, as REMICS. The Company intends to acquire not only Subordinated Interests that are treated as regular interests in REMICS, but also those that are designated as REMIC Residual Interests. Unlike regular interests in REMICS, REMIC Residual Interests typically generate Excess Inclusion or other forms of "phantom income" that bear no relationship to the actual economic income that is generated by a REMIC.

  Unlike the owner of mortgage loans, the owner of Subordinated Interests in CMBS ordinarily does not control the servicing of the underlying mortgage loans. In this regard, the Company attempts to negotiate for the right to cure any defaults on senior CMBS classes and for the right to acquire such senior classes in the event of a default or for other similar arrangements. The Company may also seek to acquire rights to service defaulted mortgage loans, including rights to control the oversight and management of the resolution of such mortgage loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions ("Special Servicing Rights") with respect to the mortgage loans underlying CMBS in which the Company owns a Subordinated Interest. Such rights to cure defaults and Special Servicing Rights may give the Company, for example, some control over the timing of foreclosures on such mortgage loans and, thus, may enable the Company to reduce losses on such mortgage loans. No assurances can be made, however, that the Company will be able to acquire such rights to cure, Special Servicing Rights or other similar arrangements or that losses on the mortgage loans will not exceed the Company's expectations. The Company is currently a special servicer with respect to one of its Subordinated Interest investments, but is not currently a rated special servicer. The Company plans to seek to become rated as a special servicer, or acquire a rated special servicer. Until the Company can act as a rated special servicer, it will be difficult to obtain Special Servicing Rights with respect to the mortgage loans underlying Subordinated Interests. Although the Company's strategy is to purchase Subordinated Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in a Subordinated Interest will be returned in full or at all. See "Risk Factors--Risk from Ownership of Subordinated Interests in Pools of Commercial Mortgage Loans."

  The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act generally exempts entities that are "primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). The Company intends to rely on current interpretations by the staff of the Commission in an effort to qualify for this exemption. To comply with the foregoing guidance, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. Generally, the Mortgage Loans and certain of the Mezzanine Loans in which the Company may invest constitute Qualifying Interests. While Subordinated Interests generally do not constitute Qualifying Interests, the Company may seek to structure such investments in a manner where the Company believes such

Subordinated Interests may constitute Qualifying Interests. The Company may seek, where appropriate, (i) to obtain foreclosure rights or other similar arrangements (including obtaining Special Servicing Rights before or after acquiring or becoming a rated special servicer) with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms or (ii) to acquire Subordinated Interests collateralized by whole pools of mortgage loans. As a result of obtaining such rights or whole pools of mortgage loans as collateral, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for purposes of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. Any decision by the Commission or its staff advancing a position with respect to whether such Subordinated Interests constitute Qualifying Interests that differs from the position taken by the Company could have a material adverse effect on the Company. See "Risk Factors--Consequences of Not Qualifying for Investment Company Act Exemption."

OTHER INVESTMENTS

  The Company may also pursue a variety of complementary commercial real estate and finance-related businesses and investments in furtherance of executing its new business plan. Such activities include, but are not limited to, investments in other classes of mortgage-backed securities, distressed investing in non-performing and sub-performing loans and fee owned commercial real property, whole loan acquisition programs, foreign real estate-related asset investments, note financings, environmentally hazardous lending, operating company investing/lending, construction and rehabilitation lending and other types of financing activity. Any lending with regard to the foregoing may be on a secured or an unsecured basis and will be subject to risks similar to those attendant to investing in Mortgage Loans, Mezzanine Loans and Subordinated Interests. The Company seeks to maximize yield by managing credit risk through credit underwriting, although there can be no assurance that the Company will be successful in this regard. The Company may decide in the future to pursue business acquisition opportunities that it believes will complement the Company's operations. See "Risk Factors--Risks Associated with Unspecified Acquisitions." The Company may continue to hold its portfolio of existing liquid mortgage-backed securities acquired prior to commencement of the new business plan or, as appropriate, may sell and reinvest the sale proceeds into other investments.

  Distressed Loans and Real Properties. The Company believes that under appropriate circumstances, the acquisition of underperforming and otherwise distressed commercial and multifamily real estate, or the sub-performing or non-performing loans secured thereby (collectively, "Distressed Investments"), may present meaningful opportunities for the origination of new mortgage loans, in connection with the sale of the Distressed Investments, and the creation of Subordinated Interests thereby. After the acquisition of the Distressed Investments, the Company's goal will be to improve cash flow or debt service. After the Company maximizes the value of the Distressed Investments in its portfolio, it will enjoy improved cash flow and begin to seek an opportunity to sell the asset with the intention of making a loan to facilitate such a sale. Although the period during which the Company will hold Distressed Investments will vary considerably from asset to asset, the Company believes that most such investments will be held in its portfolio no more than four years.

  Performing Mortgage Loans for Securitization. The Company may purchase multifamily residential and commercial performing mortgage loans, pool such loans in a special purpose entity and issue CMBS secured by such mortgage loans. The Company would expect to retain the equity ownership interest in the Mortgage Loans, subject to the CMBS debt, thereby creating the economic equivalent of a Subordinated Interest.

  Note Financings. The Company has originated a loan and may originate other loans secured not by real property, but rather by pledges of mortgage loans ("Note Financings"), whether performing or non-performing. Typically, Note Financings are made in connection with the acquisition of whole loans, or portfolios of loans, which are being sold on an opportunistic basis to a third-party investor or to the borrower under such loans. Loan-to-value ratios for Note Financings are typically more conservative than traditional Mortgage Loans, due to, among other things, the greater risk in being one step removed from the collateral (i.e., the Company's security would be a loan which is, in turn, secured by the underlying real property).

  Foreign Real Properties. The Company may acquire or originate Mortgage Loans secured by real estate located outside of the United States, or the Company may purchase such real estate. Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. Although the Company, through its management team acquired from Victor Capital, has limited experience in investing in foreign real estate, the Company believes that such professionals' experience with distressed assets will be helpful in the management of such foreign assets. The Company may be subject to foreign income tax with respect to its investments in foreign real estate. However, any foreign tax credit that otherwise would be available to the Company for U.S. federal income tax purposes will not flow through to the Company's shareholders.

  Real Property with Identified Environmental Problems. The Company may acquire or originate mortgage loans secured by real estate with identified environmental problems that may materially impair the value of the property, or the Company may purchase such real estate. If so, the Company will take certain steps to limit its liability for such environmental problems, but there are risks associated with such an investment. Although the Company has limited experience in investing in real estate with known environmental risks, the Company believes that the experience of its management team with distressed assets will be helpful to the management of such assets.

  Operating Company Investing/Lending. The Company may, from time to time, make strategic investments, including preferred or common equity, and/or loans, including deeply subordinated and convertible loans, in operating companies which are engaged in similar or competitive businesses to the Company. Such investments and loans could be made in companies that may have little or no public disclosure or liquidity. Such investments and loans would likely be made to enhance the Company's business plan and could include, but may not be limited to, such companies as special loan servicers, mortgage bankers and conduit lenders.

  Construction and Rehabilitation Lending. The Company may take advantage of opportunities to provide construction or rehabilitation financing on commercial property, lending generally 85% to 90% of total project costs, and taking a first lien mortgage to secure the debt ("Construction Loans"). Alternatively, the Company may make Mezzanine Loans and/or Subordinated Interest investments in such Construction Loan opportunities. Construction Loans generally would provide the Company with fees and interest income and potentially a percentage of net operating income or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or otherwise would allow the Company to charge an interest rate that would provide an attractive risk-adjusted return.

PORTFOLIO MANAGEMENT

  The following describes some of the portfolio management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

  Leverage and Borrowing. The success of the Company's new business plan is dependent upon the Company's ability to grow its portfolio of invested assets through the use of leverage. The Company intends to leverage its assets through the use of, among other things, bank credit facilities including the Credit Facility, secured and unsecured borrowings, reverse repurchase agreements and other borrowings, when there is an expectation that such leverage will benefit the Company; such borrowings may have recourse to the Company in the form of guarantees or other obligations. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from investments made with the proceeds thereof, the Company may reduce the amount of leverage it utilizes. Obtaining the leverage required to execute the new business plan will require the Company to maintain interest coverage ratios and other covenants meeting market underwriting standards. In leveraging its portfolio, the Company plans not to exceed a debt-to-equity ratio of

5:1. The Company has agreed in the Investment Agreement that, without the prior written consent of the holders of a majority of the outstanding Class A Preferred Shares, it will not incur any indebtedness if the Company's debt-to-equity ratio would exceed 5:1.

  Leverage creates an opportunity for increased income, but at the same time creates special risks. For example, leveraging magnifies changes in the net worth of the Company. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expenses for the Company which can exceed the revenues from the assets retained. To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used. See "Risk Factors-- Growth Dependent on Leverage; Risks from Use of Leverage."

  Reverse Repurchase Agreements. The Company has entered into a reverse repurchase agreement and may enter into other such agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Reverse repurchase agreements may be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest.

  Interest Rate Management Techniques. The Company has engaged in and will continue to engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets and/or liabilities. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks and may limit the potential earnings on the Company's investment in real estate-related assets. Such techniques may include puts and calls on securities or indices of securities, Eurodollar futures contracts and options on such contracts, interest rate swaps (the exchange of fixed rate payments for floating-rate payments) or other such transactions.

REAL ESTATE INVESTMENT BANKING, ADVISORY AND ASSET MANAGEMENT BUSINESS

  In addition to drawing on the origination, underwriting, structuring, monitoring, management and collection expertise of Victor Capital's professionals with regard to the lending and asset acquisition activities contemplated by the new business plan, the Company continues to provide through its wholly owned Victor Capital subsidiary the investment banking, real estate advisory and real estate asset management services previously provided by Victor Capital. Victor Capital was organized in 1989 as a private real estate financial services firm providing real estate investment banking, advisory and asset management services. Victor Capital has served an extensive roster of institutional investors, financial institutions and owners and developers of property in connection with the acquisition, financing, securitization, ownership, management, evaluation and disposition of public and private commercial real estate. Victor Capital's senior professionals average 16 years of experience in the real estate financial services industry.

  Real Estate Investment Banking and Advisory Services. Victor Capital provides an array of real estate investment banking and advisory services to a variety of clients such as financial institutions, including banks and insurance companies, public and private owners of commercial real estate, creditor committees and investment funds. In such transactions, Victor Capital typically negotiates for a retainer and/or a monthly fee plus disbursements; these fees are typically applied against a success-oriented fee which is based on achieving the client's goals. While dependent upon the size and complexity of the transaction, Victor Capital's fees for capital raising assignments are generally in the range of 0.5% to 3% of the total amount of debt and equity raised. For pure real estate advisory assignments, a fee is typically negotiated in advance and can take the form of a flat fee or a monthly retainer. In certain instances, Victor Capital negotiates for the right to receive a portion of its compensation in-kind, such as the receipt of stock in a publicly traded company.

  Real Estate Asset Management. Victor Capital provides its real estate asset management services primarily to institutional investors such as public and private money management firms. Victor Capital's services may include the identification and acquisition of specific mortgage loans and/or properties and the management and disposition of these assets. As of the date hereof, Victor Capital had seven such assignments representing an asset value of approximately $1 billion and of approximately 7 million square feet.

  The real estate services industry is highly competitive and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than Victor Capital. Victor Capital competes with national, regional and local firms. While many of these firms do not currently provide all of the services that Victor Capital provides, there can be no assurance that such firms will not engage in such activities in the future.

PROPERTY

  The Company's principal executive and administrative offices are located in approximately 18,700 square feet of office space leased at 605 Third Avenue, 26th Floor, New York, New York 10016 and its telephone number is (212) 655-0220. The lease for such space expires in April 2000. The Company believes that this office space is suitable for its current operations for the foreseeable future.

EMPLOYEES

  As of December 8, 1997, the Company employed 23 full-time professionals, six other full-time employees and one part-time professional. The Company considers the relationship with its employees to be good.

LEGAL PROCEEDINGS

  The Company is not a party to any material legal proceedings.

                                  MANAGEMENT

TRUSTEES AND EXECUTIVE AND SENIOR OFFICERS OF THE COMPANY

  The Board of Trustees is currently comprised of eight members. The trustees and executive and senior officers of the Company, their ages as of November 11, 1997, and their positions with the Company are as follows:

           NAME           AGE             OFFICE OR POSITION HELD
           ----           ---             -----------------------
 Samuel Zell.............  56 Chairman of the Board of Trustees
 Jeffrey A. Altman.......  31 Trustee
 Martin L. Edelman.......  56 Trustee
 Gary R. Garrabrant......  40 Trustee
 Craig M. Hatkoff........  43 Trustee, Vice Chairman and Chairman of the
                               Executive Committee
 John R. Klopp...........  43 Trustee, Vice Chairman and Chief Executive
                               Officer
 Sheli Z. Rosenberg......  55 Trustee
 Lynne B. Sagalyn........  50 Trustee
 Carol J. Eglow..........  37 Managing Director
 Jeremy FitzGerald.......  34 Managing Director
 Marc Holliday...........  31 Managing Director
 Donald J. Meyer.........  47 Managing Director and Chief Investment Officer
 Edward L. Shugrue III...  31 Managing Director, Chief Financial Officer and
                               Assistant Secretary

TRUSTEES

  All trustees hold office until the next annual meeting of shareholders and the election and qualification of their successors. The name, principal occupation for the last five years, selected biographical information and the period of service as a trustee of the Company of each of the trustees are set forth below.

  SAMUEL ZELL has been Chairman of the Board of Trustees since July 15, 1997. Mr. Zell is chairman of the board of directors of EGI, American Classic Voyages Co., an owner and operator of cruise lines ("American Classic"), Anixter International Inc., a provider of integrated network and cabling systems ("Anixter"), Manufactured Home Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities ("MHC") and Jacor Communications, Inc., an owner of radio stations ("Jacor"). He is chairman of the board of trustees of Equity Residential Properties Trust, a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust, a REIT specializing in the ownership and management of office buildings. Mr. Zell is also a director of Quality Food Centers, Inc., an owner and operator of supermarkets ("Quality Food"), Sealy Corporation, a bedding manufacturer ("Sealy"), Chart House Enterprises, Inc., an owner and operator of restaurants, Ramco Energy PLC, an independent oil company based in the United Kingdom, and TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions.

  JEFFREY A. ALTMAN has been a trustee of the Company since November 4, 1997. Since November 1996, Mr. Altman has been a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a registered investment adviser ("FMA"), and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $25 billion, advised by FMA. From August 1988 to October 1996, Mr. Altman was an analyst with FMA. Mr. Altman is also the chairman of the board of trustees of Value Property Trust, a self administered REIT engaged in the business of managing its portfolio of real estate investments, and a trustee of Resurgence Properties Inc., a company engaged in diversified real estate activities.

  MARTIN L. EDELMAN has been a trustee of the Company since February 4, 1997. Mr. Edelman has been a director of Chartwell Leisure Inc., a publicly traded owner and operator of hotel properties ("Chartwell"), since November 1994 and has been president of Chartwell since January 1996. He has also been a director of HFS Incorporated and a member of that corporation's executive committee since November 1993. Mr. Edelman has been of counsel to Battle Fowler LLP, a New York City law firm that provides services to the Company, since January 1994 and was a partner with that firm from 1972 through 1993. Mr. Edelman also serves as a director of Avis Rent a Car, Inc. and G. Soros Realty, Inc.

  GARY R. GARRABRANT has been a trustee of the Company since January 2, 1997. Mr. Garrabrant was the vice chairman of the Company from February 1997 until July 15, 1997. Mr. Garrabrant is executive vice president of EGI and managing partner of EGI Capital Markets, L.L.C. He joined EGI as senior vice president in January 1996. Previously, Mr. Garrabrant was director of Sentinel Securities Corporation in 1995 and co-founded Genesis Realty Capital Management in 1994, both of which were based in New York and specialized in real estate securities investment management. From 1989 to 1994, he was associated with The Bankers Trust Company. Mr. Garrabrant is a director of Meritage Hospitality Group Inc.

  CRAIG M. HATKOFF has been a trustee and a vice chairman of the Company since July 15, 1997. Mr. Hatkoff is a founder and has been a managing partner of Victor Capital since 1989. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

  JOHN R. KLOPP has been a trustee of the Company since January 2, 1997, the chief executive officer of the Company since February 1997 and a vice chairman of the Company since July 15, 1997. Mr. Klopp is a founder and has been a managing partner of Victor Capital since 1989. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans. He is a director of Metropolis Realty Trust, Inc., a Manhattan office REIT.

  SHELI Z. ROSENBERG has been a trustee of the Company since July 15, 1997. Ms. Rosenberg is the chief executive officer, president and a director of EGI. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997. Ms. Rosenberg is a director of Jacor, American Classic, MHC, Sealy, Anixter, Quality Food, CVS Corporation, a drugstore chain, Illinois Power Co., a supplier of electricity and natural gas in Illinois, and its holding company, Illinova Corp. She is also a trustee of Equity Residential Properties Trust and of Equity Office Properties Trust. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., which filed a petition under the federal bankruptcy laws on January 3, 1995 that resulted in its liquidation on November 15, 1995.

  LYNNE B. SAGALYN has been a trustee of the Company since July 15, 1997. Dr. Sagalyn has been a professor and the coordinator of the M.B.A. Real Estate Program at the Columbia University Graduate School of Business since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at the Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director of United Dominion Realty Trust (NYSE) and The Retail Initiative and on an advisory board for Initiatives for a Competitive Inner City.

EXECUTIVE AND SENIOR OFFICERS

  Executive officers and other officers are elected or appointed by, and serve at the pleasure of, the Board of Trustees. The following sets forth the positions with the Company and selected biographical information for the executive and senior officers of the Company who are not trustees.

  CAROL J. EGLOW has been a managing director of the Company since July 15, 1997. Prior to that time, Ms. Eglow served as a principal of Victor Capital and had been employed in various positions at such firm since June 1989. She was previously employed in various positions at Chemical Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

  JEREMY FITZGERALD has been a managing director of the Company since July 15, 1997. Prior to that time, Ms. FitzGerald served as a principal of Victor Capital and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

  MARC HOLLIDAY has been a managing director of the Company since July 15, 1997. Prior to that time, Mr. Holliday served as a principal of Victor Capital and had been employed in various positions at such firm since January 1991. He was previously employed with Westpac Banking Corporation.

  DONALD J. MEYER has been a managing director and Chief Investment Officer of the Company since July 15, 1997. From 1979 through July 1997, Mr. Meyer held various positions at The First National Bank of Chicago ("First Chicago"). From 1989 until 1990, Mr. Meyer served as senior credit officer for real estate at First Chicago. From 1990 to 1993, Mr. Meyer, at different times, was the head of First Chicago's real estate enhancement division and the asset disposition department. Mr. Meyer was the senior credit officer for product risk management at First Chicago from 1993 until 1995. From 1995 until 1997, Mr. Meyer was head of structured investments and managed First Chicago's investments in non-investment grade tranches of commercial mortgage backed securities. In 1991, Mr. Meyer became a senior vice president at First Chicago.

  EDWARD L. SHUGRUE III has been the chief financial officer of the Company since September 30, 1997 and a managing director and assistant secretary of the Company since July 15, 1997. Prior to that time, Mr. Shugrue served as a principal of Victor Capital since January 1997. He previously served as director of real estate for and a vice president of River Bank America from April 1994 until June 1996 after serving as a vice president of the bank since January 1992. He was previously employed in various positions at Bear, Stearns & Co. Inc.

COMMITTEES OF THE BOARD OF TRUSTEES

  The Board of Trustees has four standing committees: an executive committee, an audit committee, a compensation committee and a performance compensation committee.

  Executive Committee: The executive committee is currently comprised of Messrs. Hatkoff, Garrabrant and Klopp and Ms. Rosenberg, with Mr. Hatkoff serving as chairman of the executive committee. The executive committee is authorized to exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Company except those powers reserved, by law or resolution, to the Board of Trustees.

  Audit Committee: The audit committee is currently comprised of Mr. Altman and Ms. Sagalyn, with Ms. Sagalyn serving as chairman of the audit committee. Mr. Hatkoff serves as a non-voting member of the audit committee. The audit committee makes recommendations to the Board of Trustees regarding the selection of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the independent auditors and management the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent auditors.

  Compensation Committee: The compensation committee is currently comprised of Mss. Rosenberg and Sagalyn and Messrs. Altman, Edelman and Klopp, with Ms. Rosenberg serving as chairman of the compensation committee. The compensation committee establishes the compensation and benefit arrangements for the officers and the key employees of the Company and the general policies relating to compensation and benefit arrangements of other employees of the Company, except to the extent that power is vested in the performance compensation committee. The compensation committee also administers the share plans and compensation programs of the Company.

  Performance Compensation Committee: The performance compensation committee is currently comprised of Mss. Rosenberg and Sagalyn and Mr. Altman, with Ms. Rosenberg serving as chairman of the performance compensation committee. The performance compensation committee establishes awards under and administers the Company's share plans and compensation programs insofar as they relate to executive officers of the Company.

COMPENSATION OF TRUSTEES

  The Company does not intend to pay its trustees any cash fees for their services as such, but rather intends to compensate non-employee trustees with an annual award of share units under the Trustee Share Plan with a value equal to $30,000. The number of share units to be awarded to each trustee, which will be convertible into an equal number of Class A Common Shares according to individual schedules set by each trustee, will be determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the Class A Common Shares for a specified period in the preceding month. The share units will be vested when issued. There is no separate compensation for service on committees of the Board of Trustees. All trustees are also reimbursed for travel expenses incurred in attending Board and committee meetings.

  The Company entered into a consulting agreement, dated as of July 15, 1997, with Gary R. Garrabrant, a trustee of the Company. The consulting agreement has a term of one year and provides for a consulting fee of $150,000. Pursuant to the agreement, Mr. Garrabrant provides consulting services for the Company, including strategic planning, identifying and negotiating mergers, acquisitions, joint ventures and strategic alliances, and advising as to capital structure matters. Pursuant to the agreement, Mr. Garrabrant is also entitled to participate in the Company's Incentive Share Plan on such basis as may be determined by the compensation committee of the Company's Board of Trustees.

EXECUTIVE COMPENSATION

  The Company administers a compensation program for the Company's executive officers that it believes is designed to appropriately compensate and provide incentives for its executive officers. Executive compensation is comprised of three elements: annual base salary, annual bonus compensation and long-term incentive compensation. Long-term incentive compensation is currently provided in the form of grants of share options under the Company's Incentive Share Plan. The following table sets forth the current annual base salaries of the chief executive officer and the other executive officers of the Company as well as the number of options to purchase Class A Common Shares granted to them on July 16, 1997. The options were granted with an exercise price of $6.00 per share, which price represented the fair market value of the Class A Common Shares on the date of grant and vest in equal increments on each of the first, second and third anniversaries of the date of grant.

                                                       1997 ANNUAL   NUMBER OF
              NAME AND PRINCIPAL POSITIONS            BASE SALARY($)  OPTIONS
              ----------------------------            -------------- ---------
     John R. Klopp..................................     500,000      75,000
      Vice Chairman and Chief Executive Officer
     Craig M. Hatkoff...............................     500,000      75,000
      Vice Chairman and Chairman of the Executive
      Committee
     Donald J. Meyer................................     300,000      75,000
      Managing Director and Chief Investment Officer
     Edward L. Shugrue III..........................     250,000      50,000
      Managing Director and Chief Financial Officer

EMPLOYMENT AGREEMENTS

  The Company is a party to employment agreements with John R. Klopp and Craig
M. Hatkoff. The employment agreements provide for five-year terms of employment commencing as of July 15, 1997. On the fifth anniversary of the commencement of the employment agreements, and on each succeeding anniversary, the terms of the employment agreements shall be automatically extended for one additional year unless, not later than three months prior to such anniversary date, either party shall have notified the other that it will not extend the term of the agreement. The employment agreements provide for base annual salaries of $500,000, which will be increased each calendar year to reflect increases in the cost of living and will otherwise be subject to increase in the discretion of the Board of Trustees. Mr. Klopp and Mr. Hatkoff are also entitled to annual incentive cash bonuses to be determined by the Board of Trustees based on individual performance and the profitability of the Company. Mr. Klopp and Mr. Hatkoff are also participants in the Incentive Share Plan and other employee benefit plans of the Company.

  If the employment of Mr. Klopp or Mr. Hatkoff is terminated without cause, with good reason or following a change of control, as those terms are defined in the employment agreements, the affected employee would be entitled to (i) a severance payment equal to the greater of either the amount payable to such employee over the remainder of the term of the employment agreement or an amount equal to the aggregate base salary for one full calendar year; (ii) continued welfare benefits for two years; and (iii) automatic vesting of all unvested share options such that all of the employee's share options would become immediately exercisable. Each vested option will remain exercisable for a period of one year following the employee's termination. See "--1997 Long-Term Incentive Share Plan." The employment agreements provide for a non-competition period of one year if Mr. Klopp or Mr. Hatkoff terminates his employment voluntarily or is terminated for cause.

  The Company is a party to an employment agreement with Donald J. Meyer which provides for a two year term of employment commencing as of July 15, 1997. On the second anniversary of the commencement of the employment agreement, and on each succeeding anniversary, the terms of the employment agreement shall be automatically extended for one additional year unless, not later than three months prior to such anniversary date, either party shall have notified the other that it will not extend the term of the agreement. The employment agreement provides for a base annual salary of $300,000, minimum annual bonuses of $150,000 at the end of 1997 and 1998, and participation in the Incentive Share Plan and other benefit plans of the Company. Mr. Meyer is also entitled to an annual incentive cash bonus to be determined by the Board of Trustees based on individual performance and the profitability of the Company. If the employment of Mr. Meyer is terminated by the Company without cause, as that term is defined in the agreement, or is terminated voluntarily by Mr. Meyer for good reason, as that term is defined in the agreement, the Company shall be required to pay Mr. Meyer (i) a severance payment equal to the base salary payable to Mr. Meyer over the remainder of the term of the employment agreement had Mr. Meyer not been so terminated plus the minimum annual bonus payable to Mr. Meyer for both years of the original term of the agreement, to the extent not previously paid. If the employment of Mr. Meyer is terminated by the Company for cause, as that term is defined in the agreement, or terminated voluntarily by Mr. Meyer without good reason, as that term is defined in the agreement, Mr. Meyer shall be entitled to receive only his base salary and benefits accrued through the termination date.

  The Company has assumed an obligation to pay to Mr. Shugrue the remaining $50,000 balance of a nondiscretionary bonus granted by Victor Capital for payment during 1997.

INCENTIVE COMPENSATION PLAN

  The Company intends to establish an incentive compensation plan for key officers of the Company and its subsidiaries. This plan will provide for the payment of cash bonuses to participating officers after evaluating the officer's performance and the overall performance of the Company. The chief executive officer will make recommendations to the compensation committee of the Board of Trustees, which will make the final determination of the award of bonuses. The compensation committee will determine such bonuses, if any, of the chief executive officer.

1997 LONG-TERM INCENTIVE SHARE PLAN

  On May 23, 1997, the Board of Trustees of the Company adopted the 1997 Long-Term Incentive Share Plan, which became effective upon shareholder approval on July 15, 1997 at the 1997 Annual Meeting. The purpose of the Incentive Share Plan is to promote the success of the Company and its subsidiaries by providing incentives to eligible employees and other participants that link their compensation to the long-term financial success of the Company and its subsidiaries and to growth in share value. The Incentive Share Plan permits the grant of nonqualified share option ("NQSO"), incentive share option ("ISO"), restricted share, share appreciation right ("SAR"), performance unit, performance share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Incentive Share Plan and the Trustee Share Plan. The maximum number of shares that may be subject of awards to any employee during the term of the plan may not exceed 500,000 shares and the maximum amount payable in cash to any employee with respect to any performance period pursuant to any performance unit or performance share award is $1,000,000. As of the date of this Prospectus, the Company issued ISOs and NQSOs pursuant to the Incentive Share Plan to purchase an aggregate of 607,000 Class A Common Shares with an exercise price of $6.00 per share.

  The Incentive Share Plan is administered by the compensation committee (the "Compensation Committee") of the Board of Trustees except that power with respect to awards to executive officers is vested in the performance compensation committee which is comprised of members of the compensation committee (the "Performance Committee" and together with the Compensation Committee, the "Committees") who qualify as "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act and as "outside directors" for purposes of Section 162(m) of the Code. The Committees have the authority to select employees to whom awards may be granted, to determine the type of awards as well as the number of Class A Common Shares to be covered by each award, and to determine the terms and conditions of any such awards. The Committees also have the authority to construe and interpret the plan, establish, amend or waive rules and regulations for its administration, accelerate the exercisability of any award, and amend the terms and conditions of any outstanding option, SAR or other award. Employees of and consultants or service providers to the Company or any subsidiary, including officers and trustees who are employees of the Company or any subsidiary, who, in the opinion of the Committees, contribute significantly to the growth and profitability of the Company and its subsidiaries are eligible for awards under the Incentive Share Plan.

  The Incentive Share Plan has been designed to comply with Section 162(m) of the Code, which generally denies a tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain types of compensation, including "performance-based compensation," are generally excluded from this deduction limit. It is contemplated that all Awards made under the Incentive Share Plan, with the exception of the share unit awards, will constitute "performance-based compensation" under Section 162(m) of the Code. Share unit awards will count toward the annual $1,000,000 deduction limit.

  With respect to options granted under the plan, the purchase price per share of Class A Common Shares covered by an option shall be determined by the Committees but may not be less than the fair market value of the underlying Class A Common Shares on the date of grant. The Certificate of Designation contains a similar restriction. ISOs may only be granted to employees of the Company or its Subsidiaries. All ISOs must be granted at fair market value or at 110% of fair market value in the case of grants to 10% shareholders. No ISOs shall be exercisable more than ten years after their date of grant and five years after grant in the case of a 10% shareholder. Payment of an option may be made with cash, with previously owned Class A Common Shares, by foregoing compensation in accordance with Committee rules or by a combination of these. SARs may be granted under the plan in lieu of options, in addition to options, independent of options or as a combination of the foregoing. A holder of a SAR is entitled upon exercise to receive Class A Common Shares or cash, as the Committees may determine, equal in value on the date of exercise to the amount by which the fair market value of one Class A Common Share on the date of exercise exceeds the exercise price fixed by the Committees on the date of grant (which price shall not be less than 100% if the market price of a Class A Common Share on the date of grant) multiplied by the number of shares in respect of which the SARs are exercised.

  Restricted shares may be granted under the Incentive Share Plan in such amounts and with such periods of restriction as the Committees may designate. In the case of covered employees, the Committees may condition the vesting or lapse of the period of restriction upon the attainment of one or more of the performance goals utilized for purposes of performance units or performance shares. Restricted shares entitle the holder thereof to participate as a shareholder of the Company; however, the holder may not sell, transfer, pledge or otherwise encumber such shares prior to the time it vests. A holder of restricted shares forfeits all unpaid accumulated dividends and all shares of restricted shares that have not vested prior to the date that such holder's employment with the Company is terminated by such holder for any reason or by the Company for cause. The Incentive Share Plan authorizes the grant of performance units and performance shares that may be earned by employees if specified long-term Company goals are achieved over a period of time selected by the Committees. The performance goals must be based on the attainment by the Company or one of its subsidiaries of certain objective and/or subjective measures that may include one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, cash flow per share, market share, share price, revenues, costs, net income, cash flow and retained earnings. At the conclusion of the relevant performance period, the Committees determine the extent to which the specified performance goals have been met. The Incentive Share Plan also authorizes the grant of share units which provide for a derivative interest in a Class A Common Share based on a share equivalent. Grants of share units may be made at any time and from time to time on terms determined by the Committees. Share units shall be payable in Class A Common Shares upon the occurrence of certain trigger events set forth on the participant's election form in his or her complete discretion. The terms and conditions of the trigger events may vary by share unit award, by the participant, or both. A participant is entitled to receive the Class A Common Shares in his or her share unit account to which a share unit award relates upon the occurrence of the applicable trigger event.

  Upon a change in control of the Company, all share-based awards, such as ISOs, NQSOs, SARs, restricted shares and share units, shall vest 100%, and all performance-based awards, such as performance units and performances shares, shall immediately be paid out in cash, based upon the extent, as determined by the Committees, to which the performance goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever is higher. No award granted under the Incentive Share Plan may be sold, transferred, assigned, pledged or hypothecated, other than by will or by the laws of descent and distribution. Generally, all rights to any award shall be exercisable only by the participant during his lifetime. All outstanding awards granted under the plan are forfeited immediately if a participant is terminated for cause. Upon termination due to death or disability, all outstanding and vested options and SARs may be exercised within one year but in no event after the expiration date. In the case of retirement or termination for any other reason, all outstanding and vested options and SARs may be exercised within three months but in no event after the expiration date.

  The Incentive Share Plan may be amended, altered or discontinued by the Board of Trustees, but except as specifically provided therein, no amendment, alteration or discontinuance may be made which would in any manner adversely affect any award theretofore granted under the plan, without the written consent of the participant. Except as expressly provided in the Incentive Share Plan, the plan may not be amended without shareholder approval to the extent such approval is required by law or the rules of a securities exchange on which the Company's Class A Common Shares are listed.

1997 NON-EMPLOYEE TRUSTEE SHARE PLAN

  On May 23, 1997, the Board of Trustees of the Company adopted the 1997 Non-Employee Trustee Share Plan, which became effective upon shareholder approval on July 15, 1997 at the 1997 Annual Meeting. The purpose of the Trustee Share Plan is to promote the success of the Company by providing incentives to non-employee trustees to link their compensation to the long-term financial success of the Company and to growth in share value. The plan is designed to provide flexibility to the Company in its ability to attract and retain the services of trustees upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent. The Trustee Share Plan permits the grant of NQSO, restricted share, SAR, performance unit, performance share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Trustee Share Plan and the Incentive Share Plan. As of the date hereof, the Company issued NQSOs pursuant to the Trustee Plan to purchase 25,000 Class A Common Shares to each of Martin L. Edelman and Lynne B. Sagalyn. The Company intends to grant an award of share units to each of its non-employee trustees. See "--Compensation of Trustees."

  The Trustee Share Plan is administered by the Board of Trustees, which, among other things, has the authority to select trustees to whom awards may be granted, to determine the type of awards as well as the number of Class A Common Shares to be covered by each award and to determine the terms and conditions of any such awards. The Board of Trustees also has the authority to construe and interpret the plan, establish, amend or waive rules and regulations for its administration, accelerate the exercisability of any award and amend the terms and conditions of any outstanding award. Only trustees of the Company who are not, and who have not been at any time within the preceding three years, employees of the Company or any of its subsidiaries are eligible to participate in the Trustee Share Plan. Shares available under the Trustee Share Plan can be divided among the various types of awards and among the participants as the Compensation Committee determines.

  The purchase price per Class A Common Share covered by a NQSO granted under the Trustee Share Plan shall be determined by the Board of Trustees. Payment of a NQSO may be made with cash, with previously owned Class A Common Shares, by foregoing compensation in accordance with Board rules or by a combination of these. SARs may be granted under the plan in lieu of NQSOs, in addition to NQSOs, independent of NQSOs or as a combination of the foregoing. A holder of a SAR is entitled upon exercise to receive Class A Common Shares or cash, as the Board of Trustees may determine, equal in value on the date of exercise to the amount by which the fair market value of one Class A Common Share on the date of exercise exceeds the exercise price fixed by the Board on the date of grant (which price shall not be less than 100% of the market price of a Class A Common Share on the date of grant) multiplied by the number of shares in respect of which the SARs are exercised.

  Restricted shares may be granted under the Trustee Share Plan in such amounts and with such periods of restriction as the Board of Trustees may designate. The Board of Trustees may condition the vesting or lapse of the period of restriction upon the attainment of one or more of the performance goals utilized for purposes of performance units or performance shares. Restricted shares entitle the holder thereof to participate as a shareholder of the Company; however, the holder may not sell, transfer, pledge or otherwise encumber such shares prior to the time it vests. A holder of restricted shares forfeits all unpaid accumulated dividends and all shares of restricted shares that have not vested prior to the date that such holder ceases to be a Trustee of the Company for any reason. The Trustee Share Plan authorizes the Board to grant performance units and performance shares which may be earned if specified long-term Company goals are achieved over a period of time selected by the Board. The performance goals must be based on the attainment by the Company of certain objective and/or subjective performance measures which may include one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, cash flow per share, market share, share price, revenues, costs, net income, cash flow and retained earnings. Prior to the grant of performance units or performance shares, the Board of Trustees may establish the performance goals (from among the performance measures described above relating to restricted shares) that must be satisfied before a payout of such awards is made. At the conclusion of the relevant performance period, the Board of Trustees will determine the extent to which the specified performance goals have been met. The Trustee Share Plan also authorizes the grant of share units at any time and from time to time on such terms as shall be determined by the Board of Trustees. Share units shall be payable in Class A Common Shares upon the occurrence of certain trigger events set forth on the participant's election form in his or her complete discretion. The terms and conditions of the trigger events may vary by share unit award, by the participant, or both. A participant is entitled to receive the Class A Common Shares in his or her share unit account to which a share unit award relates upon the occurrence of the applicable trigger event.

  Upon a change in control of the Company, all NQSOs, SARs, share units and restricted shares shall vest 100% and all performance units and performance shares shall immediately be paid out in cash, based upon the extent, as determined by the Board of Trustees, to which the performance goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever is higher. Generally, no award under the Trustee Share Plan may be sold, transferred, assigned, pledged or hypothecated, other than by will or by the laws of descent and distribution and all rights to any award shall be exercisable only by the participant during his or her lifetime. NQSOs may, in the Board's discretion, be transferrable to members of the optionee's immediate family, a trust established for the benefit of one or more such family members or a partnership in which such family members are the only partners. The optionee may not receive any consideration for such transfers. All outstanding awards granted under the plan will be forfeited immediately if the trustee is removed. Upon death or disability, all outstanding and vested NQSOs and SARs may be exercised within one year but in no event after the expiration date. If a trustee retires or terminates service for any other reason, all outstanding and vested NQSOs and SARs may be exercised within three months but in no event after the expiration date.

  The Trustee Share Plan may be amended, altered or discontinued by the Board of Trustees, but except as specifically provided therein, no amendment, alteration or discontinuance may be made which would in any manner adversely affect any award theretofore granted without the written consent of the participant. Except as expressly provided in the Trustee Share Plan, the plan may not be amended without shareholder approval to the extent such approval is required by law or the rules of a securities exchange on which the Company's Class A Common Shares are listed.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth as of December 3, 1997 certain information with respect to the beneficial ownership of Class A Common Shares and Class A Preferred Shares, and the voting power possessed thereby (based on 9,138,325 Class A Common Shares and 12,267,658 Class A Preferred Shares outstanding on that date), by (i) each person known to the Company to be the beneficial owner of more than 5% of each of the outstanding Class A Common Shares and the Class A Preferred Shares, (ii) each trustee and named executive officer of the Company who is a beneficial owner of any Class A Common Shares and (iii) all trustees and executive officers of the Company as a group, and as adjusted at that date to reflect the sale of the Class A Common Shares offered hereby (assuming the sale of 8,000,000 Class A Common Shares in the Offering). Such information (other than with respect to trustees and officers of the Company) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Company's Class A Common Shares.

                                            CLASS A COMMON SHARES                      CLASS A PREFERRED SHARES
                                    ------------------------------------------- ---------------------------------------
                                    AMOUNT AND NATURE     AMOUNT AND NATURE      AMOUNT AND NATURE   AMOUNT AND NATURE
                                      OF BENEFICIAL         OF BENEFICIAL          OF BENEFICIAL       OF BENEFICIAL     PERCENT
                                    OWNERSHIP(1) PRIOR    OWNERSHIP(1) AFTER    OWNERSHIP(1) PRIOR  OWNERSHIP(1) AFTER  OF TOTAL
                                     TO THE OFFERING         THE OFFERING         TO THE OFFERING      THE OFFERING      VOTING
                                    --------------------- --------------------- ------------------- -------------------   POWER
  FIVE PERCENT SHAREHOLDERS,                     PERCENT               PERCENT             PERCENT             PERCENT  AFTER THE
TRUSTEES AND EXECUTIVE OFFICERS      NUMBER      OF CLASS  NUMBER      OF CLASS   NUMBER   OF CLASS   NUMBER   OF CLASS  OFFERING
-------------------------------     ---------    -------- ---------    -------- ---------- -------- ---------- -------- ---------
   Veqtor Finance
    Company, LLC(2)(3)
    ..................              6,959,593(3)   76.2%  6,959,593(3)   40.6%  12,267,658   100%   12,267,658   100%       65%
    c/o Capital Trust
    605 Third Avenue,
    26th Floor
    New York, New York
    10016
   Jeffrey A. Altman..                    --        --          --        --           --    --            --    --        --
   Martin L. Edelman..                    --        --          --        --           --    --            --    --        --
   Gary R.
    Garrabrant(4).....                    --        --          --        --           --    --            --    --        --
   Craig M.
    Hatkoff(3)(4).....                    --        --          --        --           --    --            --    --        --
   John R.
    Klopp(3)(4).......                    --        --          --        --           --    --            --    --        --
   Sheli Z.
    Rosenberg(4)......                    --        --          --        --           --    --            --    --        --
   Lynne B. Sagalyn...                    --        --          --        --           --    --            --    --        --
   Samuel Zell(3)(4)..                    --        --          --        --           --    --            --    --        --
   Donald J. Meyer....                    --        --          --        --           --    --            --    --        --
   Edward L. Shugrue
    III...............                    --        --          --        --           --    --            --    --        --
   All executive
    officers and
    trustees as a
    group (10
    persons)..........                    --        --          --        --           --    --            --    --        --

-------
(1) The number of shares owned are those beneficially owned, as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2) CTILP and V2 are the sole managing members of Veqtor. The general partner of CTILP is SZ Investments LLC, the managing member of which is Zell General Partnership, Inc. ("Zell GP"). The sole stockholder of Zell GP is the Samuel Zell Revocable Trust (the "Zell Trust"). Mr. Samuel Zell serves as the trustee of the Zell Trust. Messrs. John R. Klopp and Craig M. Hatkoff are the sole members of V2.

(3) John R. Klopp, Craig M. Hatkoff and Samuel Zell collectively will indirectly control the affairs of Veqtor. Each of Messrs. Hatkoff, Klopp and Zell disclaim beneficial ownership of the Common Shares and Preferred Shares owned by Veqtor.

(4) Messrs. Zell, Klopp, Hatkoff and Garrabrant and Ms. Rosenberg hold indirect economic ownership interests in Veqtor equal to approximately 34.2%, 25%, 25%, 4.5% and 4.5%, respectively.

BUY/SELL AGREEMENT

  Veqtor, CTILP, V2 and Messrs. Klopp and Hatkoff are parties to an agreement, dated July 15, 1997, that contains buy/sell provisions pursuant to which (i) one member of Veqtor may purchase from or sell to the other member its interests in Veqtor or (ii) one member of V2 or CTILP may purchase the other V2 member's interest in V2 (the "Buy/Sell Agreement"). Pursuant to the agreement, from and after July 15, 2000, either CTILP or V2 as the initiating party (the "Initiating Party") may initiate the buy/sell process by notifying (the "Buy/Sell Notice") the other party (the "Responding Party") of its desire either to sell for cash all of its Veqtor Common Units to the Responding Party or to purchase for cash all of the Veqtor Common Units owned by the Responding Party, in each case, at the per unit price specified by the Initiating Party (the "Specified Price"). Upon receipt of the Buy/Sell Notice, the Responding Party must within 150 days elect either to sell its common interest units in Veqtor ("Veqtor Common Units") to the Initiating Party or purchase the Initiating Party's Veqtor Common Units at the Specified Price. If the Responding Party fails to respond to the Buy/Sell Notice, it shall be deemed to have elected to sell its Veqtor Common Units at the Specified Price.

  The Buy/Sell Agreement provides that upon the termination of employment with the Company of either John R. Klopp or Craig M. Hatkoff (including through death or disability) other than by voluntary termination (the "Termination Event") (the "Departing Person"), whomever of Messrs. Klopp or Hatkoff has not been the subject of the Termination Event (the "Remaining Person") shall have the right to purchase all of the interests in V2 then held by the Departing Person for cash at their fair market value as defined in the Buy/Sell Agreement ("Fair Market Value"). If the Remaining Person does not purchase the Departing Person's interest in V2, the Buy/Sell Agreement provides that CTILP shall have the right to purchase for cash from V2 50% of the Veqtor Common Units then held by V2 at their fair market value, upon which purchase V2 shall distribute to the Departing Person (or his estate or representative) an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities in full redemption of the interest in V2 then held by the Departing Person (or his estate or representative). If CTILP does not elect to purchase the Veqtor Common Units held by V2 pursuant to the foregoing, (i) Veqtor must distribute to V2 50% of its assets that V2 would be entitled to receive in a liquidation of Veqtor (whereupon V2's economic interest in Veqtor shall be correspondingly reduced) and (ii) V2 must distribute to the Departing Person 50% of such assets reduced by 50% of V2's aggregate liabilities in full redemption of the Departing Person's interest in V2.

  Pursuant to the Buy/Sell Agreement, upon the voluntary termination of employment with the Company of either of Messrs. Klopp or Hatkoff (the "Voluntarily Departing Person"), CTILP shall have the right to purchase from V2 50% of the Veqtor Common Units then held by V2 for cash at their fair market value, upon which purchase V2 shall distribute to the Voluntarily Departing Individual an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities in full redemption of the interest in V2 then held by the Voluntarily Departing Individual. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, the agreement provides that whomever of Messrs. Klopp or Hatkoff is not the Voluntarily Departing Individual (the "Voluntarily Remaining Member") shall have the right to purchase all of the interest in V2 then held by the Voluntarily Departing Individual for cash at its Fair Market Value. If the Voluntarily Remaining Member does not purchase from the Voluntarily Departing Individual all of the interest in V2 then held by the Voluntarily Departing Individual for cash at its Fair Market Value pursuant to the foregoing, (i) Veqtor must distribute to V2 50% of its assets that V2 would be entitled to receive in a liquidation of Veqtor (whereupon V2's economic interest in Veqtor shall be correspondingly reduced) and (ii) V2 must distribute to the Voluntarily Departing Person 50% of such assets reduced by 50% of V2's aggregate liabilities in full redemption of the Voluntarily Departing Person's interest in V2.

  Pursuant to the Buy/Sell Agreement, upon the termination of employment with the Company of both Messrs. Klopp and Hatkoff, within any 30-day period, for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of death or disability, CTILP shall have the right to purchase from V2 all of the Veqtor Common Units then held by V2 for cash at their Fair Market Value. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, Veqtor shall distribute to V2 100% of its assets that V2 would be entitled to receive in a liquidation of Veqtor in full redemption of 100% of the Veqtor Common Units then held by V2.

  Pursuant to the Buy/Sell Agreement, upon the termination of employment with the Company of either of Messrs. Klopp or Hatkoff for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, following by more than 30 days the prior termination of employment with the Company of the other individual for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, CTILP shall have the right to purchase from V2 all of the Veqtor Common Units then held by V2 for cash at their Fair Market Value. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, Veqtor shall distribute to V2 100% of its assets that V2 would be entitled to receive in a liquidation of Veqtor in full redemption of 100% of the Veqtor Common Units then held by V2.

  The Buy/Sell Agreement prohibits the transfer of Veqtor Common Units and interests in V2 except to permitted transferees as defined in the agreement or pursuant to the right of first refusal provision contained in the agreement. The Buy/Sell Agreement contains provisions governing the management of Veqtor. Pursuant to such provisions, in the event that V2 and CTILP do not hold the same number of Veqtor Common Units, then, notwithstanding anything to the contrary in the operating agreement governing Veqtor (the "Veqtor Operating Agreement"), all matters to be determined by V2 and CTILP as the managing members of Veqtor shall be determined as between V2 and CTILP by an affirmative vote of a majority of the Veqtor Common Units then held by V2 and CTILP, and V2 and CTILP shall be bound to act on such matter as managing members in the manner determined by such vote. The agreement provides that no permitted transferee or other third-party transferee shall be entitled to be appointed, or otherwise act as, a managing member of Veqtor.

  The Buy/Sell Agreement provides that notwithstanding anything to the contrary in the Veqtor Operating Agreement, as long as V2 and CTILP hold the same number of Veqtor Common Units, each shall be entitled to direct the nomination of an equal number of trustees/directors of the Company, and if Veqtor shall be entitled to nominate an odd number of trustees/directors, V2 and CTILP shall jointly select one of the trustee/director nominees. If V2 and CTILP do not hold the same number of Veqtor Common Units, then, notwithstanding anything to the contrary in the Veqtor Operating Agreement, V2 and CTILP each shall be entitled to direct the nomination of a number of trustees/directors equal to their relative percentage holdings of Veqtor Common Units multiplied by the total number of trustees/directors which Veqtor is then entitled to nominate (rounded to the nearest whole number).

NON-COMPETE AGREEMENT

  Samuel Zell and certain of his affiliates, including EGI, have and will continue to have a broad range of investment interests and will continue to be associated with companies directly or indirectly involved in real estate investment activities. However, pursuant to the limited liability company agreement of Veqtor, CTILP (which is controlled by Mr. Zell) and V2 have agreed that, except through the Company, each of them and certain of their owners shall not before May 20, 2000 form, organize or acquire control of any enterprise whose primary purpose is to engage in any of the businesses which are the primary focus of the Company's business plan. Mr. Zell has informed the Company that notwithstanding the limited duration of the foregoing non-competition provisions neither he nor any of his affiliates over which he exercises management control currently intends to compete with the Company in its proposed specialty finance company operations.

                             CERTAIN TRANSACTIONS

INTEREST PURCHASE AGREEMENT

  In connection with the Acquisition, the Company entered into an interest purchase agreement, dated as of June 16, 1997, with John R. Klopp, Craig M. Hatkoff and Valentine Wildove & Company, Inc., pursuant to which the Company acquired interests in Victor Capital and certain of its affiliated entities for a purchase price of $5.0 million. The purchase price under the interest purchase agreement is payable by the delivery by the Company to the sellers of the non-interest-bearing Acquisition Notes. The Acquisition Notes provide for ten semi-annual principal amortization payments in equal installments. Mr. Klopp and Mr. Hatkoff, each of whom is an officer and a trustee of the Company, each received an Acquisition Note in the principal amount of $2,162,500. Valentine Wildove & Company, Inc., in which Messrs. Klopp and Hatkoff are each 50% owners, received $675,000 in principal amount of the Acquisition Notes.

  The interest purchase agreement provides that the sellers will indemnify the Company for all damages as a result of any breach of any representation, warranty, covenant or agreement of the sellers contained in the interest purchase agreement.

INVESTMENT AGREEMENT

  Pursuant to the terms of the Investment Agreement, on July 15, 1997, the Company sold 12,267,658 Class A Preferred Shares to Veqtor for an aggregate purchase price of $33.0 million. The Investment Agreement provides that the Company will not amend the Restated Declaration unless (i) the Company has given Veqtor no less than 15 days prior notice of such change and (ii) the Board of Trustees has reasonably determined that the amendment does not contravene or violate the provisions of the Investment Agreement or the terms of the Class A Preferred Shares or Class B Preferred Shares, if any. The Company has agreed that, so long as any Class A Preferred Shares or Class B Preferred Shares remain outstanding, without the affirmative vote of the holders of more than 50% of the Class A Preferred Shares and Class B Preferred Shares then outstanding, voting as a single class, the Company will not incur any further indebtedness if the Company's debt to equity ratio would then exceed 5:1.

  The Company has also agreed in the Investment Agreement only to issue shares that are Junior Shares and only to issue Class B Preferred Shares upon the conversion of any Class A Preferred Shares or with the affirmative vote of the holders of a majority of the outstanding Preferred Shares. "Junior Shares" are defined as common shares and any other class or series of shares of the Company now or hereafter authorized, issued or outstanding that are subject, under the terms of the Restated Declaration, to the following restrictions and limitations: (i) no dividend or distribution can be declared or paid on the shares of such class or series unless all accrued dividends and other amounts then due with respect to the Class A Preferred Shares and Class B Preferred Shares shall have been paid in full; (ii) in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Class A Preferred Shares and Class B Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to shareholders the liquidation preference with respect to the Class A Preferred Shares and Class B Preferred Shares and any accrued and unpaid dividends thereon before any payment shall be made or any assets distributed to the holders of such other class or series of shares of the Company; and (iii) shares of such class or series are not required to be redeemed under any circumstances, either at the option of the Company or of any holder thereof, unless all of the outstanding Class A Preferred Shares and Class B Preferred Shares have theretofore been redeemed or converted.

  The Investment Agreement provides for certain registration rights with respect to securities of the Company held by Veqtor at the time of the Investment, to the extent such securities (whether or not converted into other securities of the Company) continue to be held by Veqtor or the Institutional Investors (or their respective transferees). The holders of such registrable securities will have the right from time to time to request that the Company prepare and file up to three registration statements under the Securities Act covering all or any portion of such registrable securities. In addition, if the Company proposes to file a registration statement at any time, the Company has agreed to use its best efforts, upon Veqtor's and the other holders' request, to cause any shares held by Veqtor and the other holders to be included in such registration. All such registration rights have been waived in connection with the Offering. In connection with any securities registration, Veqtor and the other holders, respectively, have agreed to pay all underwriting discounts and selling commissions on the shares registered on behalf of Veqtor and the other holders. All other costs of registration are to be paid by the Company.

  As a result of the Investment and its purchase of the Class A Common Shares from CRIL, Veqtor holds an aggregate of 19,227,251 of the Company's outstanding shares, representing approximately 90% of the total number of outstanding shares of the Company before the Offering and approximately 65% of the total number of shares of the Company after completion of the Offering (assuming the sale of 8,000,000 Class A Common Shares in the Offering). Certain members of the Company's Board of Trustees, including Messrs. Zell, Klopp, Hatkoff and Garrabrant and Ms. Rosenberg, hold indirect economic ownership interests in Veqtor equal to approximately 34.2%, 25%, 25%, 4.5% and 4.5%, respectively.

REIMBURSEMENT AGREEMENT

  Pursuant to an expense reimbursement arrangement with EGI, the Company has agreed to reimburse EGI the costs for certain general administrative services to the Company, including, among others, certain legal, tax, shareholder relations and insurance acquisition services, which are provided by employees of EGI. As of September 30, 1997, the Company had paid or accrued approximately $22,000 to EGI.

SHARING AGREEMENT

  Pursuant to an oral agreement with The Peregrine Real Estate Trust (the "Former Parent"), costs for certain general administrative services, including executive services (including the services of Mr. Morrow), accounting services, treasury services, financial reporting and internal bookkeeping services, shareholder relations and directors' and officers' insurance were shared with the Former Parent. The shared costs were allocated to the Company and the Former Parent based upon their respective asset values (real property and notes receivable), subject to annual negotiation. Pursuant to this agreement, approximately $435,000 and $258,000 was paid or accrued as a payable to the Former Parent in 1995 and 1996, respectively. As of December 31, 1996, the Company owed the Former Parent approximately $31,000 pursuant to the cost sharing agreement. The agreement was terminated on January 7, 1997 and all amounts owed thereunder were paid.

ASSET MANAGEMENT AGREEMENTS

  VP Metropolis Services, LLC, a wholly-owned subsidiary of the Company ("VPM"), is a party to an asset management agreement (the "VPM Asset Management Agreement") with MVB Metropolis Properties, L.P. ("MVB") pursuant to which VPM has agreed to manage, service and administer certain real estate assets owned by MVB and its affiliates, initially including a New York City property consisting of 46 condominium units and a pool of 18 mortgages secured by properties located throughout the United States. John R. Klopp and Craig M. Hatkoff, both trustees of the Company, are each 25.05% owners of VP-LP, LLC, which owns a 1.0% interest in MVB. In addition, Mr. Klopp is a vice president of MVB Metropolis Corp., the general partner and a 1.0% owner of MVB. Pursuant to the VPM Asset Management Agreement, fees of $28,272, $247,219, $149,069 and $128,362 were paid to VPM during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively.

  Victor Asset Management Partners, LLC, a wholly-owned subsidiary of the Company ("VAMP"), is a party to an asset management agreement (the "VAMP Asset Management Agreement I") with S.H. Mortgage Acquisition, LLC ("S.H. Mortgage Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by S.H. Mortgage Acquisition and its affiliates, initially including 21 loans secured by various properties and other assets located in New Jersey. Messrs. Klopp and Hatkoff are managing members of VP-NJ, LLC, which owns a 1.0% interest in and is the managing member of S.H. Mortgage Acquisition. Pursuant to the VAMP Asset Management Agreement I, fees of $126,406, $401,912 and $282,371 were paid to VAMP during 1995, 1996 and the nine months ended September 30, 1997, respectively.

  VAMP is also a party to an asset management agreement (the "VAMP Asset Management Agreement II") with RE Acquisition, LLC ("RE Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by RE Acquisition, initially including a pool of five mortgages and other rights relating to real properties located in New York and New Jersey. Messrs. Klopp and Hatkoff are managing members of VPC Partners, LLC, which owns a 0.7772% interest in RE Acquisition. In addition, Mr. Klopp is a manager of RE Acquisition. Pursuant to the VAMP Asset Management Agreement II, fees of $338,105 were paid to VAMP during the nine months ended September 30, 1997.

RELATIONSHIPS WITH MR. EDELMAN

  Mr. Edelman, who is a trustee of the Company, is of counsel to Battle Fowler LLP, a New York City law firm that is representing the Company in various matters relating to the sale of the Class A Common Shares offered hereby and has represented the Company and certain affiliates thereof, including Victor Capital, in the past with respect to various legal matters. The Company expects to continue to engage Battle Fowler LLP after the closing of the Offering.

  The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated parties on an arms-length basis.

                         DESCRIPTION OF CAPITAL SHARES

  Pursuant to the Restated Declaration, the authorized capital shares of the Company consist of an unlimited number of preferred shares of beneficial interest in the Company and common shares of beneficial interest in the Company issuable in classes or series, comprised of (i) Class A Preferred Shares, (ii) Class B Preferred Shares, (iii) Class A Common Shares and (iv) Class B Common Shares. As of December 3, 1997, there were 12,267,658 Class A Preferred Shares issued and outstanding, no Class B Preferred Shares issued and outstanding, 9,138,325 Class A Common Shares issued and outstanding and no Class B Common Shares issued and outstanding. The Certificate of Designation has currently fixed the number of authorized Class A Preferred Shares and the Class B Preferred Shares at 12,639,405 each. The Restated Declaration permits the Board of Trustees to authorize and issue additional shares of beneficial interest in the Company and to establish additional classes or series of preferred shares of beneficial interest and common shares of beneficial interest from time to time, including additional Class A Preferred Shares, Class B Preferred Shares, Class A Common Shares and Class B Common Shares. The Investment Agreement, however, provides that the approval of the holders of the preferred shares is required in order to authorize, create or issue any class or series of capital shares of the Company other than "Junior Shares" (see "--Preferred Shares--Voting Rights"), or to issue any Class B Preferred Shares other than upon the conversion of any Class A Preferred Shares.

  The following summary description of the capital shares of the Company is qualified in its entirety by reference to the Certificate of Designation and the Restated Declaration, a copy of each of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

COMMON SHARES

  Except as described below or as required by law, all Class A Common Shares and Class B Common Shares are identical and entitled to the same voting, dividend, liquidation and other rights. Holders of Class A Common Shares and Class B Common Shares are not entitled to preferences, appraisals or preemptive rights of any kind. No shareholder may demand that the Company redeem his or her Class A Common Shares or Class B Common Shares.

  Dividends. Holders of record of Class A Common Shares and Class B Common Shares on the record date fixed by the Company's Board of Trustees are entitled to receive such dividends as may be declared by the Board of Trustees out of funds legally available for such purpose, subject to the rights of the holders of any series of preferred shares. No dividends may be declared or paid in cash or property on any share of any class of Class A

Common Shares or Class B Common Shares, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of Class A Common Shares and Class B Common Shares except that if dividends are declared that are payable in common shares, such dividends shall be payable at the same rate on each class or series of Class A Common Shares and Class B Common Shares and shall be payable only in Class A Common Shares to holders of Class A Common Shares and in Class B Common Shares to holders of Class B Common Shares.

  Liquidation Rights. In the event of the liquidation of the Company and the distribution of its assets, after the payment in full or the setting apart for payment to all creditors of the Company of the amounts to which they shall be entitled and subject to such preferential amounts, if any, to which the holders of preferred shares at the time outstanding shall be entitled, the remaining assets of the Company available for payment and distribution to holders of Class A Common Shares and Class B Common Shares shall, subject to any participating or similar rights of preferred shares at the time outstanding, be distributed ratably, in accordance with the number of Class A Common Shares and Class B Common Shares held by each such holder, among the holders of Class A Common Shares and Class B Common Shares at the time outstanding.

  Voting Rights. The Class B Common Shares do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at any meeting of the shareholders.

  Except as otherwise provided by law and subject to the special voting rights of any outstanding preferred shares, the approval of all matters brought before the shareholders requires the affirmative vote of the holders of a majority in voting power of the voting shares (including the Class A Common Shares) that are present in person or represented by proxy and voting as a single class.

  Conversion Rights. Each Class A Common Share is convertible at the option of the holder thereof at any time and from time to time into one fully paid and nonassessable Class B Common Share and, subject to delivery of the certification described below, each Class B Common Share is convertible at the option of the holder thereof at any time and from time to time into one fully paid and nonassessable Class A Common Share. If Class B Common Shares are to be converted into Class A Common Shares, the holder of the Class B Common Shares must certify to the Company that the shareholder either (a) will not, together with any other person (other than the Company) who previously held voting shares of the Company now held by the shareholder, upon the issuance of such Class A Common Shares, own more than 4.9% of any class of voting shares of the Company or (b) is not limited by the BHCA to holding no more than 4.9% of any class or series of voting shares of the Company.

PREFERRED SHARES

  General. The Restated Declaration permits the Board of Trustees to issue preferred shares in one or more classes or series, with such rights, powers, preferences, privileges and restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Trustees, including, but not limited to: (i) the distinctive designation of such class or series and the number of Preferred Shares of such class or series authorized; (ii) the dividends payable with respect to such class or series, the rate or basis for determining such dividends, and conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on any other class or series of securities of the Company, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;
(iii) whether Preferred Shares of such class or series shall be redeemable at the option of the Company or upon the happening of a specified event, and, if redeemable, whether for cash, property or rights, including securities of the Company, as well as the times, prices or rates and any adjustment and other terms and conditions of such redemption; (iv) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of Preferred Shares of such class or series; (v) whether or not Preferred Shares of such class or series shall be convertible into or exchangeable for other securities of the Company, at the option of the Company or of the holder of such Preferred Shares or both, or upon the happening of a specified event, and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof; (vi) the extent, if any, to which the holders of the Preferred Shares of such class or series shall be entitled to vote with respect to the election of Trustees or on other issues, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a class or series or jointly with other classes or series, to elect one or more Trustees upon the happening of a specified event or otherwise, or entitled to multiple votes per Preferred Share; (vii) the restrictions, if any, on the issue or reissue of Preferred Shares of such class or series or any other classes or series; (viii) the extent, if any, to which the holders of the Preferred Shares of such class or series shall be entitled to preemptive rights; (ix) the rights of the holders of the Preferred Shares of such class or series upon the termination of the Company or any distribution of its assets, including, without limitation, any preferential amount payable upon such Preferred Shares or any other rights of holders of such Preferred Shares in the event of the liquidation, dissolution or winding up of the Company or the distribution of its assets and (x) the terms of any other provisions to be applicable to such Preferred Shares and such other powers, preferences, rights, limitations or restrictions as the Board of Trustees shall determine.

  In connection with the Investment, the Board of Trustees adopted a resolution which is set forth in the Certificate of Designation providing for the creation of two classes of the Company's Preferred Shares, consisting of 12,639,405 Class A Preferred Shares and 12,639,405 Class B Preferred Shares. In connection with the closing of the Investment, Veqtor purchased from the Company 12,267,658 Class A Preferred Shares for an aggregate purchase price of approximately $33.0 million.

  Except as described below or as required by law, both classes of Preferred Shares are identical and entitled to the same voting, dividend, liquidation and other rights.

  Dividends. Holders of the Preferred Shares are entitled to receive, when and as declared by the Board of Trustees, out of funds legally available therefor, cash dividends per share at the rate of 9.5% per annum on a per share price of $2.69. Such dividends shall accrue (whether or not declared) and, to the extent not paid for any dividend period, will be cumulative. Dividends on the Preferred Shares are payable, when and as declared, semi-annually, in arrears, no later than December 26 and June 25 of each year commencing December 26, 1997. No dividends may be declared or paid in cash or property on any Preferred Share unless simultaneously the same dividend is declared or paid on both classes of Preferred Shares except that if dividends are declared that are payable in common shares or Preferred Shares, such dividends shall be payable at the same rate on both classes of Preferred Shares. The Certificate of Designation provides that, unless all dividends and other amounts then accrued with respect to the Preferred Shares are paid in full, the Company may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of, any other shares of the Company (other than payment in or in exchange for Junior Shares (as defined above)).

  Liquidation Preference. In the event of the liquidation of the Company and the distribution of its assets, the holders of the Preferred Shares are entitled to receive out of assets of the Company available for distribution to shareholders an amount per share equal to $2.69 plus the amount of all dividends per share accrued and unpaid thereon through the date of final distribution to shareholders, whether or not declared, before any payment shall be made or any assets distributed to the holders of any other class or series of shares of the Company.

  Voting Rights. The Class A Preferred Shares are entitled to vote together with the holders of the Class A Common Shares as a single class on all matters submitted to a vote of shareholders. Each Class A Preferred Share entitles the holder thereof to a number of votes per share equal to the number of Class A Common Shares into which such Class A Preferred Share is then convertible. Except as described below, the Class B Preferred Shares do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at a shareholders' meeting.

  The holders of a majority of the outstanding Preferred Shares, voting together as a single class, but voting together as a separate class from the common shares, have, with certain exceptions, the right to approve any merger, consolidation or transfer of all or substantially all of the assets of the Company.

  In addition, the affirmative vote of the holders of a majority of the outstanding Preferred Shares, voting together as a single class, but voting together as a separate class from the common shares, is required in order to amend, alter or repeal any provision of the Certificate of Designation; authorize, create or issue any class or series of capital shares of the Company (other than Junior Shares); or incur any indebtedness if the Company's debt to equity ratio would exceed 5:1.

  Conversion Right. Each Class A Preferred Share is convertible at the option of the holder thereof at any time and from time to time in whole or in part into an equal number of Class B Preferred Shares or into a number of Class A Common Shares equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. Each Class B Preferred Share is convertible at the option of the holder thereof at any time and from time to time in whole or in part into an equal number of Class A Preferred Shares or into a number of Class B Common Shares equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. If Class B Preferred Shares are to be converted into Class A Preferred Shares, the holder of the Class B Preferred Shares must certify to the Company that the shareholder either (a) will not, together with any other person (other than the Company) who previously held voting shares of the Company now held by the shareholder, upon the issuance of such Class A Preferred Shares, own more than 4.9% of any class of voting shares of the Company or (b) is not limited by the BHCA to holding no more than 4.9% of any class or series of voting shares of the Company. Initially, the "Conversion Price" will be equal to $2.69, but the Conversion Price will be adjusted to provide the holders of the Class A Preferred Shares with customary anti-dilution protection, including protection from the issuance of additional shares at a price less than $2.69 per share.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon consummation of the Offering, the Company will have outstanding an aggregate of 17,138,325 Class A Common Shares (based on the number of Class A Common Shares outstanding as of December 3, 1997), assuming no exercise of outstanding options. Of the total number of outstanding Class A Common Shares, the 8,000,000 Class A Common Shares sold in the Offering, together with the outstanding Class A Common Shares currently held by the public shareholders, will be freely tradable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act (which sales would be subject to certain volume limitations and other restrictions described below). In addition, Veqtor holds 6,959,593 Class A Common Shares and 12,267,658 Class A Preferred Shares that are convertible into an equal number of Class A Common Shares, all of which are eligible for resale in the public market, subject to certain volume and other restrictions under Rule 144 and the "lock-up" discussed below.

  In general, under Rule 144 as currently in effect, a person, including a person who may be deemed an "affiliate" of the Company, who has held restricted shares for at least one year may sell such shares, subject to certain volume limitations and other restrictions, without registering them under the Act. The Company has agreed that during the period ending 180 days after the date of this Prospectus, and each of the Company's trustees, executive officers and affiliates and Veqtor has agreed that during the period ending one year after the date of this Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, each of them will not, subject to certain exceptions, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise. See "Underwriting." In addition, the Company's trustees and executive officers and affiliates and Veqtor have agreed that during the period commencing on the date hereof and ending one year after the date of this Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, they will not make any demand for or exercise any right with respect to the registration of any Class A Common Shares or any security convertible into or exercisable or exchangeable for Class A Common Shares. Rule 144 generally also permits sales of restricted shares, without any volume limitations, by a person who has not been an "affiliate" of the Company for at least three months preceding the sale of such shares and who has held those restricted shares for at least two years. Pursuant to the terms of the Investment Agreement, Veqtor and the other holders of the Company's registrable securities as defined in the Investment Agreement (or their assignees) will be entitled to certain demand registration rights with respect to the shares they hold. In addition to these demand registration rights, Veqtor and other holders of the Company's registrable securities (or their assignees) will be, subject to certain limitations, entitled to register their shares in connection with registration statements prepared by the Company to register the Company's equity securities. All such registration rights have been waived in connection with the Offering. See "Certain Transactions--Investment Agreement."

                          CERTAIN FEDERAL INCOME TAX
                   CONSEQUENCES TO NON-UNITED STATES HOLDERS

GENERAL

  The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Class A Common Shares by a holder who is not a United States person (a "Non-U.S. Holder"). For this purpose, the term "United States person" is defined as any person who is a citizen or resident of the United States, a corporation or a partnership or other entity created or organized in the United States or under the laws of the United States or of any state, or an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of source. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances, or to certain types of Non-U.S. Holders which may be subject to special treatment under United States federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers). Furthermore, this discussion is based on provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. Each prospective purchaser of Class A Common Shares is advised to consult a tax advisor with respect to current and possible future tax consequences of acquiring, holding and disposing of Class A Common Shares as well as any tax consequences that may arise under the laws of any U.S. state, municipality or other taxing jurisdiction.

  An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during the three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

DIVIDENDS

  The Company has not paid cash dividends on its Class A Common Shares since 1994 and does not anticipate paying any cash dividends on its Class A Common Shares in the foreseeable future. It is the current policy of the Board to reinvest earnings in the Company to the extent that such earnings are in excess of dividend requirements on its Class A Preferred Shares. The payment of any cash dividends in the future will depend upon the Company's earnings, financial condition and capital needs and on other factors deemed relevant by the Board. See "Dividend Policy." In the event, however, that dividends are paid on shares of Class A Common Shares, dividends paid to a Non-U.S. Holder of Class A Common Shares will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and the Non-U.S. Holder provides the payor with proper documentation or, if a tax treaty applies, the dividends are attributable to a U.S. permanent establishment of the Non-U.S. Holder. In order to claim the benefit of an applicable tax treaty rate, a Non-U.S. Holder may be required to file with the Company or its dividend paying agent a reduced treaty rate certificate. Dividends that are effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, are attributable to such a United States permanent establishment, are subject to United States federal income tax on a net income basis (that is, after allowance for applicable deductions) at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above (unless the payor has knowledge to the contrary) and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. However, for dividends paid after December 31, 1998, recently issued United States Treasury regulations require that a Non-U.S. Holder of Class A Common Shares who wishes to claim the benefit of an applicable treaty rate satisfy applicable certification and other requirements.

  A Non-U.S. Holder of Class A Common Shares eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS").

GAIN ON DISPOSITION OF CLASS A COMMON SHARES

  A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Class A Common Shares unless (i)(a) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States or (b) if a treaty applies, the gain is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Class A Common Shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, (iii) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes within the preceding five years, or (iv) the Non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to expatriates. The Company believes that it is a "U.S. real property holding corporation" for United States federal income tax purposes. A Non-U.S. Holder that falls under clause
(iii) will generally be taxed on the net gain derived from a sale at the United States federal income tax rates (including withholding tax generally at a rate of 10% of cash proceeds) generally applicable to U.S. persons. An exception from United States taxation as a result of this status may be available for persons who have not owned beneficially more than 5% of a class of shares regularly traded on an established securities market.

  If an individual Non-U.S. Holder falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale in a manner similar to a United States person. If an individual Non-U.S. Holder falls under clause (ii) above, such individual generally will be subject to a flat 30% tax on the gain derived from a sale, which may be offset by certain United States capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Thus, Non-U.S. Holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a sale of Class A Common Shares are urged to consult their tax advisors as to the tax consequences of such sale.

  If a Non-U.S. Holder that is a corporation falls under clause (i) above, it generally will be taxed on its net gain at the United States federal income tax rates generally applicable to U.S. corporations and, in addition, will be subject to the branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

FEDERAL ESTATE TAX

  Class A Common Shares held by an individual Non-U.S. Holder at the time of death (or, in certain cases, transferred prior to the Non-U.S. Holder's death) will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

  The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected with a trade or business in the United States of the Non-U.S. Holder or withholding was reduced by an applicable income tax treaty. Copies of the information returns reporting such dividends and withholding may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement.

  United States backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) generally will not apply to dividends paid to Non-U.S. Holders outside the United States that are either subject to the 30% withholding discussed above or that are not so subject because a tax treaty applies that reduces such 30% withholding. In that regard, under current United States Treasury regulations, backup withholding will not apply to dividends paid on Class A Common Shares to a Non-U.S. Holder at an address outside the United States unless the payor has knowledge that the payee is a United States person. However, for dividends paid after December 31, 1998, recently issued United States Treasury regulations provide that a Non-U.S. Holder will be subject to backup withholding unless applicable certification or other requirements are met. Backup withholding and information reporting generally will apply to dividends paid to addresses inside the United States on Class A Common Shares to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required certain identifying information.

  In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Class A Common Shares by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or, effective after December 31, 1998, certain brokers that are foreign partnerships with U.S. partners or that are engaged in a U.S. trade or business, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption.

  Payment by a United States office of a broker of the proceeds of a sale of Class A Common Shares is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                 UNDERWRITERS

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Morgan Grenfell Inc. are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, Merrill Lynch International and Morgan Grenfell & Co. Limited are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective number of Class A Common Shares set forth opposite the names of such Underwriters below:

                                                                       NUMBER OF
     NAME                                                               SHARES
     ----                                                              ---------
     U.S. Underwriters:
       Morgan Stanley & Co. Incorporated..............................
       Merrill Lynch, Pierce, Fenner & Smith
        Incorporated..................................................
       Deutsche Morgan Grenfell Inc. .................................
                                                                       ---------
       Subtotal....................................................... 6,400,000
                                                                       ---------
     International Underwriters:
       Morgan Stanley & Co. International Limited.....................
       Merrill Lynch International....................................
       Morgan Grenfell & Co. Limited..................................
                                                                       ---------
       Subtotal....................................................... 1,600,000
                                                                       ---------
         Total........................................................ 8,000,000
                                                                       =========

  The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives, are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Class A Common Shares offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Class A Common Shares offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken. Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares (as defined herein) for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person.

  Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements
(i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All Class A Common Shares to be purchased by the Underwriters under the Underwriting Agreement are referred to herein as the "Shares."

  Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed. The per share price of any Shares so sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

  Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

  Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

  The Underwriters initially propose to offer part of the Shares directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess
of $   a share under the public offering price. Any Underwriter may allow, and
such dealers may reallow, a concession not in excess of $   a share to other
Underwriters or to certain other dealers. After the initial offering of the Shares, the offering price and other selling terms may from time to time be varied by the Representatives.

  The Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 1,200,000 additional Class A Common Shares at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Class A Common Shares offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Class A Common Shares as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of Class A Common Shares set forth next to the names of all U.S. Underwriters in the preceding table.

  At the request of the Company, the U.S. Underwriters have reserved up to 400,000 Class A Common Shares (the "Reserved Shares") for sale at the public offering price to certain employees of the Company, the Company's business affiliates and other parties who have expressed an interest in purchasing Class A Common Shares. The number of Class A Common Shares available to the general public will be reduced to the extent these persons purchase the Reserved Shares. Any Reserved Shares that are not so purchased by such persons at the completion of the Offering will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.

  The Class A Common Shares are listed on the NYSE and Pacific Stock Exchange under the symbol "CT."

  The Company has agreed that during the period ending 180 days after the date of this Prospectus, and each of the Company's trustees, executive officers and affiliates and Veqtor has agreed that during the period ending one year after the date of this Prospectus, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, each of them will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to (w) the sale of the Shares to the Underwriters, (x) the issuance by the Company of shares pursuant to the Company's Incentive Share Plan or its Trustee Share Plan, (y) the issuance by the Company of shares upon conversion of outstanding Class A Preferred Shares or (z) the issuance by the Company of Class A Common Shares or any securities convertible into or exercisable or exchangeable for Class A Common Shares in connection with an acquisition, by merger or consolidation with, or by purchase of a substantial portion of the assets of, or by any other manner, of any business or any corporation, partnership, association or other business organization or division thereof which is not affiliated with Veqtor, EGI, V2 or Messrs. Zell, Klopp or Hatkoff.

  In order to facilitate the offering of the Class A Common Shares, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Common Shares. Specifically, the Underwriters may over-allot in connection with the Offering, creating a short position in the Class A

Common Shares for their own account. In addition, to cover over-allotments or to stabilize the price of the Class A Common Shares, the Underwriters may bid for, and purchase, Class A Common Shares in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Class A Common Shares in the offering, if the syndicate repurchases previously distributed Class A Common Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class A Common Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

  From time to time, certain of the Underwriters and their affiliates have provided, and continue to provide, investment and commercial banking services to the Company and certain of its affiliates. GACC, an affiliate of Deutsche Morgan Grenfell Inc., one of the U.S. Representatives, and Morgan Grenfell & Co. Limited, one of the International Representatives, is the sole lender under the Credit Facility. Until applied to fund investment or acquisition opportunities, the net proceeds of the Offering may be used to temporarily reduce the outstanding borrowings under the Credit Facility, which, including accrued interest, totaled approximately $35.5 million on November 11, 1997. See "Use of Proceeds." Since the amount to be repaid to GACC exceeds 10% of the net proceeds from the sale of the Shares, the offering of the Shares is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

  The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity, authorization and issuance of the Class A Common Shares offered hereby will be passed upon for the Company by Greenberg Glusker Fields Claman & Machtinger LLP. Certain other matters in connection with the Offering will be passed upon for the Company by Battle Fowler LLP. Martin L. Edelman, who is a trustee of the Company, is also of counsel to Battle Fowler LLP. Certain legal matters for the Underwriters will be passed upon by Davis Polk & Wardwell.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, appearing elsewhere in this Prospectus and Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of Victor Capital Group, L.P. (a Delaware limited partnership) and affiliates as of June 30, 1997 and December 31, 1996 and 1995 and for the six months ended June 30, 1997 and 1996 and for each of the three years in the period ended December 31, 1996, appearing elsewhere in this Prospectus and Registration Statement, have been reviewed or audited by David Berdon & Co. LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of the Company as of and for the nine months ended September 30, 1997, appearing elsewhere in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Phoenix Four, Inc. and subsidiaries as of and for the year ended December 31, 1996, appearing elsewhere in this Prospectus and Registration Statement, have been audited by BDO Binder, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

  The statement of revenue and certain operating expenses of Apparel Center Owners, Ltd. for the year ended December 31, 1996, appearing elsewhere in this Prospectus and Registration Statement has been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

  The statement of revenues and certain operating expenses of 555 West 57th Associates for the year ended December 31, 1996, appearing elsewhere in this Prospectus and Registration Statement, has been audited by Tackman, Pilla, Arnone and Company, P.C., independent public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

  The statement of revenues and certain operating expenses of 1325 Limited Partnership for the year ended December 31, 1996, appearing elsewhere in this Prospectus and Registration Statement, has been audited by Margolin, Winer & Evens LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected without charge at the office of the Commission at the Public Reference Section located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies thereof may be obtained from the Commission upon payment of the prescribed fees. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, N.Y. 10005, on which the Company's Class A Common Shares are traded.

  The Company has filed with the Commission a Registration Statement on Form S-1 (of which this Prospectus is a part) under the Securities Act with respect to the Class A Common Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information with respect to the Company and the Class A Common Shares offered hereby, reference is made to the Registration Statement and such exhibits and schedules, which can be inspected and copied at the public reference facilities and web site described above.

                         INDEX TO FINANCIAL STATEMENTS

  The financial information contained herein includes (i) certain historical consolidated financial statements of Capital Trust and its subsidiaries, (ii) certain historical financial statements of Victor Capital prior to its acquisition by Capital Trust on July 15, 1997, and (iii) certain historical financial statements of enterprises that are not affiliated by ownership or control with Capital Trust but are borrowers under loans originated by Capital Trust, which financial statements are included herein as supplemental information in accordance with applicable Commission rules and regulations.

                                                                           PAGE
                                                                           ----
CAPITAL TRUST
 Report of Independent Auditors...........................................  F-3
 Consolidated Balance Sheet as of September 30, 1997......................  F-4
 Consolidated Statement of Operations for the Nine Months Ended September
  30, 1997................................................................  F-5
 Consolidated Statement of Shareholders' Equity for the Nine Months Ended
  September 30, 1997......................................................  F-6
 Consolidated Statement of Cash Flows for the Nine Months Ended September
  30, 1997................................................................  F-7
 Notes to Consolidated Financial Statements...............................  F-8
 Report of Independent Accountants........................................ F-25
 Consolidated Balance Sheets as of December 31, 1996 and December 31,
  1995.................................................................... F-26
 Consolidated Statements of Operations for the Years Ended December 31,
  1996, 1995 and 1994..................................................... F-27
 Consolidated Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 1996, 1995 and 1994.................................. F-28
 Consolidated Statements of Cash Flows for the Years Ended December 31,
  1996, 1995 and 1994..................................................... F-29
 Notes to Consolidated Financial Statements............................... F-30
VICTOR CAPITAL GROUP, L.P.
 Independent Auditors' Report............................................. F-39
 Independent Accountants' Report.......................................... F-40
 Combined Balance Sheets as of December 31, 1996 and 1995 and June 30,
  1997 (unaudited)........................................................ F-41
 Combined Statements of Income for the Years Ended December 31, 1996, 1995
  and 1994 and the Six Months Ended June 30, 1997 and 1996 (unaudited).... F-42
 Combined Statements of Changes in Partners' and Members' Capital
  (Deficiency), and Stockholder's Equity for the Years Ended December 31,
  1996, 1995 and 1994 and the Six Months Ended June 30, 1997 (unaudited).. F-43
 Combined Statements of Cash Flows for the Years Ended December 31, 1996,
  1995 and 1994 and the Six Months Ended June 30, 1997 and 1996
  (unaudited)............................................................. F-44
 Notes to Combined Financial Statements................................... F-46
PHOENIX FOUR, INC.
 Independent Auditors' Report............................................. F-52
 Consolidated Statement of Assets, Liabilities and Stockholders' Equity at
  December 31, 1996....................................................... F-53
 Consolidated Statement of Income for the Year Ended December 31, 1996.... F-54
 Consolidated Statement of Cash Flows for the Year Ended December 31,
  1996.................................................................... F-55
 Summary of Significant Accounting Policies............................... F-56
 Notes to Consolidated Financial Statements............................... F-58

                                                                           PAGE
                                                                           ----
 Consolidated Statement of Assets, Liabilities and Stockholders' Equity at
  June 30, 1997 (Unaudited)............................................... F-63
 Consolidated Statement of Operations for the Six Months Ended June 30,
  1997 (Unaudited)........................................................ F-64
 Consolidated Statement of Cash Flows for the Six Months Ended June 30,
  1997 (Unaudited)........................................................ F-65
 Summary of Significant Accounting Policies............................... F-66
 Notes to Consolidated Financial Statements............................... F-68
APPAREL CENTER OWNERS, LTD.
 Report of Independent Public Accountants................................. F-72
 Statement of Revenues and Certain Operating Expenses for the Year Ended
  December 31, 1996 and the Nine Month Period Ended September 30, 1997
  (unaudited)............................................................. F-73
 Notes to Statement of Revenues and Certain Operating Expenses............ F-74
555 WEST 57TH ASSOCIATES
 Report of Independent Public Accountants................................. F-77
 Statement of Revenues and Certain Operating Expenses for the Year Ended
  December 31, 1996 and the Nine Months Ended September 30, 1997
  (unaudited)............................................................. F-78
 Notes to Statement of Revenues and Certain Operating Expenses............ F-79
1325 LIMITED PARTNERSHIP
 Report of Independent Accountants........................................ F-81
 Statements of Revenues and Certain Operating Expenses for the Year Ended
  December 31, 1996 and the Nine Months Ended September 30, 1997
  (unaudited)............................................................. F-82
 Notes to Statements of Revenues and Certain Operating Expenses........... F-83

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Capital Trust and Subsidiaries

  We have audited the accompanying consolidated balance sheet of Capital Trust and Subsidiaries (the "Company") as of September 30, 1997 and the related consolidated statement of operations, shareholders' equity and cash flows for the nine months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 1997, and the consolidated results of their operations and their cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New York, New York
November 5, 1997

                         CAPITAL TRUST AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                               ASSETS
Cash and cash equivalents............................................  $  4,063
Available-for-sale securities........................................    13,030
Investment and lending transactions, net of $155 reserve for possible
 credit losses.......................................................    88,358
Excess of purchase price over net tangible assets acquired, net......       337
Deposits and other receivables.......................................     3,795
Prepaid and other assets.............................................     2,712
                                                                       --------
    Total assets.....................................................  $112,295
                                                                       ========
                LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable and accrued expenses..............................  $  2,738
  Notes payable......................................................     4,867
  Credit facility....................................................    11,715
  Repurchase obligation..............................................    36,881
  Deferred revenue...................................................       725
                                                                       --------
    Total liabilities................................................    56,926
                                                                       --------
Commitments and contingencies
Shareholders' equity:
  Class A Preferred Shares, $1.00 par value, 12,639 shares autho-
   rized, 12,268 shares issued and outstanding.......................    12,268
  Class A Common Shares, $1.00 par value; unlimited shares autho-
   rized, 9,138 shares issued and outstanding........................     9,138
  Additional paid-in capital.........................................    75,719
  Unrealized gain on available-for-sale securities...................       459
  Accumulated deficit................................................   (42,215)
                                                                       --------
    Total shareholders' equity.......................................    55,369
                                                                       --------
    Total liabilities and shareholders' equity.......................  $112,295
                                                                       ========


          See accompanying notes to consolidated financial statements.

                         CAPITAL TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Income from investment and lending transactions:
  Interest and related income...................................... $    1,863
  Interest and related expenses....................................        790
                                                                    ----------
    Net income from investment and lending transactions............      1,073
                                                                    ----------
Other revenues:
  Advisory and asset management fees...............................        529
  Rental income....................................................        313
  Other interest income............................................      1,008
                                                                    ----------
    Total other revenues...........................................      1,850
                                                                    ----------
Other expenses:
  General and administrative.......................................      4,470
  Other interest expense...........................................        144
  Rental property expenses.........................................        123
  Depreciation and amortization....................................         52
                                                                    ----------
    Total other expenses...........................................      4,789
                                                                    ----------
  Loss before loss on sale of rental properties, provision for
   possible credit losses and income taxes.........................     (1,866)
Loss on sale of rental properties..................................       (432)
Provision for possible credit losses...............................       (155)
                                                                    ----------
  Loss before income taxes.........................................     (2,453)
Provision for income taxes.........................................        --
                                                                    ----------
  Net loss.........................................................     (2,453)
Less: Preferred Share dividend requirement.........................       (679)
                                                                    ----------
  Net loss allocable to Class A Common Shares...................... $   (3,132)
                                                                    ==========
Per share information:
  Net loss per Class A Common Share
    Primary and fully diluted...................................... $    (0.34)
                                                                    ==========
  Weighted average Class A Common Shares outstanding
    Primary and fully diluted......................................  9,138,325
                                                                    ==========


          See accompanying notes to consolidated financial statements.

                         CAPITAL TRUST AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                          PREFERRED SHARES COMMON SHARES ADDITIONAL
                          ---------------- -------------  PAID-IN   UNREALIZED ACCUMULATED
                          NUMBER   AMOUNT  NUMBER AMOUNT  CAPITAL      GAIN      DEFICIT    TOTAL
                          ---------------- ------ ------ ---------- ---------- ----------- -------
Balance at December 31,
 1996...................      --  $    --  9,138  $9,138  $55,117     $ (22)    $(39,762)  $24,471
Change in unrealized
 gain on available-for-
 sale securities........      --       --    --      --       --        481          --        481
Issuance of preferred
 shares.................   12,268   12,268   --      --    20,602       --           --     32,870
Net loss................      --       --    --      --       --        --        (2,453)   (2,453)
                          ------- -------- -----  ------  -------     -----     --------   -------
Balance at September 30,
 1997...................   12,268 $ 12,268 9,138  $9,138  $75,719      $459     $(42,215)  $55,369
                          ======= ======== =====  ======  =======     =====     ========   =======




          See accompanying notes to consolidated financial statements.

                         CAPITAL TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss............................................................ $ (2,453)
Adjustments to reconcile net loss to net cash used in operating ac-
 tivities:
  Depreciation and amortization.....................................       52
  Unrealized gain on available-for-sale securities..................      481
  Loss on sale of properties........................................      432
  Provision for credit losses.......................................      155
Changes in assets and liabilities net of effects from subsidiaries purchased:
  Deposits and other receivables....................................     (804)
  Prepaid and other assets..........................................   (2,846)
  Deferred revenue..................................................      725
  Accounts payable and accrued expenses.............................    2,877
  Other liabilities.................................................      (64)
                                                                     --------
Net cash used in operating activities...............................   (1,445)
                                                                     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Origination and purchase of investment and lending transactions...  (87,626)
  Principal collections on investment and lending transactions......      123
  Purchases of equipment and leasehold improvements.................     (421)
  Proceeds from sale of rental properties...........................    8,153
  Principal collections on available-for-sale securities............    3,483
  Acquisition of Victor Capital Group, L.P., net of cash acquired...   (4,066)
                                                                     --------
Net cash used in investing activities...............................  (80,354)
                                                                     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from repurchase obligations..............................   54,166
  Termination of repurchase obligations.............................  (17,285)
  Proceeds from credit facility.....................................   11,715
  Proceeds from notes payable.......................................    4,001
  Repayment of notes payable........................................   (4,303)
  Net proceeds from issuance of preferred shares....................   32,870
                                                                     --------
Net cash provided by financing activities...........................   81,164
                                                                     --------
Net decrease in cash and cash equivalents...........................     (635)
Cash and cash equivalents at January 1, 1997........................    4,698
                                                                     --------
Cash and cash equivalents at September 30, 1997..................... $  4,063
                                                                     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid during the period..................................... $    858
                                                                     ========

SUPPLEMENTAL SCHEDULE OF NON-CASH AND FINANCING TRANSACTIONS--SEE NOTE 15

          See accompanying notes to consolidated financial statements.

                        CAPITAL TRUST AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997

1. ORGANIZATION

  Capital Trust (the "Company") is a specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company makes or intends to make investments in various types of income producing commercial real estate including senior and junior commercial mortgage loans, preferred equity investments, direct equity investments and subordinate interests in commercial mortgage-backed securities ("CMBS"). The Company also provides real estate investment banking, advisory and asset management services through its subsidiary, Victor Capital Group, L.P. ("Victor Capital").

  The Company, which was formerly known as California Real Estate Investment Trust, was organized under the laws of the State of California pursuant to a declaration of trust dated September 15, 1966. On December 31, 1996, 76% of the Company's outstanding common shares of beneficial interest, $1.00 par value ("Common Shares") were held by the Company's former parent ("Former Parent"). On January 3, 1997, the Former Parent sold its entire 76% ownership interest (consisting of 6,959,593 Common Shares) in the Company to CalREIT Investors Limited Partnership ("CRIL"), an affiliate of Equity Group Investments, Inc. ("EGI") and Samuel Zell, the Company's current chairman of the board of trustees, for an aggregate price of approximately $20.2 million. Prior to the purchase, which was approved by the then-incumbent board of trustees, EGI and Victor Capital, a then privately held company owned by two of the current trustees of the Company, presented to the Company's then-incumbent board of trustees a proposed new business plan in which the Company would cease to be a real estate investment trust ("REIT") and instead become a specialty finance company as discussed above. EGI and Victor Capital also proposed that they provide the Company with a new management team to implement the business plan and invest, through an affiliate, a minimum of $30 million in a new class of preferred shares to be issued by the Company. In connection with the foregoing, the Company subsequently agreed that, concurrently with the consummation of the proposed preferred equity investment, it would acquire for $5 million Victor Capital's real estate investment banking, advisory and asset management businesses, including the services of its experienced management team. See Note 2.

  On July 15, 1997, the proposed preferred share investment was consummated and 12,267,658 class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in the Company ("Class A Preferred Shares") were sold to Veqtor Finance Company, LLC ("Veqtor"), an affiliate of Samuel Zell and the principals of Victor Capital for an aggregate purchase price of $33 million. Concurrently with the foregoing transaction, Veqtor purchased from CRIL the 6,959,593 Common Shares held by it for an aggregate purchase price of approximately $21.3 million (which shares were reclassified on that date as class A common shares of beneficial interest, $1.00 par value, in the Company ("Class A Common Shares") pursuant to the terms of an amended and restated declaration of trust, dated July 15, 1997, adopted on that date (the "Amended and Restated Declaration of Trust")). See Note 10.

  As a result of these transactions, a change of control of the Company occurred with Veqtor beneficially owning 19,227,251, or approximately 90% of the outstanding voting shares of the Company. Pursuant to the Amended and Restated Declaration of Trust, the Company's name was changed to "Capital Trust". As a result of the aforementioned events, the Company, as intended, commenced full implementation of the new business plan and thereby terminated its status as a REIT.

2. ACQUISITION OF VICTOR CAPITAL

  On July 15, 1997, the Company consummated, for $5.0 million, the acquisition of the real estate investment banking, advisory and asset management businesses of Victor Capital and certain affiliated entities including the following wholly-owned subsidiaries: VCG Montreal Management, Inc., Victor Asset Management Partners, L.L.C., VP Metropolis Services, L.L.C., and 970 Management, LLC.

                        CAPITAL TRUST AND SUBSIDIARIES

  Victor Capital provides services to real estate investors, owners, developers and financial institutions in connection with mortgage financings, securitizations, joint ventures, debt and equity investments, mergers and acquisitions, portfolio evaluations, restructurings and disposition programs. Victor Capital's wholly-owned subsidiaries provide asset management and advisory services relating to various mortgage pools and real estate properties. In addition, VCG Montreal Management, Inc. holds a nominal interest in a Canadian real estate venture.

  The purchase price of $5.0 million is evidenced by non-interest bearing acquisition notes, payable in ten semi-annual equal installments of $500,000. The acquisition notes have been discounted to $3.9 million based on an imputed interest rate of 9.5%. The acquisition has been accounted for under the purchase method of accounting. The excess of the purchase price of the acquisition in excess of net tangible assets acquired approximated $342,000.

  Had the acquisition occurred on January 1, 1997, pro forma revenues, net loss (after giving effect to the Preferred Share dividend requirement) and net loss per common share (primary and fully diluted) would have been: $6,534,000, $2,451,000 and $0.27, respectively.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  At December 31, 1996, the Company owned commercial rental property in Sacramento, California through a 59% limited partner interest in Totem Square L.P., a Washington limited partnership ("Totem"), and an indirect 1% general partner interest in Totem through its wholly-owned subsidiary Cal-REIT Totem Square, Inc. Totem Square Associates, an unrelated party, held the remaining 40% interest.

  The consolidated financial statements of the Company include the accounts of the Company and Victor Capital and related wholly-owned subsidiaries (included in the consolidated statement of operations since their acquisition on July 15, 1997) and the results from the disposition of its rental property held by Totem, which was sold on March 4, 1997 prior to commencement of the Company's new business plan. See Note 1. All significant intercompany balances and transactions have been eliminated in consolidation.

 Revenue Recognition

  Interest income for the Company's mortgage loans and investments is recognized over the life of the investment using the interest method and recognized on the accrual basis.

  Fees received in connection with loan commitments are deferred until the loan is advanced and are then recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

  Income recognition is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

  Fees from professional advisory services are generally recognized at the point at which all Company services have been performed and no significant contingencies exist with respect to entitlement to payment. Fees from asset management services are recognized as services are rendered.

 Reserve for Possible Credit Losses

  The provision for possible credit losses is the charge to income to increase the reserve for possible credit losses to the level that management estimates to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the

                        CAPITAL TRUST AND SUBSIDIARIES
portfolio and current economic conditions. When it is probable that the Company will be unable to collect all amounts contractually due, the account is considered impaired. Where an impairment is indicated, a valuation write-down or write-off is measured based upon the excess of the recorded investment amount over the net fair value of the collateral, as reduced for selling costs. Any deficiency between the carrying amount of an asset and the net sales price of repossessed collateral is charged to the reserve for credit losses.

 Cash and Cash Equivalents

  The Company classifies highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents. At September 30, 1997, cash equivalents consisted primarily of an investment in a money market fund that invests in Treasury bills.

 Available-for-Sale Securities

  Available-for-sale securities are reported on the consolidated balance sheet at fair market value with any corresponding change in value reported as an unrealized gain or loss (if assessed to be temporary), as a component of shareholders' equity, after giving effect to taxes.

 Commercial Mortgage-Backed Securities

  The Company has the intent and ability to hold its subordinated investment in CMBS until maturity. See Note 6. Consequently, this investment is classified as held to maturity and is carried at amortized cost at September 30, 1997.

  Income from CMBS is recognized based on the effective interest method using the anticipated yield over the expected life of the investments. Changes in yield resulting from prepayments are recognized over the remaining life of the investment. The Company recognizes impairment on its CMBS whenever it determines that the impact of expected future credit losses, as currently projected, exceeds the impact of the expected future credit losses as originally projected. Impairment losses are determined by comparing the current fair value of a CMBS to its existing carrying amount, the difference being recognized as a loss in the current period in the consolidated statement of income. Reduced estimates of credit losses are recognized as an adjustment to yield over the remaining life of the portfolio.

 Derivative Financial Instruments

  The Company uses interest rate swaps to effectively convert fixed rate assets to variable rate assets for proper matching with variable rate liabilities. The differential to be paid or received on these agreements is recognized as an adjustment to the interest income related to the earning asset.

  Each derivative used as a hedge is matched with an asset or liability with which it has a high correlation. The swap agreements are generally held to maturity and the Company does not use derivative financial instruments for trading purposes. Upon early termination of the designated matched asset or liability, the related derivative is matched to another appropriate item or marked to fair value.

 Equipment and Leasehold Improvements, Net

  Equipment and leasehold improvements, net, are stated at original cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated lives of the depreciable assets. Amortization is computed over the remaining terms of the related leases.

                        CAPITAL TRUST AND SUBSIDIARIES

  Expenditures for maintenance and repairs are charged directly to expense at the time incurred. Expenditures determined to represent additions and betterments are capitalized. Cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of sale or retirement. Any resulting profit or loss is reflected in the consolidated statement of operations.

 Sales of Real Estate

  The Company complies with the provisions of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate."

 Deferred Debt Issuance Costs

  The Company capitalizes costs incurred related to the issuance of long-term debt. These costs are deferred and amortized on a straight-line basis over the life of the related debt and recognized as a component of interest expense.

 Income Taxes

  Prior to commencement of full implementation of the new business plan on July 15, 1997, the Company had elected to be taxed as a REIT and, as such, was not taxed on that portion of its taxable income which was distributed to shareholders, provided that at least 95% of its real estate trust taxable income was distributed and that the Company met certain other REIT requirements. At July 15, 1997, the Company did not meet the requirements to continue to be taxed as a REIT and will therefore not be considered a REIT retroactive to January 1, 1997.

  The Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109, utilizes the liability method for computing tax expenses. Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying statutory tax rates to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for carryforwards. A valuation allowance is recognized if it is more likely than not that some portion of the deferred asset will not be recognized. When evaluating whether a valuation allowance is appropriate, SFAS No. 109 requires a company to consider such factors as previous operating results, future earning potential, tax planning strategies and future reversals of existing temporary differences. The valuation allowance is increased or decreased in future years based on changes in these criteria.

 Amortization of the Excess of Purchase Price Over Net Tangible Assets
Acquired

  The Company recognized the excess of purchase price over net tangible assets acquired in a business combination accounted for as a purchase transaction and is amortizing it on a straight-line basis over a period of 15 years. The carrying value of the excess of purchase price over net tangible assets acquired is analyzed quarterly by the Company based upon the expected revenue and profitability levels of the acquired enterprise to determine whether the value and future benefit may indicate a decline in value. If the Company determines that there has been a decline in the value of the acquired enterprise, the Company writes down the value of the excess of purchase price over net tangible assets acquired to the revised fair value.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

                        CAPITAL TRUST AND SUBSIDIARIES
disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Earnings Per Class A Common Share

  Primary earnings per Class A Common Share is computed by dividing net income
(loss), after deduction of preferred share dividends declared or required, by the weighted average number of Class A Common Shares outstanding during the period. Fully diluted earnings per Class A Common Share is computed by dividing net income (loss) by the weighted average number of Class A Common Shares outstanding and dilutive potential Class A Common Shares (convertible preferred share and share options) that were outstanding during the period. At September 30, 1997, the preferred shares and share options were not considered Class A Common Share equivalents for purposes of calculating fully diluted earnings per share as they were antidilutive. Accordingly, at September 30, 1997, there was no difference between primary and fully diluted loss per share or weighted average Class A Common Shares outstanding.

 New Accounting Pronouncements

  In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128") effective for periods ending after December 15, 1997. SFAS No. 128 simplifies the standard for computing earnings per share and makes them comparable with international earnings per share standards. The statement replaces primary earnings per share with Basic Earnings per Share ("Basic EPS") and fully diluted earnings per share with Diluted Earnings per Share ("Diluted EPS"). Basic EPS is computed based on the income applicable to Class A Common Shares (which is net loss reduced by the dividends on preferred shares) divided by the weighted-average number of Class A Common Shares outstanding during the period. Diluted EPS is based on the net earnings applicable to Class A Common Shares plus dividends on convertible preferred shares, divided by the weighted average number of Class A Common Shares and dilutive potential Class A Common Shares that were outstanding during the period. Dilutive potential Class A Common Shares include the convertible preferred shares and dilutive share options. The Company will adopt this accounting standard effective December 31, 1997, as required. The adoption of this accounting standard would have no effect on the reported September 30, 1997 earnings per share amounts.

  In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that all components of comprehensive income shall be reported in the financial statements in the period in which they are recognized. Furthermore, a total amount for comprehensive income shall be displayed in the financial statement where the components of other comprehensive income are reported. The Company was not previously required to present comprehensive income or the components therewith under generally accepted accounting principles. The Company intends to adopt the requirements of this pronouncement in its financial statements for the year ended December 31, 1998.

  In June 1997, the FASB issued Statement No.131, "Disclosure about segments of an Enterprise and Related Information" ("SFAS No. 131") effective for financial statements issued for periods beginning after December 15, 1997. SFAS No. 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates. The Company intends to adopt the requirements of this pronouncement in its financial statements for the year ended December 31, 1998. The adoption of SFAS No. 131 is not expected to have a material impact on the Company's financial statement disclosures.

                        CAPITAL TRUST AND SUBSIDIARIES

4. INTEREST RATE RISK MANAGEMENT

  Effective September 12, 1997, the Company entered into an interest rate swap agreement for a notional amount of $15 million with a financial institution counterparty whereby the Company swapped a fixed rate instrument for a floating rate instrument based on the London Interbank Offered Rate ("LIBOR"). Amounts arising from the differential are recognized as an adjustment to interest income related to the earning asset. See Note 6. The agreement terminates on April 12, 2006.

  The Company is exposed to credit loss in the event of non-performance by the counterparty to the agreement, although it does not anticipate such non-performance.

5. AVAILABLE-FOR-SALE SECURITIES

  At September 30, 1997, the Company's available-for-sale securities consisted of the following (in thousands):

                                                  GROSS UNREALIZED
                                                  -----------------   ESTIMATED
                                           COST    GAINS    LOSSES    FAIR VALUE
                                          ------- -------- --------   ----------
Federal National Mortgage Association,
 adjustable rate interest currently at
 7.923%, due April 1, 2024............... $ 2,359 $    --  $     (2)   $ 2,357
Federal Home Loan Mortgage Association,
 adjustable rate interest currently at
 7.944%, due June 1, 2024................     812        1      --         813
Federal National Mortgage Association,
 adjustable rate interest currently at
 7.360%, due May 1, 2025.................     532      --        (2)       530
Federal National Mortgage Association,
 adjustable rate interest currently at
 7.094%, due May 1, 2026.................   2,205      --       (19)     2,186
Federal National Mortgage Association,
 adjustable rate interest currently at
 7.146%, due June 1, 2026................   4,865       64      --       4,929
SL Green Realty Corp. Common Stock,
 85,600 shares...........................   1,798      417      --       2,215
                                          ------- -------- --------    -------
                                          $12,571     $482 $    (23)   $13,030
                                          ======= ======== ========    =======

  The maturity dates of debt securities are not necessarily indicative of expected maturities as principal is often prepaid on such instruments.

  The 85,600 shares of SL Green Realty Corp. Common Stock were received as partial payment for advisory services rendered by Victor Capital to SL Green Realty Corp. These shares are restricted from sale by the Company for a period of one year from the date of issuance, August 20, 1997.

  The cost of securities sold is determined using the specific identification method.

6. INVESTMENT AND LENDING TRANSACTIONS

  At September 30, 1997, the Company's investment and lending transactions consisted of the following (in thousands):

      (1) CMBS subordinated interest................................... $49,491
      (2) Participation in mezzanine loan..............................  15,617
      (3) Second mortgage transition financing.........................  11,532
      (4) Mortgage note acquisition bridge financing...................   9,800
      (5) Other mortgage loans receivable..............................   2,073
                                                                        -------
                                                                         88,513
      Less: Reserve for possible credit losses.........................    (155)
                                                                        -------
      Total investment and lending transactions........................ $88,358
                                                                        =======

                        CAPITAL TRUST AND SUBSIDIARIES

  At September 30, 1997, $86.4 million of the aforementioned investment and lending transactions bear interest at floating rates ranging from LIBOR plus 410 basis points to LIBOR plus 600 basis points. The remaining $2.1 million of investment and lending transactions were financed at fixed rates ranging from 8% to 9.5% at September 30, 1997. The average earning rate in effect at September 30, 1997 was 10.8%.

  (1) On June 30, 1997 the Company completed an investment in a junior, subordinated class of CMBS. The CMBS investment consists of securities with a face value of $49.6 million purchased at a discount for $49.2 million plus accrued fees. The investment is collateralized by twenty short-term commercial notes receivable with original maturities ranging from two to three years. 75% of the purchase price was financed (approximately $36.9 million) pursuant to a reverse repurchase agreement and is collateralized by the Company's investment in the CMBS.

  In addition, the Company was named "special servicer" for the entire loan portfolio of $413 million in which capacity the Company will earn fee income for management of the collection process should any of the loans become non-performing. At September 30, 1997, no fees relating to the special servicing arrangement were earned.

  (2) On September 19, 1997 the Company completed a fixed rate investment in the form of a $15.0 million portion of a ten year $80.0 million mezzanine loan secured by a pledge of the ownership interest in the entities that own an office building in New York City. Additionally, the investment is secured by a full payment guarantee by the principal owner of the property owning entities, in the event of certain circumstances, including bankruptcy. The investment was purchased at a premium for approximately $15.6 million. In the event that excess cash flow available, as defined, is insufficient to pay the loan's interest currently, up to 2% can be accrued and added to principal. Scheduled maturity of the note is April 2007, with prepayment prohibited for the first five years but permitted during the following four years with yield maintenance. The loan is fully prepayable with no premium or penalty in the tenth year. The purchase price was financed 75% (approximately $11.7 million) pursuant to a reverse repurchase agreement. Effective September 12, 1997, in order to hedge its interest rate risk under the transaction, the Company entered into an interest rate swap agreement. See Note 4. Effective September 30, 1997, the reverse repurchase agreement was terminated and refinanced with an $11.7 million borrowing under the Company's Credit Facility (as hereinafter defined). See Note 9.

  (3) On August 4, 1997, the Company originated, and funded in part, a $35.0 million commitment for a subordinated mortgage loan for improvements to a mixed-use property in Chicago, Illinois. The loan is subordinate to senior indebtedness and is secured by the mixed-use property and two mortgage notes aggregating $9.6 million on nearby development sites. The loan has a two-year initial term with a one-year extension option available to the borrower, subject to certain conditions, and is payable upon the sale of the property unless the Company approves the assumption of the debt by an institutional investor. On August 4, 1997, the Company funded $19.0 million against the aforementioned commitment and, subsequently, on August 19, 1997, the Company entered into a participation agreement with a third party (the "Participant") pursuant to which the Company assigned a 42.9% interest in the loan. In connection with the participation agreement, the Participant paid to the Company approximately $8.2 million or 42.9% of the $19.0 million previously funded by the Company. During September 1997, the Company and the Participant funded additional amounts aggregating $1.2 million, of which $506,000 was funded by the Participant. Through September 30, 1997, the Company's portion of the funding provided under the mortgage loan aggregated $11.5 million.

  As of September 30, 1997, the Company's remaining share of the commitment amounts to $8.5 million.

  (4) On August 13, 1997, the Company originated and funded a LIBOR-based $9.8 million short-term loan. The proceeds of the loan were used primarily for the acquisition of a first mortgage note that is secured by an office/warehouse facility located in Philadelphia, Pennsylvania (the "Philadelphia Property"), and for general

                        CAPITAL TRUST AND SUBSIDIARIES
corporate purposes. The loan is secured by a pledge of the first mortgage note, a pledge of a $4.4 million mortgage note secured by an industrial/warehouse facility in Queens, New York (the "Maspeth Property") (together with the Philadelphia Property, the "Operating Properties") and a $2.3 million pool of secured home loans to owners of cooperative apartments located in Brooklyn, New York. The loan is further secured by a pledge of various other loans owned by the borrower.

  The loan has a term of one year which may be extended by the borrower for an additional year.

  Condensed financial information for the Operating Properties is as follows (in thousands):

                                          PHILADELPHIA
                                            PROPERTY         MASPETH PROPERTY
                                      -------------------- --------------------
                                                  NINE                 NINE
                                        YEAR     MONTHS      YEAR     MONTHS
                                       ENDED      ENDED     ENDED      ENDED
                                      12/31/96   9/30/97   12/31/96   9/30/97
                                      -------- ----------- -------- -----------
                                               (UNAUDITED)          (UNAUDITED)
REVENUES:
  Rental revenue.....................  $1,929    $1,403      $697      $559
  Parking revenue....................     312       235       --        --
  Escalations and reimbursement reve-
   nue...............................     545       418       --        --
                                       ------    ------      ----      ----
    Total revenues...................   2,786     2,056       697       559
                                       ------    ------      ----      ----
CERTAIN EXPENSES:
  Property taxes.....................     206       183       157       114
  Utilities..........................     458       356         1       --
  Management fees....................      57        46       --         16
  General and administrative.........     144       111         6         2
  Repairs and maintenance............     241       161       --        --
  Insurance..........................      54        24        19        14
                                       ------    ------      ----      ----
  Total certain expenses.............   1,160       881       183       146
                                       ------    ------      ----      ----
    Revenues in excess of certain ex-
     penses..........................  $1,626    $1,175      $514      $413
                                       ======    ======      ====      ====

  With respect to the Philadelphia Property, approximately 87% of the property's revenues for the nine months ended September 30, 1997 were derived from two tenants. Operating leases to tenants expire through the year 2000 with future minimum rents under non-cancelable leases approximating (in thousands): $476 (three months ending December 31, 1997); $1,760 (1998); $1,448 (1999) and $618 (2000).

  With respect to the Maspeth Property, approximately 82% of the property's revenues for the nine months ended September 30, 1997 were derived from three tenants. Operating leases to the tenants expire through the year 2005 with future minimum rents under non-cancelable leases approximating (in thousands):
$209 (three months ending December 31, 1997); $657 (1998); $689 (1999); $715
(2000); $543 (2001) and $1,591 thereafter.

  (5) The mortgage loans receivable are collateralized by real estate properties in California and Arizona. These mortgage loans receivable mature at varying dates between February 11, 1999 and March 31, 2012.

  At September 30, 1997, the Company has letters of intent outstanding for various other lending transactions, the terms of which have not been finalized.

                        CAPITAL TRUST AND SUBSIDIARIES

7. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

  At September 30, 1997, equipment and leasehold improvements, net, are summarized as follows (in thousands):

                                                              PERIOD OF
                                                           DEPRECIATION OR
                                                            AMORTIZATION
                                                           ---------------
      Office equipment.................................... 3 to 7 years    $250
      Leasehold improvements.............................. Term of leases   134
                                                                           ----
                                                                            384
      Less: accumulated depreciation......................                  (51)
                                                                           ----
                                                                           $333
                                                                           ====

  Depreciation and amortization expense on equipment and leasehold improvements totaled $48,000 for the nine months ended September 30, 1997. Equipment and leasehold improvements are included in prepaid and other assets in the consolidated balance sheet.

8. NOTES PAYABLE

  At September 30, 1997, the Company has notes payable aggregating $4.9 million.

  In connection with the acquisition of Victor Capital and related entities, $5 million of non-interest bearing notes ("Acquisition Notes") were issued to the sellers, payable in ten semi-annual payments of $500,000. The Acquisition Notes have been discounted to $3.9 million based on an imputed interest rate of 9.5%. At September 30, 1997, the net present value of the Acquisition Notes amounted to approximately $4.0 million.

  The Company is also indebted under a note payable due to a life insurance company. The note bears interest at 9.50% per annum with principal and interest payable monthly until August 7, 2017 when the entire unpaid principal balance and any unpaid interest is due. The life insurance company has the right to call the entire note due and payable upon ninety days prior written notice. At September 30, 1997, the balance of the note payable amounted to approximately $866,000.

9. LONG-TERM DEBT

 Credit Facility

  Effective September 30, 1997, the Company entered into a credit agreement with a commercial lender that provides for a three-year $150 million line of credit (the "Credit Facility"). The Credit Facility provides for advances to fund lender-approved loans and investments made by the Company ("Funded Portfolio Assets"). Prior to the execution of the Credit Facility, the commercial lender provided financing to the Company of approximately $11.7 million pursuant to a reverse repurchase agreement. The agreement bore interest at LIBOR plus 2.25% and upon execution of the Credit Facility, the agreement was terminated and the $11.7 million was refinanced with an advance under the Credit Facility.

  The obligations of the Company under the Credit Facility are to be secured by pledges of the Funded Portfolio Assets acquired with advances under the Credit Facility. Borrowings under the Credit Facility will bear interest at specified rates over LIBOR, (averaging approximately 7.9% for the borrowing outstanding at September 30, 1997), which rate may fluctuate based upon the credit quality of the Funded Portfolio Assets. Upon the signing of the credit agreement, a commitment fee was due and when the total borrowing under the agreement exceeds $75 million an additional fee will be due. In addition, each advance requires payment of a drawdown fee. Future repayments and redrawdowns of amounts previously subject to the drawdown fee will not require the Company to pay any additional fees. The Credit Facility provides for margin calls on asset-specific

                        CAPITAL TRUST AND SUBSIDIARIES
borrowings in the event of asset quality and/or market value deterioration as determined under the credit agreement. The Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John
R. Klopp or Samuel Zell no longer retaining their senior offices and trusteeships with the Company and practical control of the Company's business and operations.

  On September 30, 1997, the unused Credit Facility amounted to $138.3 million.

 Repurchase Obligation

  The Company entered into a reverse repurchase agreement with the counter party of the CMBS transaction described in Note 6. At September 30, 1997, the balance of $36.9 million bears interest at a specified rate over LIBOR (6.75% at September 30, 1997), and has a one year term with quarterly extensions available every 90 days.

10. SHAREHOLDERS' EQUITY

 Authorized Capital

  Pursuant to the Company's Amended and Restated Declaration of Trust, all of the Company's previously issued common shares of beneficial interest, par value $1.00, were reclassified as Class A Common Shares on July 15, 1997. The total number of authorized capital shares of the Company is unlimited and currently consists of (i) Class A Preferred Shares, (ii) class B 9.5% cumulative convertible non-voting preferred shares of beneficial interest, $1.00 par value, in the Company ("Class B Preferred Shares"), (iii) Class A Common Shares, and (iv) class B common shares of beneficial interest, $1.00 par value, in the Company ("Class B Common Shares"). As of September 30, 1997, there were 12,267,658 Class A Preferred Shares issued and outstanding, no Class B Preferred Shares issued and outstanding, 9,138,325 Class A Common Shares issued and outstanding and no Class B Common Shares issued and outstanding. The Board of Trustees is authorized, with certain exceptions, to provide for the issuance of additional preferred shares of beneficial interest in one or more classes or series.

 Common Shares

  Except as described herein or as required by law, all Class A Common Shares and Class B Common Shares are identical and entitled to the same dividend, liquidation and other rights. The Class A Common Shares are voting shares entitled to vote on all matters presented to a vote of shareholders, except as provided by law or subject to the voting rights of any outstanding preferred shares. The Class B Common Shares do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at any meeting of the shareholders. Holders of record of Class A Common Shares and Class B Common Shares on the record date fixed by the Company's Board of Trustees are entitled to receive such dividends as may be declared by the Board of Trustees subject to the rights of the holders of any series of preferred shares.

  Each Class A Common Share is convertible at the option of the holder thereof into one Class B Common Share and, subject to certain conditions, each Class B Common Share is convertible at the option of the holder thereof into Class A Common Share.

  The Company is restricted from declaring or paying any dividends on its Class A Common Shares or Class B Common Shares unless all accrued and unpaid dividends with respect to the Preferred Shares have been paid in full.

 Preferred Shares

  In connection with the adoption of the Amended and Restated Designation of Trust, the Company created two classes of preferred shares, the Class A Preferred Shares and the Class B Preferred Shares (collectively, the "Preferred Shares"). Each class of Preferred Shares consists of 12,639,405 authorized shares, as specified in the certificate of designation, preferences and rights thereof adopted on July 15, 1997 (the "Certificate of Designation"). On July 15, 1997, Veqtor purchased from the Company 12,267,658 Class A Preferred Shares for an aggregate purchase price of approximately $33 million.

                        CAPITAL TRUST AND SUBSIDIARIES

  Except as described herein or as required by law, both classes of Preferred Shares are identical and entitled to the same dividend, liquidation and other rights as provided in the Certificate of Designation and the Restated Declaration. The Class A Preferred Shares are entitled to vote together with the holders of the Class A Common Shares as a single class on all matters submitted to a vote of shareholders. Each Class A Preferred Share entitles the holder thereof to a number of votes per share equal to the number of Class A Common Shares into which such Class A Preferred Share is then convertible. Except as described herein, the Class B Preferred Shares do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at a shareholders' meeting. The affirmative vote of the shareholders of a majority of the outstanding Preferred Shares, voting together as a separate single class, except in certain circumstances, have the right to approve any merger, consolidation or transfer of all or substantially all of the assets of the Company. Holders of the Preferred Shares are entitled to receive, when and as declared by the Board of Trustees, cash dividends per share at the rate of 9.5% per annum on a per share price of $2.69. Such dividends shall accrue (whether or not declared) and, to the extent not paid for any dividend period, will be cumulative. Dividends on the Preferred Shares are payable, when and as declared, semi-annually, in arrears, on December 26 and June 25 of each year commencing December 26, 1997.

  Each Class A Preferred Share is convertible at the option of the holder thereof into an equal number of Class B Preferred Shares, or into a number of Class A Common Shares equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. Each Class B Preferred Share is convertible at the option of the holder thereof, subject to certain conditions, into an equal number of Class A Preferred Shares or into a number of Class B Common Shares equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. The Conversion Price as of September 30, 1997 is $2.69.

11. GENERAL AND ADMINISTRATIVE EXPENSES

  General and administrative expenses for the nine months ended September 30, 1997 consist of (in thousands):

      Salaries and benefits............................................. $ 1,785
      Professional services.............................................   1,493
      Other.............................................................   1,192
                                                                         -------
      Total............................................................. $ 4,470
                                                                         =======

                        CAPITAL TRUST AND SUBSIDIARIES

12. INCOME TAXES

  The Company and its subsidiaries will elect to file a consolidated federal income tax return for the year ending December 31, 1997. The provision for income taxes for the nine months ended September 30, 1997 is comprised of the following:

      Current
        Federal......................................................... $  --
        State...........................................................    --
      Deferred
        Federal.........................................................    --
        State...........................................................    --
                                                                         ------
      Provision for income taxes........................................ $  --
                                                                         ======

  The Company has federal net operating loss carryforwards ("NOLs") as of September 30, 1997 of approximately $16.4 million. Such NOLs expire through 2011. The Company also had a federal capital loss carryover of approximately $1.6 million that can be used to offset future capital gains. Due to CRIL's purchase of 6,959,593 Class A Common Shares from the Company's Former Parent in January 1997 and another prior ownership change, NOLs are limited for federal income tax purposes to approximately $1.5 million annually. Any unused portion of such annual limitation can be carried forward to future periods.

  The reconciliation of income tax computed at the U.S. federal statutory tax rate to the effective income tax rate for the nine month period ended September 30, 1997 is as follows (in thousands):

      Federal in-
       come tax
       at statu-
       tory rate
       (34%).....  $ (836) (34)%
      State and
       local tax-
       es, net of
       federal
       tax bene-
       fit.......    (271) (11)%
      Tax benefit
       of net op-
       erating
       loss not
       currently
       recognized.  1,107   45%
                   ------  ---
                   $  --   --
                   ======  ===

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax reporting purposes.

  The components of the net deferred tax assets recorded under SFAS No. 109 as of September 30, 1997 is as follows (in thousands):

      Net operating loss carryforward................................. $  7,380
      Reserves on other assets........................................    3,165
      Reserve for possible credit losses..............................      155
      Deferred revenue................................................      326
      Reserve for uncollectible accounts..............................       70
                                                                       --------
      Deferred tax assets............................................. $ 11,096
      Valuation allowance.............................................  (11,096)
                                                                       --------
                                                                       $    --
                                                                       ========

  The Company recorded a valuation allowance to fully reserve its net deferred assets. Under SFAS No. 109, this valuation allowance will be adjusted in future years, as appropriate. However, the timing and extent of such future adjustments can not presently be determined.

                        CAPITAL TRUST AND SUBSIDIARIES

13. EMPLOYEE BENEFIT PLANS

 1997 Long-Term Incentive Share Plan

  On May 23, 1997, the Board of Trustees adopted the 1997 Long-Term Incentive Plan (the "Incentive Share Plan"), which became effective upon shareholder approval on July 15, 1997 at the 1997 annual meeting of shareholders (the "1997 Annual Meeting"). The Incentive Share Plan permits the grant of nonqualified share option ("NQSO"), incentive share option ("ISO"), restricted share, share appreciation right ("SAR"), performance unit, performance share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Incentive Share Plan and the Trustee Share Plan (as defined below). The maximum number of shares that may be subject of awards to any employee during the term of the plan may not exceed 500,000 shares and the maximum amount payable in cash to any employee with respect to any performance period pursuant to any performance unit or performance share award is $1.0 million. Through September 30, 1997, the Company had outstanding ISOs and NQSOs (the "Grants") pursuant to the Incentive Share Plan to purchase an aggregate of 607,000 Class A Common Shares with an exercise price of $6.00 per share (the closing Class A Common Share price on the date of the grant). None of the options are exercisable at September 30, 1997 and they have a remaining contractual life of 9 3/4 years.

  The ISOs shall be exercisable no more than ten years after their date of grant and five years after the grant in the case of a 10% shareholder and vest over a period of three years with one-third vesting at each anniversary date. Payment of an option may be made with cash, with previously owned Class A Common Shares, by foregoing compensation in accordance with performance compensation committee or compensation committee rules or by a combination of these.

  SFAS No. 123, "Accounting for Stock-Based Compensation" was issued by the FASB in October 1995. SFAS No. 123 encourages the adoption of a new fair-value based accounting method for employee stock-based compensation plans. SFAS No. 123 also permits companies to continue accounting for stock-based compensation plans as prescribed by APB Opinion No. 25. However, companies electing to continue accounting for stock-based compensation plans under the APB Opinion No. 25, must make pro forma disclosures as if the company adopted the cost recognition requirements under SFAS No. 123. The Company has continued to account for stock-based compensation under the APB Opinion No. 25. Accordingly, no compensation cost has been recognized for the Incentive Share Plan or the Trustee Share Plan in the accompanying consolidated statement of operations as the exercise price of the Grant equaled the market price of the underlying stock on the date of the Grant.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997, respectively: (1) dividend yield of zero;
(2) expected volatility of 40%; (3) risk-free interest rate of 6.15% and (4) an expected life of five years. The weighted average fair value of each share option granted during the nine months ended September 30, 1997 was $2.67.

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

                        CAPITAL TRUST AND SUBSIDIARIES

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the nine months ended September 30, 1997, pro forma net loss, after giving effect to the Class A Preferred Share dividend requirement, and primary and fully diluted loss per share, after giving effect to the fair value of the grants would be $3.3 million and $0.36, respectively.

  The pro forma information presented above is not representative of the effect share options will have on pro forma net income or earnings per share for future years.

 1997 Non-Employee Trustee Share Plan

  On May 23, 1997, the Board of Trustees adopted the 1997 Non-Employee Trustee Share Plan (the "Trustee Share Plan"), which became effective upon shareholder approval on July 15, 1997 at the 1997 Annual Meeting. The Trustee Share Plan permits the grant of NQSO, restricted shares, SAR, performance unit, share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Trustee Share Plan and the Incentive Share Plan. Through September 30, 1997, the Company issued to each of two trustees pursuant to the Trustee Share Plan NQSOs to purchase 25,000 Class A Common Shares with an exercise price of $6.00 per share (the closing Class A Common Share price on the date of grant).

  The purchase price per Class A Common Share covered by a NQSO granted under the Trustee Share Plan shall be determined by the Board of Trustees. Payment of a NQSO may be made with cash, with previously owned Class A Common Shares, by foregoing compensation in accordance with Board rules or by a combination of these. SARs may be granted under the plan in lieu of NQSOS, in addition to NQSOS, independent of NQSOs or as a combination of the foregoing. A holder of a SAR is entitled upon exercise to receive Class A Common Shares, or cash or a combination of both, as the Board of Trustees may determine, equal in value on the date of exercise to the amount by which the fair market value of one Class A Common Share on the date of exercise exceeds the exercise price fixed by the Board on the date of grant (which price shall not be less than 100% of the market price of a Class A Common Share on the date of grant) multiplied by the number of shares in respect of which the SARs are exercised.

  Restricted shares may be granted under the Trustee Share Plan with performance goals and periods of restriction as the Board of Trustees may designate. The performance goals may be based on the attainment of certain objective and/or subjective measures. The Trustee Share Plan also authorizes the grant of share units at any time and from time to time on such terms as shall be determined by the Board of Trustees. Share units shall be payable in Class A Common Shares upon the occurrence of certain trigger events. The terms and conditions of the trigger events may vary by share unit award, by the participant, or both.

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

  SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts does not represent the underlying value of the Company.

  The following methods and assumptions were used to estimate the fair value of each class financial instruments for which it is practicable to estimate that value:

                        CAPITAL TRUST AND SUBSIDIARIES

  Cash and cash equivalents: The carrying amount of cash on hand and money market funds is considered to be a reasonable estimate of fair value.

  Available-for-sale securities: The fair value was determined based upon the market value of the securities.

  Investing and lending transactions, net: The fair values were estimated by using current institutional purchaser yield requirements. The fair value of the investing and lending transactions totaled $88.7 million at September 30, 1997.

  Interest rate swap agreement: The fair value was estimated based upon the amount at which similar financial instruments would be valued. At September 30, 1997, the fair value of the interest rate swap approximated ($348,000).

  Credit Facility: The Credit Facility was entered into effective September 30, 1997, and therefore, the carrying value is a reasonable estimate of fair value.

  Repurchase obligation: The repurchase obligation bears interest which is at a floating rate and is a reasonable estimate of fair value.

  The notes included above reflect fair values where appropriate for the financial instruments of the Company, utilizing the assumptions and methodologies as defined.

15. SUPPLEMENTAL SCHEDULE OF NON-CASH AND FINANCING ACTIVITIES

  The following is a summary of the significant non-cash investing and financing activities during the nine months ended September 30, 1997:

      Stock received as partial compensation for advisory services...... $1,798

  In connection with the sale of properties and notes receivable, the Company entered into various non-cash transactions as follows during the nine months ended September 30, 1997:

      Sales price less selling costs................................... $ 8,396
      Amount due from buyer............................................  (1,090)
                                                                        -------
      Net cash received................................................ $ 7,306
                                                                        =======

16. TRANSACTIONS WITH RELATED PARTIES

  The Company entered into a consulting agreement, dated as of July 15, 1997, with a Trustee of the Company. The consulting agreement has a term of one year and provides for a consulting fee of $150,000. Pursuant to the agreement, the Trustee provides consulting services for the Company including strategic planning, identifying and negotiating mergers, acquisitions, joint ventures and strategic alliances, and advising as to capital structure matters. During the nine months ended September 30, 1997 the Company has incurred an expense of $37,000 in connection with this agreement.

  The Company pays EGI, an affiliate under common control of the Chairman of the Board of Trustees, for certain corporate services. These services include consulting on legal matters, tax matters, risk management, investor relations and investment banking. During the nine months ended September 30, 1997, the Company has incurred $22,000 of expenses in connection with these services.

                        CAPITAL TRUST AND SUBSIDIARIES

  Prior to January 7, 1997, the Company had an oral agreement with the Company's former parent whereby certain general administrative costs were allocated to the Company based upon a formula agreed to by the parties. At September 30, 1997, the Company had no amounts due to the Company's former parent pursuant to the cost allocation arrangement.

  During the nine months ended September 30, 1997, the Company, through two of its acquired subsidiaries, earned asset management fees pursuant to agreements with entities in which two of the executive officers and trustees of the Company have an equity interest and serve as officers, members or as a general partner thereof. During the nine months ended September 30, 1997, the Company earned $233,000 from such agreements, which has been included in the consolidated statement of operations.

17. COMMITMENTS AND CONTINGENCIES

 Leases

  The Company leases premises and equipment under operating leases with various expiration dates. Minimum annual rental payments at September 30, 1997 are as follows (in thousands):

      Three months ending December 31, 1997............................. $  101
      Years ending December 31,
      1998..............................................................    484
      1999..............................................................    491
      2000..............................................................    173
                                                                         ------
                                                                         $1,249
                                                                         ======

  Rent expense for office space and equipment amounted to $183,000 for the nine months ended September 30, 1997.

 Litigation

  In the normal course of business, the Company is subject to various legal proceeding and claims, the resolution of which, in management's opinion, will not have a material adverse effect on the consolidated financial position or the results of operations of the company.

 Employment Agreements

  The Company has employment agreements with three of its executives.

  The employment agreements with two of the executives provide for five-year terms of employment commencing as of July 15, 1997. Such agreements contain extension options which extend such agreements automatically unless terminated by notice, as defined, by either party. The employment agreements provide for base annual salaries of $500,000, which will be increased each calendar year to reflect increases in the cost of living and will otherwise be subject to increase in the discretion of the Board of Trustees. Such executives are also entitled to annual incentive cash bonuses to be determined by the Board of Trustees based on individual performance and the profitability of the Company and are participants in the Incentive Share Plan and other employee benefit plans of the Company.

  The employment agreement with another executive provides for a two year employment term. Such agreement contains extension options which extend the agreement automatically unless terminated by notice by either party. The employment agreement provides for base annual salary of $300,000, annual bonuses, as specified, at the end of 1997 and 1998, and participation in the Incentive Share Plan and other employee benefit plans of the Company. Such executive is also entitled to an annual incentive cash bonus to be determined by the Board of Trustees based on individual performance and the profitability of the Company.

                        CAPITAL TRUST AND SUBSIDIARIES

18. SUBSEQUENT EVENTS

  On October 31, 1997 the Company entered into an agreement to provide a secured second mortgage loan of $10 million, which is secured by a 64% tenancy-in-common interest in an office building located in New York City; the loan is further secured by a pledge by the members of the borrower of 100% of membership interests in the borrower. The loan is for five years and bears interest at a fixed rate. The Company earns certain financing fees in connection therewith and such fees will be recognized over the life of the loan as an adjustment to yield. The Company financed the aforementioned investment in part by entering into a repurchase agreement which is collateralized by certain of the Company's debt securities.

  On October 6, 1997, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission pursuant to which the Company intends to register 9.2 million Class A Common Shares, including 1.2 million shares that may be sold under an over-allotment option available to the underwriters, exercisable for 30 days after the shares are registered.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of California
Real Estate Investment Trust:

  We have audited the accompanying consolidated balance sheets of California Real Estate Investment Trust and Subsidiary (the "Trust") as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows, and changes in shareholders' equity for each of the three years in the period ended December 31, 1996. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of California Real Estate Investment Trust and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statements schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

San Francisco, California
February 14, 1997


Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
                      ASSETS
                      ------
Investments, Generally Held for Sale:
  Rental properties, less accumulated depreciation
   of $0 and $2,777,000 in 1996 and 1995,
   respectively, and valuation allowances of $0 and
   $6,898,000 in 1996 and 1995, respectively....... $  8,585,000  $ 17,215,000
  Notes receivable, net of valuation allowances and
   deferred gains of $6,127,000 and $9,151,000 in
   1996 and 1995, respectively.....................    1,576,000    10,502,000
  Marketable securities available-for-sale.........   14,115,000           --
                                                    ------------  ------------
                                                      24,276,000    27,717,000
Cash...............................................    4,698,000     4,778,000
Receivables, net of allowance of $1,001,000 and
 $700,000 in 1996 and 1995, respectively...........      707,000       680,000
Other assets, net of valuation allowance of $0 and
 $310,000 in 1996 and 1995 respectively............      355,000       357,000
                                                    ------------  ------------
    Total Assets................................... $ 30,036,000  $ 33,532,000
                                                    ============  ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------
Liabilities:
  Long-term notes payable, collateralized by deeds
   of trust on rental properties................... $  5,169,000  $  8,335,000
  Accounts payable and accrued expenses............      326,000       209,000
  Other liabilities................................       70,000        81,000
                                                    ------------  ------------
    Total Liabilities..............................    5,565,000     8,625,000
Commitments (Note 10)
Shareholders' Equity:
  Shares of beneficial interest, par value $1.00 a
   share; unlimited authorization, 9,137,000 and
   9,137,000 shares outstanding in 1996 and 1995,
   respectively....................................    9,137,000     9,137,000
  Additional paid-in capital.......................   55,118,000    55,118,000
Unrealized holding loss on marketable securities...      (22,000)          --
Accumulated deficit................................  (39,762,000)  (39,348,000)
                                                    ------------  ------------
    Total Shareholders' Equity.....................   24,471,000    24,907,000
                                                    ------------  ------------
      Total Liabilities and Shareholders' Equity... $ 30,036,000  $ 33,532,000
                                                    ============  ============

          See accompanying notes to consolidated financial statements.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                               1996        1995         1994
                                            ----------  -----------  ----------
Revenues:
  Rent....................................  $2,019,000  $ 2,093,000  $2,593,000
  Interest................................   1,136,000    1,396,000   1,675,000
  Hotel...................................         --        46,000     519,000
                                            ----------  -----------  ----------
                                             3,155,000    3,535,000   4,787,000
                                            ----------  -----------  ----------
Expenses:
  Operating expenses......................     685,000      584,000   1,011,000
  Hotel operating expenses................         --         8,000     771,000
  Property management.....................      96,000       96,000     252,000
  Depreciation and amortization...........      64,000      662,000     595,000
  Interest................................     547,000      815,000   1,044,000
  General and administrative..............   1,503,000      933,000     813,000
                                            ----------  -----------  ----------
                                             2,895,000    3,098,000   4,486,000
                                            ----------  -----------  ----------
Income before gain (loss) on foreclosure
 or sale of investments and valuation
 losses...................................     260,000      437,000     301,000
Net gain (loss) on foreclosure or sale of
 investments..............................   1,069,000       66,000    (218,000)
                                            ----------  -----------  ----------
  Income before valuation losses..........   1,329,000      503,000      83,000
Valuation losses..........................   1,743,000    3,281,000     119,000
                                            ----------  -----------  ----------
  Net Loss................................    (414,000)  (2,778,000)    (36,000)
                                            ==========  ===========  ==========
Net loss per share of beneficial interest.  $    (0.05) $     (0.30) $    (0.00)
                                            ==========  ===========  ==========


          See accompanying notes to consolidated financial statements.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                              SHARES OF                                  UNREALIZED
                         BENEFICIAL INTEREST  ADDITIONAL                HOLDING LOSS     TOTAL
                         --------------------   PAID-IN   ACCUMULATED   ON MARKETABLE SHAREHOLDERS
                          NUMBER     AMOUNT     CAPITAL     DEFICIT      SECURITIES      EQUITY
                         --------- ---------- ----------- ------------  ------------- ------------
Balance at January 1,
 1994................... 9,125,000 $9,125,000 $55,106,000 $(35,620,000)   $    --     $28,611,000
Net loss................       --         --          --       (36,000)        --         (36,000)
Proceeds from shares
 issued.................    12,000     12,000      12,000          --          --          24,000
Distributions...........       --         --          --      (914,000)        --        (914,000)
                         --------- ---------- ----------- ------------    --------    -----------
Balance at December 31,
 1994................... 9,137,000  9,137,000  55,118,000  (36,570,000)        --      27,685,000
                         --------- ---------- ----------- ------------    --------    -----------
Net loss................       --         --          --    (2,778,000)        --      (2,778,000)
                         --------- ---------- ----------- ------------    --------    -----------
Balance at December 31,
 1995................... 9,137,000  9,137,000  55,118,000  (39,348,000)        --      24,907,000
                         --------- ---------- ----------- ------------    --------    -----------
Unrealized holding loss
 on marketable
 securities.............       --         --          --           --      (22,000)       (22,000)
Net loss................       --         --          --      (414,000)        --        (414,000)
                         --------- ---------- ----------- ------------    --------    -----------
Balance at December 31,
 1996................... 9,137,000 $9,137,000 $55,118,000 $(39,762,000)   $(22,000)   $24,471,000
                         ========= ========== =========== ============    ========    ===========


          See accompanying notes to consolidated financial statements.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                             1996         1995         1994
                                         ------------  -----------  ----------
Cash flows from operating activities:
  Net (loss)............................ $   (414,000) $(2,778,000) $  (36,000)
                                         ------------  -----------  ----------
  Adjustments to reconcile net (loss) to
   net cash provided by operating
   activities:
    Depreciation and amortization.......       64,000      662,000     595,000
    (Gain) loss on foreclosure or sale
     of investments.....................   (1,069,000)     (66,000)    218,000
    Valuation losses....................    1,743,000    3,281,000     119,000
Changes in assets and liabilities:
  (Increase) decrease in receivables....      (38,000)     294,000     107,000
  (Increase) decrease in other assets...      (61,000)    (282,000)     82,000
  Increase (decrease) in accounts
   payable and accrued expenses.........      226,000      166,000     (45,000)
  Increase (decrease) in other
   liabilities..........................       (2,000)      11,000    (106,000)
                                         ------------  -----------  ----------
      Total adjustments to net (loss)...      863,000    4,066,000     970,000
                                         ------------  -----------  ----------
    Net cash provided by operating
     activities.........................      449,000    1,288,000     934,000
                                         ------------  -----------  ----------
Cash flows from investing activities:
  Payments related to sales of rental
   properties...........................          --           --     (100,000)
  Proceeds from sale of assets..........   13,796,000          --          --
  Improvements to rental properties.....     (146,000)    (321,000)   (106,000)
  Collections on notes receivable.......       35,000      850,000     346,000
  Purchase of marketable securities.....  (15,849,000)         --          --
  Principal collection of marketable
   securities...........................    1,712,000          --          --
  Increase in notes receivable..........          --           --     (175,000)
                                         ------------  -----------  ----------
    Net cash (used in) provided by
     investing activities...............     (452,000)     529,000     (35,000)
                                         ------------  -----------  ----------
Cash flows from financing activities:
  Principal payments on long-term notes
   payable..............................      (77,000)    (405,000)    (94,000)
  Distributions paid....................          --           --     (890,000)
                                         ------------  -----------  ----------
    Net cash used in financing
     activities.........................      (77,000)    (405,000)   (984,000)
                                         ------------  -----------  ----------
    Net (decrease) increase in cash.....      (80,000)   1,412,000     (85,000)
Cash, beginning of year.................    4,778,000    3,366,000   3,451,000
                                         ------------  -----------  ----------
Cash, end of year....................... $  4,698,000  $ 4,778,000  $3,366,000
                                         ============  ===========  ==========

          See accompanying notes to consolidated financial statements.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization

  Capital Trust (f/k/a California Real Estate Investment Trust (the "Company" or "CalREIT") was organized under the laws of the State of California pursuant to a Declaration of Trust dated September 15, 1966.

  The Trust became a partner of Totem Square, L. P. ("Totem"), a Washington Limited Partnership in which the Company owns a 59% interest, on November 30, 1990. The Trust also formed CalREIT Totem Square, Inc. ("Cal-CORP") to act as general partner of Totem. Cal-CORP has a 1% interest in Totem, and Totem Square Associates, an unrelated party, has the remaining 40%.

  In 1994, the Company operated as a subsidiary of The Peregrine Real Estate Trust ("Peregrine"), which then held 76% of the Company's outstanding Shares of Beneficial Interest. In April 1994, Peregrine replaced the CalREIT Board of Trustees with a slate of its own Trustees. In 1995, the Board was expanded from three to five Trustees, two of whom were independent. In 1996, the Board of Trustees was comprised of two independent Trustees, one Trustee who concurrently served on the Board of Trustees of Peregrine, a former officer of the Company, and the then Chief Executive Officer of the Company.

  On January 3, 1997, Peregrine sold its entire 76%-ownership interest in the Company to CalREIT Investors Limited Partnership, an entity controlled by Samuel Zell. Simultaneous with the closing of this Transaction, the Board of Trustees was expanded to seven members; one Trustee, who also served on the Peregrine Board of Trustees, resigned; and three additional Trustees, nominated by CRIL, were appointed to the Board.

  At the end of 1996, the Company owned two commercial properties, Fulton Square Shopping Center and Totem Square located in Sacramento, California and Kirkland, Washington, respectively. The Trust also owned a mortgage note portfolio of three notes encompassing approximately $7.7 million in loans, with an aggregate book value of approximately $1.6 million. These loans bear interest at an overall effective rate of approximately 8%. They are collateralized by mortgages on real property. Most of the investments in the three loans were originated by the Company in connection with the disposition of Trust properties prior to 1996. Additionally, at December 31, 1996, the Company had approximately $14 million invested in liquid mortgage-backed securities.

 Principles of Consolidation

  For 1996, 1995 and 1994, the consolidated financial statements include the accounts of the Company, Cal-CORP and Totem.

 Rental Properties

  At December 31, 1996 and 1995, rental properties are carried at cost, net of accumulated depreciation and less a valuation allowance for possible investment losses. The Trust's valuation allowance for possible investment losses represents the excess of the carrying value of individual properties over their appraised or estimated fair value less estimated selling costs. At December 31, 1996 all rental properties are classified as held for sale and valued at net estimated sales price.

  The additions to the valuation allowance for possible investment losses are recorded after consideration of various external factors, particularly overbuilding in real estate markets which has a negative impact on achievable rental rates. A gain or loss will be recorded to the extent that the amounts ultimately realized from property sales differ from those currently estimated. In the event economic conditions for real estate continue to decline, additional valuation losses may be recognized in the near term.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  When applicable, the allowance for depreciation and amortization has been calculated under the straight-line method, based upon the estimated useful lives of the properties which lives range from 30 to 40 years. Expenditures for maintenance, repairs and improvements which do not materially prolong the normal useful life of an asset are charged to operations as incurred.

  Real estate acquired by cancellation of indebtedness or foreclosure is recorded at fair market value at the date of acquisition but not in excess of the unpaid balance of the related loan plus costs of securing title to and possession of the property.

 Other Assets

  The Trust amortizes leasing commissions on a straight-line basis over the lives of the leases to which they relate. Financing costs are amortized over the lives of the loans or other financial instruments to which they relate.

 Income Taxes

  The Trust has elected to be taxed as a real estate investment trust and as such, is not taxed on that portion of its taxable income which is distributed to shareholders, provided that at least 95% of its real estate trust taxable income is distributed and that the Company meets certain other REIT requirements. Due to federal and California tax net operating loss carryforwards ("NOLs"), the Company does not have taxable income for the year ended December 31, 1996. The Trust has federal and California NOLs as of December 31, 1996 of approximately $17,631,000 and $5,194,000, respectively. Such NOLs expire through 2011 for federal and 2001 for California. The Trust also has a federal and California capital loss carryover of approximately $1,567,000 that can be used to offset future capital gain.

  Due to the transaction and the prior year ownership change related to the Peregrine bankruptcy, NOLs are limited for both federal and California to approximately $1,500,000 annually. Any unused portion of such annual limitation can be carried forward to future periods.

 Cash

  The Trust invests its cash in demand deposits with banks with strong credit ratings. Bank balances in excess of federally insured amounts totaled $4,301,000 and $4,577,000 as of December 31, 1996 and 1995, respectively. The Trust has not experienced any losses on these deposits.

 Sales of Real Estate

  The Trust complies with the provisions of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate." Accordingly, the recognition of gains on certain transactions are deferred until such transactions have complied with the criteria for full profit recognition under the Statement. The Trust had deferred gains of $239,000 and $1,103,000 at December 31, 1996 and 1995, respectively.

 Interest Income Recognition

  The Trust recognizes interest income on notes receivable when it is estimated that the fair value of the collateral related to the note is adequate.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


 Risks and Uncertainties

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Impairment of Loan

  Effective January 1, 1995 CalREIT adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors of Impairment of a Loan," as amended ("SFAS 114"). In accordance with SFAS 114, CalREIT considers loans where it is probable they will be unable to collect all amounts contractually due, as being impaired. Where an impairment is indicated, a valuation writedown is measured based upon the excess of the loan amount over the fair value of the collateral of the loan less costs to sell. Interest income from impaired loans is recognized to the extent cash is received.

 Impairment of Long-Lived Assets

  In 1995, Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" was issued. This statement requires that companies review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flow before interest, the company must recognize an impairment loss equal to the difference between its carrying amount and its current value. After an impairment is recognized, the reduced carrying amount of the asset shall be accounted for as its new cost. For a depreciable asset, the new cost shall be depreciated over the asset's remaining useful life. Long-lived assets to be disposed of shall be reported at the lower of carrying amount or fair value less cost to sell. In 1996, the Company adopted the provisions of SFAS 121. Generally, fair values are estimated using undiscounted cash flow, direct capitalization and market comparison analyses.

 Net Loss Per Share

  Net loss per share of beneficial interest is based upon the weighted-average number of shares of beneficial interest outstanding. Shares of beneficial interest equivalents were anti-dilutive for the three years ended December 31, 1996. The weighted average number of shares of beneficial interest and earnings per share of beneficial interest are as follows:

                                                1996       1995       1994
                                              ---------  ---------  ---------
   Weighted average shares of beneficial
    interest................................. 9,137,335  9,137,335  9,130,961
                                              =========  =========  =========
   Loss per share of beneficial interest..... $   (0.05) $   (0.30) $   (0.00)

 Reclassifications

  Certain reclassifications have been made in the presentation of the 1995 and 1994 financial statements to conform to the 1996 presentation.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


2. RELATED-PARTY TRANSACTIONS:

  Until April 14, 1994, administrative services were provided to the Company by B & B Property Investment, Development and Management Company, Inc. ("B & B"). B & B's compensation consisted of an advisory fee based on the real estate investments and real estate commissions in connection with purchases, sales and leasing of Trust properties as well as a reimbursement of certain expenses incurred in performing services for the Company. Until April 14, 1994, property management responsibilities of the Company were assigned to B & B Property Investment, Inc. ("B & B Property"). The compensation for property management services was computed at 5% of the gross receipts of each property managed and each note receivable serviced. Compensation to B & B and B & B Property was $156,000 during 1994. Certain disputes between the Company, B & B and B & B Property arising from the Company's termination of B & B's and B & B Property's advisory and management agreements were settled in May 1994 for $60,000. Prior to 1994, the Company entered into a management agreement with North Main Street Company ("North Main"), a company owned by the President and Chairman of the Board of the Company's former advisor, B & B, to manage the Company's hotel. Pursuant to that agreement, the Company incurred management fees of $16,000 in 1994. The Trust also terminated that agreement with North Main in 1994 and leased the hotel property to an unrelated third party, a professional hotel management company which operated lodging facilities nationwide. No payments were made to B & B or B & B Property in 1995 or 1996.

  The Trust is self-administered. However, during 1996 and 1995 it shared certain personnel and other costs with Peregrine, its majority interest shareholder. The Trust reimbursed Peregrine pursuant to a cost allocation agreement based on each Trust's respective asset values (real property and notes receivable) that was subject to annual negotiation. During 1996 and 1995, reimbursable costs charged to the Company by Peregrine approximated $258,000 and $435,000, respectively. The 1995 amount was partially offset against $202,000 (net of valuation allowances of $141,000) which was recorded as due from Peregrine at December 31, 1994.

  At December 31, 1996 and 1995, the Company had $31,000 and $45,000, respectively, due to Peregrine pursuant to the cost allocation agreement. The cost allocation agreement between the Company and Peregrine was terminated on January 7, 1997.

3. RENTAL PROPERTIES:

  At December 31, 1996 and 1995, the Company's rental property portfolio at cost included a retail and mixed-use retail property carried at $8,585,000 and $13,018,000 respectively; industrial buildings, carried at $0 and $7,395,000 respectively; and a hotel property carried at $0 and $6,477,000, respectively.

  The Trust's hotel property, with a carrying value of $3,182,000 at December 31, 1995, was returned to the lender through foreclosure proceedings in February 1996. No gain or loss was recorded on the foreclosure of the Casa Grande Motor Inn.

4. INVESTMENT IN MARKETABLE SECURITIES:

  At December 31, 1996 and 1995, the Company had $14,115,000 and $0, respectively, invested in mortgage-backed securities classified as "available-for-sale."

  Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," ("SFAS 115") issued in May 1993 requires that at the date of acquisition and at each reporting date, debt and equity securities be classified as "held-to-maturity," "trading" or "available for sale." Investments in debt securities in which the Company has the positive intent and ability to hold to maturity are

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

required to be classified as "held-to-maturity." "Held-to-maturity" securities are required to be stated at cost and adjusted for amortization of premiums and discounts to maturity in the statement of financial position. Investments in debt and equity securities that are not classified as "held-to-maturity" and equity securities that have readily determinable fair values are to be classified as "trading" or "available-for-sale" and are measured at fair value in the statement of financial position. Securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading." Unrealized holding gains and losses for "trading" securities are included in earnings.

  Investments that are not classified as "held-to-maturity" or "trading" securities are classified as "available-for-sale." Unrealized holding gains and losses for "available-for-sale" securities are excluded from earnings and reported as a separate component of shareholders' equity until realized.

  In accordance with SFAS 115, the Company determines the appropriate classification at the time of purchase and Representative-evaluates such designation at each balance sheet date.

  At December 31, 1996, the Company's "available-for-sale" securities consisted of the following:

                                                      UNREALIZED
                                                     ------------ ESTIMATED
                                              COST   GAINS LOSSES FAIR VALUE
                                             ------- ----- ------ ----------
   Federal National Mortgage Association,
    adjustable rate interest currently at
    7.783%, due April 1, 2024............... $ 2,879        $(34)  $ 2,845
   Federal Home Loan Mortgage Association,
    adjustable rate interest currently at
    7.625%, due June 1, 2024................ $   967        $(10)  $   957
   Federal National Mortgage Association,
    adjustable rate interest currently at
    7.292%, due April 1, 2025............... $   732        $ (4)  $   728
   Federal National Mortgage Association,
    adjustable rate interest currently at
    6.144%, due May 1, 2026................. $ 3,260        $ (5)  $ 3,255
   Federal National Mortgage Association,
    adjustable rate interest currently at
    6.116%, due June 1, 2026................ $ 6,299  $31    --    $ 6,330
                                             -------  ---   ----   -------
                                             $14,137  $31   $(53)  $14,115
                                             =======  ===   ====   =======

  The maturity dates above are not necessarily indicative of expected maturities as principal is often prepaid on such instruments.

5. NOTES RECEIVABLE:

  In order to facilitate sales of real estate, the Company has accepted partial payment in the form of notes receivable collateralized by deeds of trust. As of December 31, 1996 and 1995, the Company had long-term notes receivable, collateralized by deeds of trust (before valuation allowances and deferred gains) of $7,703,000 and $19,653,000, respectively. The notes are collateralized by real estate properties in California and Arizona.

  The notes bear interest at rates ranging from 7.63% to 9.5% as of December 31, 1996. For the year ended December 31, 1996, the overall effective rate was approximately 8%.

6. VALUATION ALLOWANCES:

  Based on a review of its investments, the Company has provided for valuation allowances as set forth below. Adverse economic factors, particularly overbuilt real estate markets which caused a decline in lease renewal

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

rates, were the primary causes of these valuation losses. If such adverse economic factors continue, additional valuation loss provisions may be required in the near term.

  As of December 31, 1996, the Company was in the process of monetizing its assets and accordingly, wrote down such assets to current market value, less estimated selling costs, the accounting treatment required when investments are held for sale.

  Analysis of changes in the allowance for possible losses on real estate investments, notes receivable, and rents and interest receivable for 1996, 1995 and 1994 follow:

                                             1996         1995        1994
                                          -----------  ----------  -----------
RENTAL PROPERTIES
Allowance for valuation losses on rental
 property investments:
  Beginning balance.....................  $ 6,898,000  $5,863,000  $ 8,674,000
  Provision for valuation losses........    1,743,000   1,035,000       69,000
  Amounts charged against allowance for
   valuation losses.....................   (8,641,000)        --    (2,880,000)
                                          -----------  ----------  -----------
    Ending balance......................  $       --   $6,898,000  $ 5,863,000
                                          ===========  ==========  ===========
NOTES RECEIVABLE
Allowance for valuation losses and
 deferred gains on notes receivable:
  Beginning balance.....................  $ 9,151,000  $7,182,000  $ 7,442,000
  Provision for valuation losses........          --    2,246,000          --
  Deferred gains on notes and other,
   net..................................          --      (66,000)     (12,000)
  Amounts charged against allowance for
   valuation losses.....................   (3,024,000)   (211,000)    (248,000)
                                          -----------  ----------  -----------
    Ending balance......................  $ 6,127,000  $9,151,000  $ 7,182,000
                                          ===========  ==========  ===========
RENTS AND INTEREST RECEIVABLE
Allowance for bad debt losses on rents
 and interest receivable:
  Beginning balance.....................  $   700,000  $  323,000  $   233,000
  Provision for losses..................      501,000     873,000      183,000
  Amounts charged against allowance for
   losses...............................     (200,000)   (496,000)     (93,000)
                                          -----------  ----------  -----------
    Ending balance......................  $ 1,001,000  $  700,000  $   323,000
                                          ===========  ==========  ===========

  In addition, the Company had established an allowance for valuation losses on other assets in the amount of $0.00 and $310,000 at December 31, 1996 and 1995, respectively.

7. LONG-TERM NOTES PAYABLE:

  As of December 31, 1996 and 1995, the Company had long-term notes payable (Notes) of $5,169,000 and $8,335,000 respectively, most of which were collateralized by deeds of trust on rental properties with an aggregate net book value of $8,585,000 and $11,181,000 at December 31, 1996 and 1995,
respectively. These Notes are due in installments extending to the year 2014 with interest rates ranging from 8% to 10.75%. At December 31, 1996 none of the Notes were delinquent. At December 31, 1995, $3,089,000 of such Notes, bearing interest at a default rate of 18% and secured by the Casa Grande Motor Inn (which was foreclosed upon in February 1996) were delinquent. As of December 31, 1996, contractually scheduled principal payments during each of the next five years were $4,291,000, $39,000, $43,000, $38,000 and $41,000, respectively, and $718,000 thereafter. The Note on the Totem Square Shopping Center of $4,256,000 is due May 1, 1997.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


8. DISTRIBUTIONS:

  There were no distributions paid in 1996 or 1995. Cash distributions were made per share of beneficial interest in 1994 and were classified for Federal income tax purposes as follows:

                                                            1996   1995   1994
                                                            -----  -----  -----
     Ordinary income.......................................   -- %   -- %   -- %
     Capital gains income..................................   -- %   -- %   -- %
     Return of capital.....................................   -- %   -- %   100%
                                                            -----  -----  -----
                                                              -- %   -- %   100%
                                                            =====  =====  =====
     Total distributions per share......................... $0.00  $0.00  $0.10
                                                            =====  =====  =====

9. SHARE OPTION PLANS:

  In November of 1995, the Board of Trustees approved two share option plans (the "Plans"). The Plans provided that if they were not approved by the holders of a majority of the outstanding shares of the Company within one year after their adoption, they would automatically terminate. The Plans were not approved by the holders of a majority of the outstanding shares of the Company within one year after their adoption and automatically terminated in November 1996. At December 31, 1996 there were no share options outstanding.

10. STATEMENTS OF CASH FLOWS SUPPLEMENTAL INFORMATION:

  In connection with the sale of property, the Company entered into various non-cash transactions as follows:

                                                   1996      1995     1994
                                                -----------  ----- -----------
Sales price.................................... $13,853,000  $ --  $ 4,423,000
Notes receivable...............................         --     --          --
Notes payable assumed by buyer and other
 liabilities applied to sales price............     (57,000)   --   (4,523,000)
                                                -----------  ----- -----------
Cash received (paid)........................... $13,796,000    --  $  (100,000)
                                                ===========  ===== ===========
Cost of property sold.......................... $19,321,000  $ --  $ 8,084,000
                                                ===========  ===== ===========

  In 1996, with respect to its hotel property, the Company allowed foreclosure on a note payable secured by a deed of trust. The amount of $3,089,000 represents the value of the note payable relieved in connection with this foreclosure and is aggregated in the 1996 sales price category above.

  Distributions were made as follows:

                                                           1996  1995    1994
                                                           ----- ----- --------
     Total distributions.................................. $ --  $ --  $914,000
     Distributions reinvested.............................   --    --   (24,000)
                                                           ----- ----- --------
     Distributions paid in cash........................... $ --  $ --  $890,000
                                                           ===== ===== ========

  Interest paid on the Company's outstanding debt for 1996, 1995, and 1994 was $550,000, $730,000 and $1,121,000, respectively.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11. COMMITMENTS:

  During 1995, the Company entered into a three year, non-cancelable operating lease for office facilities in San Francisco, California. Rent expense under the operating lease was $40,000 in 1996. At December 31, 1996 future minimum lease payments under the lease are $50,000, with $40,000 due in 1997 and $10,000 in 1998.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  Statement of Financial Accounting Standards No. 107 ("SFAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

  The estimated fair value of the Company's marketable securities is set forth in Note 4. The estimated fair value of the Company's financial instruments, other than marketable securities, including cash, notes receivable, rents and other receivables and long-term notes payable, at December 31, 1996 and 1995, is approximately the same as their carrying amounts.

13. MINORITY INTEREST:

  The Trust has a 60% ownership interest in Totem, its subsidiary. Totem's net losses have exhausted the minority shareholder's equity interest. On the consolidated statement of operations, no minority interest in the subsidiary's net loss is recorded for 1996, 1995 or 1994. In the event that future income is generated from the subsidiary, the Company will have first rights to the income to the extent of the minority shareholder's accumulated deficit in the subsidiary.

  Furthermore, the Company has a note receivable from Totem, which note is eliminated in consolidation, in the amount of $3,336,000. Pursuant to the terms of that note, it is likely that CalREIT will be entitled to all future income from Totem.

         CAPITAL TRUST (F/K/A CALIFORNIA REAL ESTATE INVESTMENT TRUST)
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


14. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED):

                                                QUARTER ENDED
                                -----------------------------------------------
                                 MARCH 31    JUNE 30   SEPTEMBER 30 DECEMBER 31
                                ----------  ---------  ------------ -----------
1996
Revenues......................  $  871,000  $ 780,000   $  771,000  $   733,000
Gain on foreclosure or sale of
 investments, net.............     299,000    297,000      517,000      (44,000)
Net income (loss).............     440,000   (213,000)    (514,000)    (127,000)
Net income (loss) per share...        0.05      (0.02)       (0.06)       (0.02)
1995
Revenues......................  $  879,000  $ 836,000   $  942,000  $   878,000
Gain on foreclosure or sale of
 investments, net.............      66,000        --           --           --
Net income (loss).............     242,000     44,000      100,000   (3,164,000)
Net income (loss) per share...        0.03       0.00         0.01        (0.34)
1994
Revenues......................  $1,131,000  $ 780,000   $1,353,000  $ 1,523,000
Gain (loss) on foreclosure or
 sale of investments, net.....         --     114,000     (344,000)      12,000
Net income (loss).............      (1,000)  (328,000)     341,000      (48,000)
Net income (loss) per share...       (0.00)     (0.04)        0.04        (0.00)

                         INDEPENDENT AUDITORS' REPORT

To the Partners and Members of
 Victor Capital Group, L.P.
 (A Delaware Limited Partnership)
 and Affiliates

  We have audited the accompanying combined balance sheets of Victor Capital Group, L.P. (A Delaware Limited Partnership) and Affiliates as of December 31, 1996 and 1995, and the related combined statements of income, changes in partners' and members' capital (deficiency) and stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Victor Capital Group, L.P. (A Delaware Limited Partnership) and Affiliates as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          David Berdon & Co. LLP

                                          Certified Public Accountants

New York, New York
March 10, 1997

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Partners and Members of
 Victor Capital Group, L.P.
 (A Delaware Limited Partnership)
 and Affiliates

  We have reviewed the accompanying combined balance sheet of Victor Capital Group, L.P. (A Delaware Limited Partnership) and Affiliates as of June 30, 1997 and the related combined statements of income, changes in partners' and members' capital (deficiency), and stockholder's equity, and cash flows for the six months then ended, and the combined statements of income and cash flows for the six months ended June 30, 1996. These combined financial statements are the responsibility of the Company's management.

  We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

  Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined financial statements for them to be in conformity with generally accepted accounting principles.

                                          David Berdon & Co. LLP

                                          Certified Public Accountants

New York, New York
July 16, 1997

                           VICTOR CAPITAL GROUP, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                                 AND AFFILIATES

                            COMBINED BALANCE SHEETS

                                                 DECEMBER 31,
                                             ---------------------  JUNE 30,
                                                1996       1995       1997
                                             ---------- ---------- -----------
                                                                   (UNAUDITED)
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (Note 2(c))..... $1,056,048 $1,258,429 $  955,785
  Investment in available for sale
   securities (Note 2(d))...................      8,400      8,400     17,719
  Investment in unregistered securities
   (Note 2(e))..............................        --     124,250        --
  Accounts receivable (Note 2(i))...........    563,602    900,000    115,884
  Prepaid local business taxes..............        --         --      18,361
  Expense reimbursement receivable..........     30,294     85,727     52,580
  Deposits..................................        --         --     100,000
  Due from partner (Note 4).................     24,000    159,000        --
  Sundry....................................     16,701      5,405     35,575
                                             ---------- ---------- ----------
    TOTAL CURRENT ASSETS....................  1,699,045  2,541,211  1,295,904
DEFERRED COSTS (Note 2(j))                      106,110        --         --
PROPERTY AND EQUIPMENT--NET (Notes 2(g) and
 3).........................................     90,071    107,840     93,529
SECURITY DEPOSITS...........................      3,220      3,110        640
                                             ---------- ---------- ----------
    TOTAL ASSETS............................ $1,898,446 $2,652,161 $1,390,073
                                             ========== ========== ==========
   LIABILITIES AND PARTNERS' AND MEMBERS'
   CAPITAL (DEFICIENCY), AND STOCKHOLDER'S
              EQUITY (NOTE 11)

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities
   (Note 8).................................. $  173,511 $   78,979 $  350,393
  Bonuses payable--discretionary (Note 5)....  1,441,500  1,206,000        --
  Accrued local business taxes...............     27,845     48,869     14,912
  Unearned revenue (Note 2(b))...............     19,739        --       5,942
  Due to partners (Note 6)...................        --         --     400,000
                                              ---------- ---------- ----------
    TOTAL CURRENT LIABILITIES................  1,662,595  1,333,848    771,247
COMMITMENTS AND CONTINGENCIES (Note 9)
PARTNERS' AND MEMBERS' CAPITAL (DEFICIENCY),
 AND STOCKHOLDER'S EQUITY ...................    235,851  1,318,313    618,826
                                              ---------- ---------- ----------
TOTAL LIABILITIES AND PARTNERS' AND MEMBERS'
 CAPITAL (DEFICIENCY), AND STOCKHOLDER'S
 EQUITY...................................... $1,898,446 $2,652,161 $1,390,073
                                              ========== ========== ==========

The accompanying notes to combined financial statements are an integral part of these statements.

                           VICTOR CAPITAL GROUP, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                                 AND AFFILIATES

                         COMBINED STATEMENTS OF INCOME

                                                                 SIX MONTHS
                              YEARS ENDED DECEMBER 31,         ENDED JUNE 30,
                          --------------------------------  ---------------------
                             1996       1995       1994        1997       1996
                          ---------- ---------- ----------  ---------- ----------
                                                                 (UNAUDITED)
INCOME:
  Fees earned (Notes
   2(b), (c), (e) and
   8)...................  $6,940,036 $5,981,219 $5,159,157  $2,722,217 $2,649,621
  Investment income.....      70,126     23,627     31,174      15,253     22,491
  Gain on sale of
   securities...........         --         518      3,263      21,532        --
  Sublease income (Note
   9)...................         --      24,030     41,167         --         --
  Gain on surrender of
   unregistered
   securities (Note
   2(e))................     262,585        --         --          --         --
  Gain (loss) on
   disposal of property
   and equipment........         --       2,521     (2,884)        --         --
                          ---------- ---------- ----------  ---------- ----------
    TOTAL INCOME........   7,272,747  6,031,915  5,231,877   2,759,002  2,672,112
EXPENSES:
  Employee salaries.....  $1,164,897 $1,294,416 $1,265,384  $  761,820 $  577,057
  Discretionary employee
   bonuses (Note 5).....   1,441,500  1,206,000  1,247,000         --         --
  Payroll taxes.........     103,504    101,013    100,122      70,098     57,715
  Employee benefits.....     123,146    112,420     96,004      77,253     60,169
  Management fees (Note
   8)...................     860,573    836,560    821,000     438,943    430,286
  Rent expense (Note 9).     292,309    261,917    125,143     131,871    132,891
  Telephone.............      61,439     62,139     39,259      32,857     31,708
  Insurance.............      15,828     30,927     36,594      12,723     18,275
  Stationery, printing
   and supplies.........      31,483     46,960     26,663      27,438     14,269
  Local travel and
   transportation.......       7,531      8,532     12,711       3,296      3,637
  Postage...............       7,702      7,775      3,317       5,571      4,632
  Travel and
   entertainment........      49,147     76,364     51,535      28,907     31,639
  Messenger/courier.....       2,909      2,987      2,764       2,784      1,899
  Payments to
   subcontractors.......      40,450    168,553    325,434      28,296     16,153
  Public relations......      24,010     25,236     25,122      12,013     12,000
  Dues and
   subscriptions........      10,623     11,814     12,257       4,556      6,498
  Education.............         --         --         --       13,185        --
  Miscellaneous.........      33,614     34,785     29,343      41,748     22,478
  Contributions.........      29,315      8,545      6,575      16,100      1,525
  Professional fees.....      67,804     79,647    119,259     181,104     23,907
  Local business taxes..     143,642     97,620     21,462      47,531     63,280
  Recruiting............         --         --         --       34,000        --
  Advertising...........      52,076     33,151      9,117         --       3,218
  Bad debt expense......         --         --       8,581         --         --
  Information system
   expense..............      22,299     31,832     16,189       3,205      9,154
  Depreciation..........      44,004     49,638     43,529      19,047     27,000
  Interest expense (Note
   7)...................         --      30,852     64,459         --         --
                          ---------- ---------- ----------  ---------- ----------
    TOTAL EXPENSES......   4,629,805  4,619,683  4,508,823   1,994,346  1,549,390
                          ---------- ---------- ----------  ---------- ----------
NET INCOME BEFORE
 EXTRAORDINARY ITEM ....   2,642,942  1,412,232    723,054     764,656  1,122,722
EXTRAORDINARY ITEM--Gain
 on extinguishment of
 debt (Note 7)..........         --     181,319        --          --         --
                          ---------- ---------- ----------  ---------- ----------
NET INCOME..............  $2,642,942 $1,593,551 $  723,054  $  764,656 $1,122,722
                          ========== ========== ==========  ========== ==========

The accompanying notes to combined financial statements are an integral part of these statements.

                           VICTOR CAPITAL GROUP, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                                 AND AFFILIATES

 COMBINED STATEMENTS OF CHANGES IN PARTNERS' AND MEMBERS' CAPITAL (DEFICIENCY),
                            AND STOCKHOLDER'S EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND
                       THE SIX MONTHS ENDED JUNE 30, 1997

PARTNERS' AND MEMBERS' CAPITAL (DEFICIENCY), AND STOCKHOLDER'S
 EQUITY--JANUARY 1, 1994.......................................... $   888,172
Net income for the year ended December 31, 1994...................     723,054
Distributions to partners and members during 1994.................  (1,833,309)
                                                                   -----------
PARTNERS' AND MEMBERS' CAPITAL (DEFICIENCY), AND STOCKHOLDER'S
 EQUITY--DECEMBER 31, 1994........................................    (222,083)
Capital contributions during 1995.................................     282,883
Net income for the year ended December 31, 1995...................   1,593,551
Distributions to partners and members during 1995 (Note 1)........    (336,038)
                                                                   -----------
PARTNERS' AND MEMBERS' CAPITAL, AND STOCKHOLDER'S EQUITY--
 DECEMBER 31, 1995................................................   1,318,313
Net income for the year ended December 31, 1996...................   2,642,942
Distributions to partners and members during 1996 (Notes 1 and
 2(e))............................................................  (3,725,404)
                                                                   -----------
PARTNERS' AND MEMBERS' CAPITAL (DEFICIENCY), AND STOCKHOLDER'S
 EQUITY--DECEMBER 31, 1996........................................     235,851
Net income for the six months ended June 30, 1997 (Unaudited).....     764,656
Distributions to partners and members during the six months ended
 June 30, 1997 (Unaudited)........................................    (391,000)
Unrealized gain on available for sale securities (Unaudited)......       9,319
                                                                   -----------
PARTNERS' AND MEMBERS' CAPITAL (DEFICIENCY), AND STOCKHOLDER'S     $   618,826
 EQUITY--JUNE 30, 1997 (UNAUDITED)................................ ===========


The accompanying notes to combined financial statements are an integral part of these statements.

                           VICTOR CAPITAL GROUP, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                                 AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              SIX MONTHS ENDED
                            YEARS ENDED DECEMBER 31,               JUNE 30
                         ---------------------------------  ----------------------
                            1996        1995       1994        1997        1996
                         ----------  ----------  ---------  ----------  ----------
                                                                 (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
  Net income............ $2,642,942  $1,593,551  $ 723,054  $  764,656  $1,122,722
                         ----------  ----------  ---------  ----------  ----------
  Adjustments to
   reconcile net income
   to net cash provided
   by (used in)
   operating activities:
    (Gain) on sale of
     securities.........        --         (518)    (3,263)        --          --
    Extraordinary (gain)
     on extinguishment
     of debt............        --     (181,319)       --          --          --
    (Gain) on
     disposition of
     security...........   (262,585)        --         --          --          --
    (Gain) loss on
     disposal of
     property and
     equipment..........        --       (2,521)     2,884         --          --
    Deferred rent.......        --          --    (114,381)        --          --
    Bad debt expense....        --          --       8,581         --          --
    Depreciation........     44,004      49,638     43,529      19,047      27,000
    Unregistered
     securities received
     for services
     rendered...........   (750,000)   (124,250)       --          --          --
    Proceeds from the
     sale of trading
     securities.........        --       60,920     11,463         --          --
  Changes in assets and
   liabilities:
    (Increase) decrease
     in:
    Accounts receivable.    336,398    (333,000)  (199,625)    447,718     755,000
    Expense
     reimbursement
     receivable.........     55,433      21,884    (50,538)    (22,286)     48,831
    Deposits............        --          --         --     (100,000)        --
    Prepaid local
     business taxes.....        --       12,691    (12,691)    (18,361)        --
    Sundry..............    (11,296)     (5,405)    11,036     (18,874)        953
    Security deposits...       (110)     11,590    (12,313)      2,580        (110)
  (Decrease) increase
   in:
    Accounts payable and
     accrued
     liabilities........     94,532       8,372     (1,681)    176,882     178,186
    Bonuses payable--
     discretionary......    235,500     284,000    922,000  (1,441,500) (1,206,000)
    Accrued local
     business taxes.....    (21,024)     48,869        --      (12,933)    (37,186)
    Unearned revenue....     19,739         --         --      (13,797)        --
    Accrued interest due
     to affiliate.......        --       30,852      4,402         --          --
                         ----------  ----------  ---------  ----------  ----------
      Total adjustments.   (259,409)   (118,197)   609,403    (981,524)   (233,326)
                         ----------  ----------  ---------  ----------  ----------
NET CASH PROVIDED BY
 (USED IN) OPERATING
 ACTIVITIES.............  2,383,533   1,475,354  1,332,457    (216,868)    889,396
                         ----------  ----------  ---------  ----------  ----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Employee loans
   receivable...........        --       30,000    (30,000)        --          --
  Due from partner......    135,000    (159,000)       --       24,000     156,500
  Deferred costs........   (106,110)        --         --      106,110         --
  Purchase of property
   and equipment........    (26,235)    (42,365)   (77,524)    (22,505)    (13,681)
  Proceeds from the sale
   of securities........    386,835         --         --          --          --
  Proceeds from disposal
   of property and
   equipment............        --        4,256        --          --          --
                         ----------  ----------  ---------  ----------  ----------
NET CASH PROVIDED BY
 (USED IN) INVESTING
 ACTIVITIES.............    389,490    (167,109)  (107,524)    107,605     142,819
                         ----------  ----------  ---------  ----------  ----------
Subtotal (carried
 forward)...............  2,773,023   1,308,245  1,224,933    (109,263)  1,032,215

                                             (Table continued on following page)

The accompanying notes to combined financial statements are an integral part of these statements.

                           VICTOR CAPITAL GROUP, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)
                                 AND AFFILIATES

                 COMBINED STATEMENTS OF CASH FLOWS--(CONTINUED)

                                                               SIX MONTHS ENDED JUNE
                              YEARS ENDED DECEMBER 31,                  30,
                         ------------------------------------  -----------------------
                            1996         1995        1994         1997        1996
                         -----------  ----------  -----------  ----------  -----------
                                                                    (UNAUDITED)
Subtotal (brought
 forward)............... $ 2,773,023  $1,308,245  $ 1,224,933  $ (109,263) $ 1,032,215
                         -----------  ----------  -----------  ----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Contributions from
   partners.............         --      282,883          --          --           --
  Distributions to
   partners and members.  (2,975,404)   (336,038)  (1,833,309)   (391,000)  (1,459,126)
  Payment of note
   payable due
   affiliate............         --     (500,000)         --          --           --
  Increase in note
   payable due
   affiliate............         --          --        60,057         --           --
  Due to partners.......         --          --           --      400,000          --
                         -----------  ----------  -----------  ----------  -----------
NET CASH PROVIDED BY
 (USED IN) FINANCING
 ACTIVITIES.............  (2,975,404)   (553,155)  (1,773,252)      9,000   (1,459,126)
                         -----------  ----------  -----------  ----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    (202,381)    755,090     (548,319)   (100,263)    (426,911)
CASH AND CASH
 EQUIVALENTS--BEGINNING
 OF PERIOD..............   1,258,429     503,339    1,051,658   1,056,048    1,258,429
                         -----------  ----------  -----------  ----------  -----------
CASH AND CASH
 EQUIVALENTS--END OF
 PERIOD................. $ 1,056,048  $1,258,429  $   503,339  $  955,785  $   831,518
                         ===========  ==========  ===========  ==========  ===========
NONCASH FINANCING
 ACTIVITIES:
  Unregistered
   securities
   distributed to
   partners............. $   750,000  $      --   $       --   $      --   $       --
                         ===========  ==========  ===========  ==========  ===========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
  Cash paid during the
   period for interest.. $       --   $    2,214  $       --   $      --   $       --
                         ===========  ==========  ===========  ==========  ===========

The accompanying notes to combined financial statements are an integral part of these statements.

                          VICTOR CAPITAL GROUP, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                                AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS
             (INFORMATION AT JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 1--ORGANIZATION

  Victor Capital Group, L.P. (the "Partnership") was organized as a Delaware Limited Partnership on February 17, 1989. The purposes of the Partnership are, among other things, to earn fee income from services rendered in connection with equity and debt investments in real property and interests therein, to invest in real estate partnerships, and to acquire, hold and otherwise deal with equity and debt investments in real property of all kinds. The sole general partner of the Partnership is Valentine Wildove & Company, Inc. ("Valentine Wildove"), which currently has a 15% ownership interest. The limited partners are John R. Klopp and Craig M. Hatkoff, who presently have ownership interests of 42.5% each.

  In June 1995, the Partnership entered into an agreement with a former limited partner, Windsor Investors Corporation ("Windsor Investors"), whereby Valentine Wildove was assigned Windsor Investors' 4.9% limited partnership interest and all related rights thereto, in exchange for the Partnership's payment in respect of a $500,000 promissory note (the "Note") due to Windsor Investors (see Note 7).

  The allocations among the partners of profits and losses are governed by the Partnership Agreement. The Partnership Agreement provides, among other things, that any losses of the Partnership are allocated to the partners in accordance with the partners' percentage interests, provided the allocation would not cause a negative balance in the partners' capital account. In this case, losses are allocated to those partners with positive capital account balances in proportion to such balances. If no partner has a positive capital account balance, all losses are allocated to the general partner. Net profits of the Partnership are to be allocated: first, pro rata among the partners in proportion to the amount of cumulative net losses allocated to each partner since the amendment and restatement of the Partnership Agreement, until such losses have been reduced to zero; second, pro rata among the partners in proportion to the amount that cumulative cash distributions (as defined) exceed cumulative net profits; and third, to the extent cumulative net profits exceed cumulative cash distributions, to the partners in the same manner as distributable cash (as defined).

  Commencing June 14, 1995, Partnership profits were allocated on a pro rata basis in accordance with the current partner percentage interests described above due to the termination of Windsor Investors limited partnership interest as of June 13, 1995.

  As of December 1, 1995, the partners entered into an agreement which provides for the payment of additional distributions to the general partner, Valentine Wildove & Company, Inc. For 1996 and 1995, distributions made in accordance with this agreement amounted to $1,011,014 and $53,155, respectively. For the six months (unaudited) ended June 30, 1997, the Partnership did not make any additional distributions to Valentine Wildove & Company, Inc.

  VCG Montreal Management, Inc. is owned entirely by the Partnership. Victor Asset Management Partners, L.L.C., VP Metropolis Services, L.L.C. and 970 Management, LLC are related to Victor Capital Group, L.P. through common ownership as members John R. Klopp and Craig M. Hatkoff each own a fifty-percent interest in all three limited liability companies. All of these entities and VCG Montreal Management, Inc. are collectively referred to herein as the "Affiliates." Each affiliate was organized for the purpose of providing asset management and advisory services relating to various mortgage pools and/or real estate properties. VCG Montreal Management, Inc. was also organized to hold a marginal interest in a Canadian real estate venture. Victor Asset Management Partners, L.L.C. was organized under New York State law in 1995. VP Metropolis Services, L.L.C. was organized in 1994 in the State of New Jersey, 970 Management, LLC was organized in

                          VICTOR CAPITAL GROUP, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                                AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
             (INFORMATION AT JUNE 30, 1997 AND 1996 IS UNAUDITED)

New York State during 1996 and VCG Montreal Management, Inc. was organized in New York State during 1997.

  Profits, losses and distributions relating to each of the limited liability companies are allocated to each of the owners on a pro rata basis in accordance with their ownership percentage.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Principles of Combination

  The accompanying combined financial statements include the accounts of Victor Capital Group, L.P. (A Delaware Limited Partnership), its wholly-owned subsidiary VCG Montreal Management, Inc., Victor Asset Management Partners, L.L.C., VP Metropolis Services, L.L.C. and 970 Management, LLC, all of which are related through common ownership. All significant intercompany accounts and transactions have been eliminated.

 (b) Revenue Recognition

  Fees from professional advisory services are recorded as services are rendered and exclude expenses incurred on behalf of and charged to clients. Fees from mortgage placement services and asset management and advisory services are recognized when earned.

 (c) Credit Risk and Concentrations

  The Partnership and Affiliates have a significant amount of cash on deposit in two financial institutions.

  In 1996, the Partnership and Affiliates conducted 30 engagements on behalf of 23 clients. Revenue earned during 1996 included approximately $2,823,000 from a multi-phase assignment on behalf of two related clients which comprised approximately 41% of the total annual revenue. In 1995, the Partnership and Affiliates conducted approximately 40 engagements on behalf of 19 clients. Revenue earned during 1995 included approximately $1,174,000 from one client, which comprised approximately 20% of revenues earned during the year ended December 31, 1995. In 1994, the Partnership and Affiliates conducted approximately 26 engagements on behalf of 16 clients. Revenue earned during the year ended December 31, 1994 included approximately $3,115,000 from two clients and accounted for approximately 60% of annual revenues earned.

  Revenue earned during the six months (unaudited) ended June 30, 1997 included approximately $1,535,000 from four clients and accounted for approximately 56% of total revenue for the period. Revenue earned during the six months (unaudited) ended June 30, 1996 included approximately $702,000 from two clients and accounted for approximately 26% of total revenue for the period.

 (d) Investment in Available for Sale Securities

  As of December 31, 1996 and 1995, respectively, investment in available for sale securities are stated at their market values. As of June 30, 1997 (unaudited), the securities continue to be carried at their market values.

                          VICTOR CAPITAL GROUP, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                                AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
             (INFORMATION AT JUNE 30, 1997 AND 1996 IS UNAUDITED)

 (e) Investment in Unregistered Securities

  During 1995, the Partnership received cash and unregistered securities in connection with an engagement to provide financial advisory services. At the time the services were rendered the fair market value of the securities was determined to be $124,250. The combined financial statements for 1995 reflect this amount as investment in unregistered securities and fees earned. During 1996, pursuant to a plan of merger between the issuer of the unregistered securities and other parties, the securities were surrendered in exchange for cash of $386,835 resulting in a gain of $262,585.

  In 1996, the Partnership also received unregistered securities and cash in exchange for services rendered. These securities were unrelated to those received in 1995. All of the shares received by the Partnership were distributed simultaneously to the partners. The fair market value of these securities was determined to be $750,000 and accordingly, the combined financial statements for 1996 reflect this amount as distributions to partners and fee income.

 (f) Income Taxes

  The Partnership and those affiliates which are limited liability companies are not subject to federal or state income taxes. No provision has been made in the accompanying combined financial statements for such taxes, which may be payable by the individual partners. The Partnership and certain limited liability company affiliates are subject to New York City Unincorporated Business taxes which taxes are reflected in local business taxes on the combined statements of income.

  VCG Montreal Management, Inc. is subject to federal and state corporate taxes. For the six months (unaudited) ended June 30, 1997, the corporation did not incur any tax liabilities and, therefore, no provision for such taxes have been made in the accompanying combined statements of income.

 (g) Property and Equipment

  Property and equipment are stated at cost and are being depreciated under the straight-line method over the estimated useful lives of the assets, which range from 5 to 7 years.

 (h) Cash Equivalents

  All liquid assets with a maturity of three months or less are considered cash equivalents.

 (i) Accounts Receivable

  The entities have written off all accounts deemed to be uncollectible at December 31, 1996 and 1995 and do not anticipate any additional losses. Accounts receivable deemed uncollectible at June 30, 1997 (unaudited) were also written off.

 (j) Deferred Costs

  As of December 31, 1996, the Partnership was involved in negotiations relating to a new business venture. During 1996, the Partnership capitalized $106,110 of various professional and consulting expenses relating to the venture. As of December 31, 1996, these costs remain unamortized. In April 1997, pursuant to an agreement

                          VICTOR CAPITAL GROUP, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                                AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
             (INFORMATION AT JUNE 30, 1997 AND 1996 IS UNAUDITED)

among the parties, $53,647 has been determined to be an expense of the Partnership and, accordingly, is reflected as professional fees in the combined statement of income for the six months (unaudited) ended June 30, 1997. The remaining balance of $52,463, which was accrued as of December 31, 1996, is to be paid by various parties of the venture, and accordingly, has been transferred to the respective parties at June 30, 1997.

 (k) Use of Estimates in Financial Statement Presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1996 and 1995, and June 30, 1997 and the reported amounts of income and expenses during the three years ended December 31, 1996 and the six months ended June 30, 1997 and 1996. Actual results could differ from those estimates.

NOTE 3--PROPERTY AND EQUIPMENT

  Property and equipment--at cost, consists of the following at December 31, 1996 and 1995 and June 30, 1997:

                                                   DECEMBER 31
                                               --------------------   JUNE 30,
                                                 1996       1995        1997
                                               ---------  ---------  -----------
                                                                     (UNAUDITED)
   Furniture and fixtures..................... $  80,328  $  79,630   $  80,328
   Office, telephone and computer equipment...   236,961    211,424     259,466
                                               ---------  ---------   ---------
      Total...................................   317,289    291,054     339,794
   Less, accumulated depreciation.............  (227,218)  (183,214)   (246,265)
                                               ---------  ---------   ---------
                                               $  90,071  $ 107,840   $  93,529
                                               =========  =========   =========

NOTE 4--DUE FROM PARTNER

  Due from partner represents amounts due from Valentine Wildove & Company, Inc. relating to short term noninterest-bearing advances made by the Partnership.

NOTE 5--BONUSES PAYABLE--DISCRETIONARY

  Bonuses payable as of December 31, 1996 and 1995 represent additional year end compensation for Partnership employees. These amounts were determined by the management of the Partnership and were authorized at management's discretion.

NOTE 6--DUE TO PARTNERS

  As of June 30, 1997 (unaudited), $400,000 was due to partners. The entire amount represents short-term noninterest-bearing loans made to the Partnership. In July 1997, this balance was repaid.

                          VICTOR CAPITAL GROUP, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                                AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
             (INFORMATION AT JUNE 30, 1997 AND 1996 IS UNAUDITED)

NOTE 7--NOTE PAYABLE

  Pursuant to the terms of the Partnership Agreement, a $500,000 promissory note was issued on May 1, 1991 to Windsor Investors in settlement of a reduction in its ownership interest in the Partnership (see Note 1).

  The note, which was due and payable on May 1, 2001, was considered fully repaid in June 1995, pursuant to a Stipulation of Settlement Agreement executed in the State of New York, which required the Partnership to make a $500,000 payment. Interest accrued at a rate of 11% per annum, and was due annually on May 1 for the preceding calendar year. Interest payments and principal prepayments were payable only to the extent of 12.5% of net cash flow, as defined, and 100% of net cash from capital events, as defined. For 1995 and 1994, interest expense attributable to the note amounted to $30,852 and $64,459, respectively. Unpaid accrued interest had been added to the principal balance of the note in accordance with the note agreement and amounted to $181,319 as of the settlement date. At the time of extinguishment of this debt the Partnership recognized an extraordinary gain of $181,319 which is reflected in the accompanying combined financial statements.

NOTE 8--RELATED PARTY TRANSACTIONS

  The Partnership is managed by its general partner, Valentine Wildove, a corporation owned entirely by John R. Klopp and Craig M. Hatkoff. In accordance with the Partnership Agreement, management fees charged by Valentine Wildove for 1996, 1995 and 1994 amounted to $860,573, $836,560 and $821,000, respectively. Management fees charged for the six months (unaudited) ended June 30, 1997 and 1996 amounted to $438,943 and $430,286, respectively, of which $214,943 remains unpaid at June 30, 1997 and is included in accounts payable and accrued liabilities on the combined balance sheet.

  Fees earned in 1996, 1995 and 1994, respectively, include $737,350, $373,523 and $28,272 from affiliates of certain partners. Fees earned for the six months (unaudited) ended June 30, 1997 and 1996, respectively, include $660,930 and $329,365 from these affiliates for asset management services rendered to businesses in which certain partners of Victor Capital Group, L.P. have minimal ownership interests.

NOTE 9--COMMITMENTS AND CONTINGENCIES

  The Partnership is committed under an operating lease for office space with an affiliate of Windsor Investors expiring on December 31, 1997. The lease requires annual fixed minimum lease payments, plus additional amounts for real estate taxes, operating expenses and electricity. Charges for rent for 1996, 1995 and 1994 amounted to approximately $216,000, $209,000 and $216,000, respectively. Charges for rent for the six months (unaudited) ended June 30, 1997 and 1996 amounted to approximately $108,000 for each period.

  Effective January 1994, the Partnership exercised its option to terminate an amended office lease with the affiliate of Windsor Investors. The amended lease provided for a rent abatement and for the forgiveness of deferred rent incurred by the Partnership under a prior lease agreement. As of the date the amended lease was terminated, the deferred rent and rent abatements were being amortized on a straight-line basis through the life of the amended lease. As of the termination date of this lease, the remaining unamortized balances relating to deferred rent and rent abatements amounted to $43,229 and $71,152, respectively, which were recognized as a reduction of rent expense in 1994.

  The Partnership entered into an agreement to sublease a portion of its office space to a nonaffiliated company. The sublease commenced in April 1994 and terminated on April 30, 1995. The agreement provided

                          VICTOR CAPITAL GROUP, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                                AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
             (INFORMATION AT JUNE 30, 1997 AND 1996 IS UNAUDITED)

for annual fixed rent in the amount of $54,000 payable in equal monthly installments plus additional monthly charges for certain services provided by the sublessor. Sublease income earned by the Partnership for 1995 and 1994 amounted to $24,030 and $41,167, respectively.

  VP Metropolis Services, L.L.C. manages and administers an asset portfolio in which certain partners of the Partnership have less than a 1% collective interest. As part of its fee arrangement, VP Metropolis Services, L.L.C. is entitled to a resolution fee which is contingent upon the occurrence of specified events as defined in the agreement. Management contends that the possibility of the occurrence of the specified events is more likely not to occur based upon their knowledge of the asset portfolio and its history and accordingly have not recognized these fees as income, $11,450 in 1996, $311,000 in 1995, $37,000 in 1994 and $4,950 for the six months (unaudited)
ended June 30, 1996. For the six months (unaudited) ended June 30, 1997, VP Metropolis Services, L.L.C. was not entitled to any resolution fees.

  In connection with the sale of the members' interest in VP Metropolis Services, L.L.C. (See Note 11), the rights to the contingent resolution fees noted above were assigned to an affiliated entity owned by John R. Klopp and Craig M. Hatkoff.

  Management is committed to a key employee, which will allow the individual to share in a percentage of certain future contingent revenues that the Partnership may earn upon the successful outcome of certain specified projects.

  As of December 31, 1996, the Partnership has guaranteed to an employee a minimum bonus amounting to $100,000 relating to the 1997 calendar year. As of June 30, 1997 (unaudited), $50,000 has been paid.

NOTE 10--EMPLOYEE PENSION PLAN

  The Partnership maintains a Salary Reduction Simplified Employee Pension Plan (SARSEP) which is considered a qualified defined contribution plan under
Section 408 of the Internal Revenue Code. The plan was adopted during 1995 and is available to all employees of the Partnership who meet certain defined eligibility requirements. Contributions to the plan are made entirely by the employees through annual salary reductions. Employee contributions for each participating employee in the plan are limited to a percentage of annual compensation paid by the Partnership not to exceed $9,500 for tax year 1996 and 1997. For the years ended December 31, 1996 and 1995 and for the six months (unaudited) ended June 30, 1997 and 1996, the Partnership did not incur any administrative costs directly associated with the plan.

NOTE 11--SALE OF INTEREST

  On July 15, 1997, John R. Klopp, Craig M. Hatkoff and Valentine Vildove & Company, Inc. sold their entire ownership interests in the Partnership and its Affiliates to Capital Trust (f/k/a California Real Estate Investment Trust) for a total purchase price of $5,000,000, evidenced by notes payable.

                         INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Phoenix Four, Inc.
Nassau, Bahamas

  We have audited the accompanying consolidated statement of assets, liabilities and stockholders' equity of Phoenix Four, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Four, Inc. and subsidiaries at December 31, 1996, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

                                          BDO Binder

Nassau, Bahamas
March 4, 1997

                               PHOENIX FOUR, INC.

                 CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES
                            AND STOCKHOLDERS' EQUITY

                                                                     DECEMBER
                                                                     31, 1996
                                                                    -----------
                              ASSETS
                              ------
Investments (Note 1):
  Hudson Street.................................................... $ 7,436,268
  Clermont Cove....................................................   7,148,118
  Highland Lake....................................................   4,444,564
  Maspeth..........................................................   4,192,180
  Seacrest Towers..................................................   3,378,620
  Luther Village...................................................   2,783,821
  Ridge Plaza......................................................   2,325,819
  Stiles Lane......................................................   2,144,275
  380 Broadway.....................................................   1,858,338
  Ravenna Warehouse................................................     443,795
  Rockland Warehouse...............................................     350,000
Cash and cash equivalents..........................................   1,079,271
Security deposits, prepaid expenses, organization costs and other
 assets............................................................     401,532
                                                                    -----------
    Total assets................................................... $37,986,601
                                                                    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------
Liabilities:
  Bridge loans payable (Note 6).................................... $ 4,113,264
  Loan payable--bank (Note 3)......................................   2,877,002
  Subordinated note payable (Note 4)...............................   1,031,507
  Notes payable--related parties (Note 5)..........................     717,624
  Accrued performance fees (Note 2)................................   1,008,381
  Accrued expenses, commissions, security deposits and other
   liabilities.....................................................     538,386
                                                                    -----------
    Total liabilities..............................................  10,286,164
                                                                    -----------
Stockholders' equity (Note 8)...................................... $27,700,437
                                                                    ===========
Common stock--shares issued and outstanding (1,000,000 shares
 authorized) (Note 8)..............................................   34,497.62
                                                                    ===========
    Net Asset Value per Share (Note 8)............................. $    802.97
                                                                    ===========

    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1996
                                                                   ------------
Investment income, including increase in net unrealized gain of
 $6,212,959 (Note 1)..............................................  $8,426,693
                                                                    ----------
Expenses:
  Management fee (Note 2).........................................   1,134,653
  Performance fee (Note 2)........................................   1,127,127
  Interest expense (Note 3, 4, 5 and 6)...........................     704,658
  Legal (Note 7)..................................................     169,638
  Accounting......................................................      96,820
  Investment banking and directors fees (Note 7)..................     146,000
  Office and reimbursed salaries..................................     156,761
  Business travel--prospective and existing investments, board
   meetings.......................................................     184,621
  Marketing, printing, brochures, news reprints, Net Asset Value
   publication, stockholder relations.............................      90,063
  Office, postage, filing fees, bank charges and other
   administrative.................................................      86,906
  Site management (Note 7)........................................      72,500
  Amortization--organization costs................................      57,789
  Stockholders' meeting...........................................      30,529
  Annual report...................................................      22,497
  Insurance.......................................................      24,000
                                                                    ----------
    Total expenses................................................   4,104,562
                                                                    ----------
Net income........................................................  $4,322,131
                                                                    ==========


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1996
                                                                  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................... $  4,322,131
                                                                  ------------
  Adjustments to reconcile net income to net cash used in
   operating activities:
    Amortization.................................................       57,789
    Net changes in assets and liabilities:
      Decrease (increase) in:
        Hudson Street Investment.................................   (7,436,269)
        Maspeth Avenue Investment................................   (4,192,180)
        Stiles Lane Investment...................................   (2,144,275)
        380 Broadway Investment..................................   (1,858,338)
        Ridge Plaza Investment...................................   (2,325,819)
        Ravenna Warehouse Investment.............................     (443,795)
        Clermont Cove Investment.................................      475,374
        Highland Lake Investment.................................      593,122
        Luther Village Investment................................    2,101,882
        Seacrest Towers Investment...............................      347,222
        27 East 65th Street Investment...........................    1,035,325
        Rockland Warehouse Investment............................      100,000
        Other assets.............................................     (374,072)
      Increase (decrease) in:
        Participations payable...................................     (949,484)
        Accrued performance fee..................................      277,128
        Accrued management fees..................................      (83,517)
        Accrued interest.........................................      196,010
        Other liabilities........................................      263,109
          Total adjustments......................................  (14,360,788)
                                                                  ------------
          Net cash used in operating activities..................  (10,038,657)
                                                                  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock, net of $244,412 in commissions.......    7,299,094
  Redemption of common stock.....................................     (441,034)
  Issuance of loan payable--bank.................................    3,500,000
  Issuance of bridge loans.......................................    4,050,000
  Issuance of subordinated note payable..........................    1,000,000
  Repayment of loan payable--bank................................     (622,998)
  Repayment of notes payable.....................................   (1,830,000)
  Repayment of bridge loans payable..............................   (2,200,000)
                                                                  ------------
Net cash provided by financing activities........................   10,755,062
                                                                  ------------
Net increase in cash and cash equivalents........................      716,405
                                                                  ------------
Cash and cash equivalents, beginning of year.....................      362,866
                                                                  ------------
Cash and cash equivalents, end of year........................... $  1,079,271
                                                                  ============

    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                              PHOENIX FOUR, INC.

                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

  Phoenix Four, Inc. was incorporated on November 5, 1993, in the Commonwealth of the Bahamas as an open-ended investment company. The principal office is in Nassau, the Bahamas. The operations (funding) of the Company began on March 31, 1994. The overall objective of Phoenix Four, Inc. and its subsidiaries (the "Company") is to seek a high level of return by investing in various debt and equity securities and investments related to broad market opportunities within the U.S. credit, mortgage and finance industries.

PRINCIPLES OF FINANCIAL REPORTING AND INVESTMENT VALUATION

  The Company reports investments on the value method of accounting. The value method does not reflect the recognition of income or loss by use of the equity method of accounting. Investments are carried on the statement of assets, liabilities and stockholders' equity at market value with the related unrealized gains and losses reflected in income.

MARKET VALUE OF INVESTMENTS HELD BY THE COMPANY

  The value of assets for which there is no formal market will be calculated based on the net present value of the anticipated cash flows to be received over the projected lives of the assets, discounted at a rate appropriate for the level of risk, as determined by the Company's Board of Directors. The values as determined are not in excess of market values as supported by third party offers and commitments.

  If the Board of Directors determines that information is not available to value an asset in the manner described above, or if it determines that the value of an asset as so determined does not reasonably reflect its fair market value, the value of the asset may be determined by methods which the Board determines reasonably reflect its fair market value. Any assets or liabilities expressed in terms of currencies other than the United States dollar are translated into United States dollars at the prevailing market rate as obtained from one or more banks or dealers.

PRINCIPLES OF CONSOLIDATION

  The accompanying consolidated financial statements include the accounts of Phoenix Four, Inc. and its wholly-owned, special purpose subsidiaries, Shore and Voorhies Acquisition Corporation, Rockland Warehouse Corporation and Highland Lake Capital Corp. (all New York corporations); Beach & Hudson Corp., Hud-Moore, Inc., Tribeca Capital Corp. and North Haven Capital Corp. (all Delaware Corporations); and ROC, Inc. (a Bahamas Corporation). The financial statements also include the 49% minority interest in CC Capital Corp., a Delaware company, recorded on the equity method. All intercompany investments and advances have been eliminated in consolidation.

TAXES

  At the present time, no ordinary income, profit, capital gains, estate or inheritance taxes are levied in the Commonwealth of the Bahamas, and, accordingly, no provision for such taxes has been recorded by the Company. However, certain of the Company's investments contain United States real property interests. These interests are held in wholly-owned and partially-owned United States subsidiaries which are subject to Federal income taxes and, in some instances, New York State and City income taxes. In addition, the Company was subject to a 30% U.S. Federal withholding tax which has been collected on the interest income received by the Company on certain of its notes receivable.

BASIS OF PRESENTATION

  The financial statements are presented in United States dollars in accordance with generally accepted accounting principles in the United States of America.

INVESTMENT AND GEOGRAPHIC CONCENTRATION OF RISK

  Substantially all of the Company's investments are debt securities which are secured by real estate (primarily condominium and cooperative multi-family and single family housing, industrial warehousing facilities and a retail shopping center), approximately 85% of which is located in the New York metropolitan area.

RISKS AND UNCERTAINTIES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

DEFERRED CHARGES

  Organization costs are being amortized over sixty months.

                              PHOENIX FOUR, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INVESTMENT TRANSACTIONS

  At December 31, 1996, the Company's investments consisted of the following:

 (a) Hudson Street Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Hudson Street Investment includes the net asset value of (1) a loan collateralized by mortgages encumbering the premises located at 121-133 Hudson Street, New York, NY (the Property) which are subject to a foreclosure action;
(ii) certain mechanics liens encumbering the Property, which are owned by Beach & Hudson Corp., a wholly-owned U.S. subsidiary of the Company; and (iii) a certain mechanics lien filed by Target Builders, Inc., encumbering the Property, which is owned by Hud-Moore, Inc., a wholly-owned U.S. subsidiary of the Company.

  In addition, Tribeca Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed for the purpose of acquiring the fee interest in the Property in the event that an acceptable offer is not received at the foreclosure sale.

 (b) Clermont Cove Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Clermont Cove Investment includes the net asset value of a subordinate mortgage (Phoenix mortgage) collateralized by the unsold condominium units at the Clermont Cove Condominium located in Jersey City, New Jersey, and the Company's 49% investment in CC Capital Corp., a Delaware corporation that is the fee owner of the unsold condominium units. Of the original 59 unsold condominium units owned by CC Capital Corp., 18 units were sold as of December 31, 1996. As of February 28, 1997, an additional nine units have been sold.

 (c) Highland Lake Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Highland Lake Investment includes the net asset value of Highland Lake Capital Corp. (HLOC), a wholly-owned U.S. subsidiary of the Company, a land loan with a face value of $266,086 and a promissory note receivable with a face value of $32,000. HLCC was formed to provide infrastructure and construction financing for a residential housing development located in Orange County, New York. The net asset value of HLCC includes two mortgage notes with face values of $1,990,671 and $245,603, respectively.

 (d) Maspeth Avenue Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Maspeth Avenue Investment includes the net asset value of a note and mortgage encumbering an industrial warehouse building located at Maspeth Avenue, Maspeth, New York. The note has a face value of $4,800,000 and provides for monthly payments of principal and interest in the amounts of $23,300 and $16,700 each, respectively, from the cash flow of the property. The note matures on July 1, 1998. Additional collateral for the note includes a mortgage lien on a commercial property owned by the mortgagor located on Onderdonk Avenue, Brooklyn, New York and personal guarantees of the principals of the borrower.

                              PHOENIX FOUR, INC.

 (e) Seacrest Towers Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as Seacrest Towers Investment includes the net asset value of the unsold shares promissory note, the advances promissory note, and a tax promissory note. In addition, Shore and Voorhies Acquisition Corp. ("SVAC"), a wholly-owned U.S. subsidiary of the Company, was formed to purchase units in the Seacrest Towers building from the cooperative association, Voorhies Avenue and Shore Parkway Owners, Inc. ("VSOC"). At December 31, 1996, SVAC owned fifty-six (56) units. SVAC also owns 92 end loans relating to the sale of cooperative apartments at Seacrest Towers.

 (f) Luther Village Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Luther Village Investment includes the net asset value of the Company's 34.29% participating interest in a first mortgage. The mortgage is collateralized by a 392 unit cooperatively owned, senior retirement community and a lien on development land located in Arlington Heights, Illinois. On January 31, 1997 the remaining balance of the first mortgage was repaid by the borrower and the Company received its pro rata share of the proceeds in the amount of $2,633,826.

 (g) Stiles Lane Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Stiles Lane Investment includes the net asset value of a note and mortgage encumbering a vacant industrial warehouse located at Stiles Lane, North Haven, Connecticut. The note has a face value of $2,500,000, bears interest at a rate of 5% per annum and is due on January 1, 1999. In addition, North Haven Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed to provide up to $500,000 of additional mortgage financing (the North Haven Mortgage) to fund certain improvements to the property, as well as taxes, insurance and certain operating expenses during the first year. The North Haven Mortgage is scheduled to close in March 1997, and provides for draw-downs of up to $250,000 at closing, and the balance of the loan as and when the property is at least 50% leased. Increase will accrue at 10% per annum, and will be payable concurrent with payments on the first Phoenix mortgage.

 (h) Ridge Plaza Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Ridge Plaza investment includes the net asset value of a note and mortgage encumbering a strip shopping center located at 5734 Berkshire Valley Road, Oak Ridge, New Jersey. The note has a face amount of $1,635,000 and an outstanding principal balance of $1,513,034. In addition, Oak Ridge Acquisition Corp., a wholly-owned U.S. subsidiary of the Company, was formed to acquire an option to acquire the interest of a purchaser, in a contract of sale to purchase the fee interest in the Ridge Plaza Property.

 (i) 380 Broadway Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 380 Broadway investment includes the net asset value of a note and mortgage encumbering a commercial and loft building located at 380 Broadway, New York, NY which is subject to a foreclosure action. The note has a face amount of $1,900,000 and an outstanding principal balance of $1,861,208.

                              PHOENIX FOUR, INC.

 (j) Ravenna, Ohio Investment

  The Company determines the value of this Investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Ravenna, Ohio investment includes the net asset value of a first mortgage and note encumbering a commercial warehouse facility located in Ravenna, Ohio. The first mortgage and note were acquired by ROC, Inc., a wholly-owned Bahamas subsidiary of the Company. On January 21, 1997, ROC, Inc. received $450,000 in full satisfaction of the first mortgage debt. In addition, on February 24, 1997, ROC, Inc. received an additional $35,000 from its title insurance company in settlement of a claim.

 (k) Rockland Warehouse Corporation Investment

  The Company determines the value of this Investment based upon the net proceeds of $344,000 received from a sale in escrow which occurred on August 28, 1996. In January 1997, Rockland Warehouse Corporation received the proceeds of sale. Rockland Warehouse Corporation is a wholly-owned subsidiary of the Company, and was formed to purchase the land and buildings located at Elias Street and Roosevelt Avenue in Spring Valley, New York.

2. INVESTMENT ADVISORY FEES

  Pursuant to an agreement dated November 5, 1993, Strategic Resources Corporation (SRC), a related party, serves as the Company's primary investment advisor. The agreement provides for a base management fee to be paid monthly at the annual rate of 5% of the average monthly gross assets under management with a minimum of $20,000 per month. In addition, SRC is to receive a performance fee representing 50% of the monthly increase in net asset value after providing for a 10% annual return to the investors.

3. LOAN PAYABLE--BANK

  On January 19, 1996, CC Capital Corp. refinanced a portion of the Phoenix mortgage with First Bank of America (FBA) in the principal amount of $3,500,000. A portion of the proceeds of this FBA loan was used to reduce the Phoenix mortgage to $7,138,581, and the Company agreed to subordinate its first mortgage to the lien of the FBA mortgage (see note 1(b)--Clemont Cove Investment). The FBA loan bears interest at an annual rate of FBA's prime rate plus 2% with monthly payments based upon a 15-year amortization schedule (through December 1996). The loan matures on February 1, 2001, and is collateralized by a first mortgage on the 59 Clermont Cove units, as well as a first priority security interest in the 92 end loans held by a subsidiary of the Company on cooperative apartments located at Seacrest Towers. On December 26, 1996, CC Capital Corp. closed on a modification of the mortgage with FBA. The modification provided for monthly payments of interest only and a modification of the required unit release prices that are paid to FBA from the sale of Clermont Cove units. The unit release prices were reduced from $70,000 to $30,000 for the first twenty units sold, no release payments for the 21st through 30th closings, and 90% of the sales prices on all closings thereafter. At December 31, 1996, the loan payable to FBA totaled $2,877,002.

4. SUBORDINATED NOTE PAYABLE

  On October 1, 1996, the Company issued a subordinated promissory note in the principal amount of $1,000,000 to C.M.R. s.a., an unrelated Luxembourg corporation. The note matures on October 1, 1999, and provides for annual payments of interest only as follows: (a) 12.5% per annum payable on the first anniversary of the loan date, (b) 13.25% per annum computed from the first anniversary loan date due and payable on the second anniversary loan date and
(c) 14.5% per annum computed from the second anniversary loan date due and payable on the third anniversary loan date. At December 31, 1996, accrued interest amounted to $31,507.

                              PHOENIX FOUR, INC.

5. NOTES PAYABLE--RELATED PARTIES

  During September and October 1995, the Company issued promissory notes to various stockholders and related parties totaling $6,005,000 and bearing interest at a rate of 15% per annum. The majority of the notes had maturity dates of twelve months from the date of issuance. Two such notes totaling $1,000,000 were due on demand and were fully repaid in February 1996. In June 1996 the Company offered all note holders the option to convert their respective notes into stock of the Company at the May 1996 published Net Asset Value per share plus an incentive equal to one-half of the interest which would have accrued on the portion of the note converted into stock. Notes totaling $2,861,264, including accrued interest and incentives, were converted into stock during June 1996. During September and October 1996, notes totaling $1,391,905, including accrued interest, were repaid at maturity and in October and November 1996, notes totaling $759,977, including accrued interest, were converted into stock at the then current Net Asset Value per share. Two remaining notes totaling $700,000 were extended for a term of one year at an interest rate of 10% per annum. At December 31, 1996, notes payable to related parties totaled $717,624, which includes accrued interest of $17,624.

6. BRIDGE LOANS PAYABLE

  On September 4, 1996, the Company received a bridge loan in the amount of $1,000,000, the proceeds of which were utilized to fund a portion of the Hudson Street and Ravenna, Ohio investments. The loan was made by a stockholder of the Company and bears interest at a rate of 9% per annum plus a 1.5% origination fee. This loan matures on April 4, 1997.

  On December 18, 1995, the Company received the following three bridge loans totaling $3,050,000, the proceeds of which were utilized to fund a portion of the Stiles Lane, 380 Broadway and Ridge Plaza investments:

    1. $500,000 promissory note due January 21, 1997

    2. $550,000 promissory note due March 15, 1997

    3. $2,000,000 promissory note due March 22, 1997

  The loans were made by two stockholders of the Company at an interest rate of 15% per annum plus a 1.5% origination fee. The above described bridge loan
(1) in the amount of $500,000 was fully repaid on January 21, 1997.

7. RELATED PARTY TRANSACTIONS

  Certain directors of the Company are also principals of the Company's primary investment advisor.

  The Company incurred legal fees of approximately $350,000 to Fischbein, Badillo. Wagner, Harding (FBWH), counsel to the Company. Certain partners of FBWH own all of the stock of a corporation which owns a majority interest in CC Capital Corp. (see Note 1).

  A director of the Company, Mr. Paul Knowles, is also a partner of McKinney, Bancroft & Hughes, counsel and trustee to the Company. The Company incurred fees of approximately $100,000 to McKinney, Bancroft & Hughes during 1996.

  A director of the Company, Mr. Christian Van Pelt, is also a partner of Christian M. Van Pelt, P.C., counsel to the Company. Mr. Van Pelt is also a stockholder in SRC.

  Site manager fees of $72,500 and reimbursed office salaries of $144,955 were paid to SRC.

                              PHOENIX FOUR, INC.

  Investment banking fees of $55,000 and financing commissions of $120,000 were paid to R.H. Arnold & Co. pursuant to consulting agreements. Mr. Robert
H. Arnold, a principal of the firm, is a director of the Company.

  Commissions of $54,391, attributable to the issuance of stock, were paid or are payable to stockholders/directors of the Company.

8. COMMON STOCK AND COMMON STOCK TRANSACTIONS

  Proceeds and payments on common stock, as shown in the consolidated statement of cash flows, are in respect of the following number of shares:

   Balance, January 1, 1996.......................................... 18,745.14
                                                                      ---------
   Issuance of common stock.......................................... 16,391.65
                                                                      ---------
   Redemption of common stock........................................   (639.17)
                                                                      ---------
   Balance, December 31, 1996........................................ 34,497.62
                                                                      =========

  At December 31, 1996, there were 34,497.62 shares of no par value common stock issued and outstanding and 1,000,000 shares authorized.

  The net asset value of a share of common stock at December 31, 1996 is computed as follows:

   Stockholders' equity............................................ $27,700,437
                                                                    ===========
   Shares issued and outstanding...................................   34,497.62
                                                                    ===========
   Net asset value per share....................................... $    802.97
                                                                    ===========

9. CASH FLOWS FROM OPERATIONS

  Payments for interest amounted to $389,331 for the year ended December 31, 1996.

10. NON-CASH TRANSACTIONS

  Promissory notes totaling $3,621,241, including accrued interest of $296,241, were converted into stock of the Company during 1996 (see Note 5).

                               PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF ASSETS, LIABILITIES
                            AND STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                                     SEPTEMBER
                                                                     30, 1997
                                                                    -----------
                              ASSETS
                              ------
Investments (Note 1):
  Hudson Street.................................................... $10,336,785
  642 N. Broad Street..............................................  10,282,178
  Maspeth Avenue...................................................   4,189,002
  Highland Lake....................................................   3,881,582
  Seacrest Towers..................................................   3,405,889
  Ridge Plaza......................................................   2,831,672
  Clermont Cove....................................................     228,183
  380 Broadway.....................................................   2,693,696
  Stiles Lane......................................................   2,462,195
  Astor Place......................................................     406,350
Cash and cash equivalents..........................................   3,097,333
Security deposits, prepaid expenses, organization costs and other
 assets............................................................   2,189,140
                                                                    -----------
    Total assets................................................... $46,004,005
                                                                    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------
Liabilities:
  Loan payable-Capital Trust (Note 3).............................. $ 9,547,908
  Subordinated note payable (Note 5)...............................   1,000,000
  Accrued expenses, commissions, security deposits and other
   liabilities.....................................................     392,929
                                                                    -----------
    Total liabilities..............................................  10,940,837
                                                                    -----------
Stockholders' equity (Note 8)...................................... $35,063,168
                                                                    ===========
Common stock--shares issued and outstanding (1,000,000 shares
 authorized) (Note 8)..............................................   42,557.57
                                                                    ===========
    Net Asset Value per Share (Note 8)............................. $    823.90
                                                                    ===========


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                                    1997
                                                              -----------------
Investment income, including increase in net unrealized gain
 of $2,181,759 (Note 1)......................................    $4,604,826
                                                                 ----------
Expenses:
  Management fee (Note 2)....................................    $1,294,469
  Interest expense (Notes 3, 4, 5 and 6).....................       605,488
  Legal (Note 6).............................................       451,900
  Accounting.................................................       151,835
  Investment banking, consulting and due diligence fees (Note
   6)........................................................       245,842
  Directors fees.............................................        32,750
  Office and reimbursed salaries.............................       132,920
  Business travel--prospective and existing investments,
   board meetings............................................       131,665
  Marketing, printing, brochures, news reprints, Net Asset
   Value publication, stockholder relations..................        89,963
  Office, postage, filing fees, bank charges and other
   administrative............................................        71,893
  Telephone..................................................        39,887
  Site management (Note 6)...................................        58,752
  Amortization...............................................        51,789
  Stockholders' meeting......................................        25,823
  Annual report..............................................        77,401
  Insurance..................................................        24,000
                                                                 ----------
    Total expenses...........................................     3,486,377
                                                                 ----------
    Net income...............................................    $1,118,448
                                                                 ==========


    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                               PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                                    1997
                                                              -----------------
Cash flows from operating activities:
  Net income.................................................    $1,118,449
                                                                 ----------
  Adjustments to reconcile net income to net cash used in
   operating activities:
    Amortization.............................................        51,789
    Net changes in assets and liabilities:
      Decrease (increase) in:
        Clermont Cove Investment.............................     6,919,935
        Luther Village.......................................     2,783,821
        Hudson Street Investment.............................    (2,900,517)
        Maspeth Avenue Investment............................         3,178
        Stiles Lane Investment...............................      (317,920)
        380 Broadway Investment..............................      (835,358)
        Ridge Plaza..........................................      (505,853)
        Ravenna Warehouse....................................       443,795
        Highland Lake Investment.............................       562,982
        Seacrest Towers Investment...........................       (27,269)
        Astor Place Investment...............................      (406,350)
        Rockland Warehouse Investment........................       350,000
        Other assets.........................................    (1,787,608)
      Increase (decrease) in:
        Accrued performance fees.............................    (1,008,381)
        Accrued interest.....................................      (112,395)
        Other liabilities....................................       (33,062)
          Total adjustments..................................    (7,101,391)
                                                                 ----------
          Net cash used in operating activities..............    (5,982,942)
                                                                 ----------
Cash flows from financing activities:
  Issuance of common stock, net of $261,027 in commissions...     7,715,914
  Redemption of common stock.................................    (1,887,908)
  Issuance of loan payable--Capital Trust....................     9,800,000
  Prepayment of notes payable--related parties...............      (700,000)
  Repayment of loan payable--bank............................    (2,877,002)
  Repayment of bridge loans payable..........................    (4,050,000)
                                                                 ----------
          Net cash provided by financing activities..........     8,001,004
                                                                 ----------
Net increase in cash and cash equivalents....................     2,018,062
                                                                 ----------
Cash and cash equivalents, January 1, 1997...................     1,079,271
                                                                 ----------
Cash and cash equivalents, September 30, 1997................    $3,097,333
                                                                 ==========

    See accompanying summary of significant accounting policies and notes to consolidated financial statements.

                              PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

  Phoenix Four, Inc. was incorporated on November 5, 1993 in the Commonwealth of the Bahamas as an open-ended investment company. The principal office is in Nassau, the Bahamas. The operations (funding) of the Company began on March 31, 1994. The overall objective of Phoenix Four, Inc. and its subsidiaries (the "Company") is to seek a high level of return by investing in various debt and equity securities and investments related to broad market opportunities within the U.S. credit, mortgage and finance industries. On February 17, 1997, the Commonwealth of the Bahamas granted the Company a Mutual Fund License to carry on business as a regulated mutual fund subject to the Mutual Fund Act, 1995 of the Commonwealth of the Bahamas. In addition, on July 11, 1997, Phoenix Four, Inc. was approved for listing and on September 29, 1997 was listed on the Luxembourg Stock Exchange.

PRINCIPLES OF FINANCIAL REPORTING AND INVESTMENT VALUATION

  The Company reports investments on the value method of accounting. The value method does not reflect the recognition of income or loss by use of the equity method of accounting. Investments are carried on the statement of assets, liabilities and stockholders' equity at market value with the related unrealized gains and losses reflected in income.

MARKET VALUE OF INVESTMENTS HELD BY THE COMPANY

  The value of assets for which there is no formal market will be calculated based on the net present value of the anticipated cash flows to be received over the projected lives of the assets, discounted at a rate appropriate for the level of risk, as determined by the Company's Board of Directors. The values as determined are not in excess of market values as supported by third party offers and commitments.

  If the Board of Directors determines that information is not available to value an asset in the manner described above, or if it determines that the value of an asset as so determined does not reasonably reflect its fair market value, the value of the asset may be determined by methods which the Board determines reasonably reflect its fair market value. Any assets or liabilities expressed in terms of currencies other than the United States dollar are translated into United States dollars at the prevailing market rate as obtained from one or more banks or dealers.

PRINCIPLES OF CONSOLIDATION

  The accompanying consolidated financial statements include the accounts of Phoenix Four, Inc. and its wholly-owned, special purpose subsidiaries, Shore and Voorhies Acquisition Corporation, Rockland Warehouse Corporation and Highland Lake Capital Corp. (all New York corporations); and Beach & Hudson Corp., Hud-Moore, Inc., Tribeca Capital Corp., and North Haven Capital Corp. (all Delaware corporations); and ROC., Inc. (a Bahamas corporation). The financial statements also include the 49% minority interest in CC Capital Corp., a Delaware company, recorded on the equity method. All intercompany investments and advances have been eliminated in consolidation.

TAXES

  At the present time, no ordinary income, profit, capital gains, estate or inheritance taxes are levied in the Commonwealth of the Bahamas and, accordingly, no provision for such taxes has been recorded by the Company. However, certain of the Company's investments contain United States real property interests. These interests are held in wholly-owned and partially-owned United States subsidiaries which are subject to Federal income taxes and, in some instances, New York State and City income taxes. In addition, the Company was subject to a 30% U.S. Federal withholding tax which has been collected on the interest income received by the Company on certain of its notes receivable.

BASIS OF PRESENTATION

  The financial statements are presented in United States dollars in accordance with generally accepted accounting principles in the United States of America.

INVESTMENT AND GEOGRAPHIC CONCENTRATION OF RISK

  Substantially all of the Company's investments are debt securities which are secured by real estate (primarily condominium and cooperative multi-family and single family housing, industrial warehousing facilities, an office building and a retail shopping center), the majority of which is located in the New York metropolitan area.

DEFERRED CHARGES

  Organization costs are being amortized over sixty months.

RISKS AND UNCERTAINTIES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                              PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INVESTMENT TRANSACTIONS

  At September 30, 1997, the Company's investments consisted of the following:

 (a) Hudson Street Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Hudson Street Investment includes the net asset value of (i) a loan collateralized by mortgages encumbering the premises located at 121-133 Hudson Street, New York, NY (the "Property") which are subject to a foreclosure action; (ii) certain mechanics' liens encumbering the Property, which are owned by Beach & Hudson Corp., a wholly-owned U.S. subsidiary of the Company and (iii) a certain mechanics lien filed by Target Builders, Inc., encumbering the Property, which is owned by Hud-Moore, Inc., a wholly-owned U.S. subsidiary of the Company.

  In addition, Tribeca Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed for the purpose of acquiring the fee interest in the Property in the event that an acceptable offer is not received at the foreclosure sale.

 (b) 642 N. Broad Street Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 642 North Broad Street Investment includes the net asset value two notes and mortgages, a first term mortgage and a second construction mortgage, encumbering adjacent office and warehouse buildings located on North Broad Street in Philadelphia, Pennsylvania. The two notes and mortgages were acquired on August 12, 1997 at which time their aggregate outstanding principal balance was $11,801,829. The first term mortgage is due by its terms in December 1999, and the second mortgage is scheduled to self-liquidate in September 1998.

 (c) Maspeth Avenue Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Maspeth Avenue Investment includes the net asset value of a note and mortgage encumbering an industrial warehouse building located at Maspeth Avenue, Maspeth, New York. The note has a face value of $4,800,000 and provides for monthly payments of principal and interest in the amounts of $23,300 and $16,700 each, respectively, from the cash flow of the property. The note matures on July 1, 1998. Additional collateral for the note includes a mortgage lien on a commercial property owned by the mortgagor located on Onderdonk Avenue, Brooklyn, New York and personal guarantees of the principals of the borrower.

 (d) Highland Lake Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Highland Lake Investment includes the net asset value of Highland Lake Capital Corp. ("HLCC"), a wholly-owned U.S. subsidiary of the Company, a first mortgage land loan and a closing cost promissory note receivable. HLCC was formed to provide infrastructure and construction financing for a residential housing development located in Orange County, New York. The net asset value of HLCC includes an infrastructure loan and a home construction mortgage loan.

  On February 13, 1997, legal actions were commenced by the Company and Highland Lake Capital Corp. in federal and state court, respectively, to enforce provisions of the notes, mortgages and related agreements with the borrower. On July 11, 1997, the borrower filed for protection under Chapter 11 of the U.S. bankruptcy laws. The Company and HLCC will be filing claims in the bankruptcy proceeding. While the borrower will dispute such claims, and the full effect of the filing cannot be determined at this time, management believes that the value of the underlying collateral continues to support the value at which the investment is being carried.

                              PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 (e) Seacrest Towers Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as Seacrest Towers Investment includes the net asset value of the unsold shares promissory note, the advances promissory note, and a tax promissory note. In addition, Shore and Voorhies Acquisition Corp. ("SVAC"), a wholly-owned U.S. subsidiary of the Company, was formed to purchase units in the Seacrest Towers building from the cooperative association, Voorhies Avenue and Shore Parkway Owners, Inc. ("VSOC"). At September 30, 1997, SVAC owned fifty-six (56) units. SVAC also owns 91 end loans relating to the sale of cooperative apartments at Seacrest Towers.

 (f) Ridge Plaza Investment

  The Company determines the value of the investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Ridge Plaza investment includes the net asset value of a note and mortgage encumbering a strip shopping center located at 5734 Berkshire Valley Road, Oak Ridge, New Jersey. The note has a face amount of $1,635,000 and an outstanding principal balance of $1,513,034. In addition, Oak Ridge Acquisition Corp., a wholly-owned U.S. subsidiary of the Company, was formed to acquire an option to acquire the interest of a purchaser in a contract of sale to purchase the fee interest in the Ridge Plaza property.

 (g) Clermont Cove Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Clermont Cove Investment includes the net asset value of a subordinate mortgage ("Phoenix mortgage") collateralized by the unsold condominium units at the Clermont Cove Condominium located in Jersey City, New Jersey, and the Company's 49% investment in CC Capital Corp., a Delaware corporation that is the fee owner of the unsold condominium units. Of the original 59 unsold condominium units owned by CC Capital Corp., 58 units were sold as of September 30, 1997. On October 8, 1997, the last remaining unit was sold.

 (h) 380 Broadway Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 380 Broadway investment includes the net asset value of a note and mortgage encumbering a commercial and loft building located at 380 Broadway, New York, NY which is subject to a foreclosure action. The note has a face amount of $1,900,000 and an outstanding principal balance of $1,861,208.

 (i) Stiles Lane Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the Stiles Lane Investment includes the net asset value of a note and mortgage encumbering a vacant industrial warehouse located at Stiles Lane, North Haven, Connecticut. The note has a face value of $2,500,000, bears interest at a rate of 5% per annum and is due on January 1, 1999. In addition, North Haven Capital Corp., a wholly-owned U.S. subsidiary of the Company, was formed to provide up to $500,000 of additional mortgage financing (the "North Haven Mortgage") to fund certain improvements to the property, as well as taxes, insurance and certain operating expenses during the first year. The North Haven Mortgage closed in March 1997, and provided for draw-downs of up to $250,000 at closing, and the balance of the loan as and when the property is at least 50% leased. As of September 30, 1997, $106,364 has been funded against the North Haven Mortgage. Interest accrues at 10% per annum, and will be payable concurrent with payments on the first Phoenix mortgage.


 (j) 21 Astor Place Investment

  The Company determines the value of this investment by applying the discounted cash flow method to the assets acquired. The amount carried as the 21 Astor Place investment includes the net asset value of a contract to acquire, through a designee of the Company, the premises located at 21 Astor Place, New York, N.Y. During

                              PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) the first quarter of 1997 another investment company, Stonehenge Partners ("Stonehenge") asserted its rights to purchase 21 Astor Place. On July 18, 1997, a settlement closed which provides for the payment of $500,000 to the Company in conjunction with Stonehenge's acquisition of 21 Astor Place. In the event Stonehenge does not purchase the property by December 31, 1997, the Company has retained its rights to preserve its interest in the property.

2. INVESTMENT ADVISORY FEES

  Pursuant to an agreement dated November 5, 1993, Strategic Resources Corporation ("SRC"), a related party, serves as the Company's primary investment advisor. The agreement provides for a base management fee to be paid monthly at the annual rate of 5% of the average monthly gross assets under management with a minimum of $20,000 per month. In addition, SRC is to receive a performance fee representing 50% of the monthly increase in net asset value after providing for a 10% annual return to the investors.

3. LOAN PAYABLE--CAPITAL TRUST

  On August 12, 1997 the Company received a loan in the principal amount of $9,800,000 from Capital Trust, to finance the 642 North Broad Street Investment. The term of the loan is one year, with an option to extend for an additional year. Interest on the loan is payable monthly at a rate equal to 6% above the 30-day LIBOR rate for the initial term, and 8% above the 30-day LIBOR rate for the extension term. Amortization of principal is also paid monthly in an amount equal to the amount by which the cash flow from the underlying collateral exceeds the interest payment due for that period.

  As security for the loan, the Company issued collateral assignments of its interest in the loans relating to the following investments: (I) 642 North Broad Street, (II) Maspeth Avenue, (III) Stiles Lane, (IV) Hudson Street, (V) 380 Broadway, (VI) Ridge Plaza, and (VII) SVAC's interest in the 92 end loans on cooperative apartments at Seacrest Towers.

  On November 26, 1997 the loan payable to Capital Trust was fully repaid by the Company.

4. LOAN PAYABLE--BANK

  On January 19, 1996, CC Capital Corp. refinanced a portion of the Phoenix mortgage with First Bank of Americas ("FBA") in the principal amount of $3,500,000. A portion of the proceeds of the FBA loan was used to reduce the Phoenix mortgage to $7,138,581, and the Company agreed to subordinate its first mortgage to the lien of the FBA mortgage (see note 1(g)--Clermont Cove Investment). The FBA loan bears interest at an annual rate of FBA's prime rate plus 2% with monthly payments based upon a 15-year amortization schedule (through December 1996). The loan matures on February 1, 2001 and is collateralized by a first mortgage on the 59 Clermont Cove units, as well as a first priority security interest in the 92 end loans held by a subsidiary of the Company on cooperative apartments located at Seacrest Towers. On December 26, 1996, CC Capital Corp. closed on a modification of the mortgage with FBA. The modification provided for monthly payments of interest only and a modification of the required unit release prices that are paid to FBA from the sale of Clermont Cove units. The unit release prices were reduced from $70,000 to $30,000 for the first twenty units sold, no release payments for the 21st through 30th closings, and 90% of the sales prices on all closings thereafter. As of September 30, 1997, the loan was fully repaid.

                              PHOENIX FOUR, INC.

                             AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5. SUBORDINATED NOTE PAYABLE

  On October 1, 1996, the Company issued a subordinated promissory note in the principal amount of $1,000,000 to C.M.R. sa., an unrelated Luxembourg corporation. The note matures on October 1, 1999 and provides for annual payments of interest only as follows: (a) 12.50% per annum payable on the first anniversary of the loan date, (b) 13.25% per annum computed from the first anniversary loan date due and payable on the second anniversary loan date and (c) 14.50% per annum computed from the second anniversary loan date due and payable on the third anniversary loan date.

6. NOTES PAYABLE--RELATED PARTIES

  During September and October 1995, the Company issued the following promissory notes to two entities related to certain stockholders of the
Company:

    1. $400,000 promissory note due September 30, 1997

    2. $300,000 promissory note due October 1, 1997

  The above notes were originally issued for a term of one year at an interest rate of 15% per annum. They were extended at maturity for an additional one year period, at an interest rate of 10% per annum. At June 30, 1997, accrued interest amounted to $52,145. The notes were repaid by the Company during September, 1997.

7. RELATED PARTY TRANSACTIONS

  Certain directors of the Company are also principals of the Company's primary investment advisor.

  The Company incurred legal fees of approximately $318,000 to Fischbein, Badillo, Wagner, Harding ("FBWH"), counsel to the Company. Certain partners of FBWH own all of the stock of a corporation which owns a majority interest in CC Capital Corp. (see Note 1).

  A director of the Company, Mr. Paul Knowles, is also a partner of McKinney, Bancroft & Hughes, counsel and trustee to the Company.

  A director of the Company, Mr. Christian Van Pelt, is also a partner of Christian M. Van Pelt, P.C., counsel to the Company. Mr. Van Pelt is also a stockholder in SRC.

  Site manager fees of $58,752 and reimbursed office salaries of $115,836 were paid to SRC.

  Investment banking fees of $45,000 were paid or are payable to R.H. Arnold & Co. pursuant to consulting agreements. Mr. Robert H. Arnold, a principal of the firm, is a director of the Company.

  Commissions of $243,673, attributable to the issuance of stock, were paid or are payable to stockholders/directors of the Company.

8. COMMON STOCK AND COMMON STOCK TRANSACTIONS

  Proceeds and payments on common stock as shown in the consolidated statement of cash flows are in respect of the following number of shares:

   Balance, January 1, 1997.........................................  34,497.62
   Issuance of common stock.........................................  10,385.25
   Redemption of common stock.......................................  (2,325.30)
                                                                     ----------
   Balance, September 30, 1997...................................... $42,557.57
                                                                     ==========

  At September 30, 1997, there were 42,557.57 shares of no par value common stock issued and outstanding and 1,000,000 shares authorized.

  The net asset value of a share of common stock at September 30, 1997 is computed as follows:

   Stockholders' equity............................................ $35,063,168
                                                                    ===========
   Shares issued and outstanding...................................   42,557.57
                                                                    ===========
   Net asset value per share....................................... $    823.90
                                                                    ===========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Apparel Center Owners, Ltd.:

  We have audited the accompanying statement of revenue and certain operating expenses (described in Note 2) of APPAREL CENTER OWNERS, LTD. for the year ended December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Form S-1 of Capital Trust and is not intended to be a complete presentation of the Partnership's revenue and certain expenses.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of Apparel Center Owners, Ltd. for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Chicago, Illinois
April 25, 1997

                          APPAREL CENTER OWNERS, LTD.
                       (AN ILLINOIS LIMITED PARTNERSHIP)

             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
         AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                                                                 NINE MONTH
                                                                PERIOD ENDED
                                                             SEPTEMBER 30, 1997
                                              YEAR ENDED       (UNAUDITED SEE
                                           DECEMBER 31, 1996      NOTE 9)
                                           ----------------- ------------------
Revenues:
  Rentals, net............................    $14,637,559       $13,610,644
  Parking revenues........................      1,505,861               --
  Interest income.........................         54,785            66,940
                                              -----------       -----------
    Total operating revenues..............    $16,198,205       $13,677,584
                                              -----------       -----------
Certain Operating Expenses:
  Operating...............................    $ 3,482,995       $ 2,207,101
  Real estate taxes (Note 6)..............      2,609,105         1,533,891
  Utilities...............................      1,792,334         1,322,523
  Marketing...............................      1,619,524         1,118,461
  Administrative..........................      1,610,496           909,420
  Management fees (Note 5)................        276,015           192,936
                                              -----------       -----------
    Total certain expenses................    $11,390,469       $ 7,284,332
                                              -----------       -----------
Revenue in Excess of Certain Operating
 Expenses.................................    $ 4,807,736       $ 6,393,252
                                              ===========       ===========


        The accompanying notes are an integral part of these statements.

                          APPAREL CENTER OWNERS, LTD.
                       (AN ILLINOIS LIMITED PARTNERSHIP)

        NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1996
        AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

1. ORGANIZATION

  Apparel Center Owners, Ltd. ("ACOL"), an Illinois limited partnership, holds title to the building known as The Apparel Center, which contains showrooms, the ExpoCenter, offices and retail space, and an adjacent parking facility. Mart Holdings Group ("MHG"), an Illinois general partnership, is the managing general partner of ACOL. Joseph P. Kennedy Enterprises, Inc. (III.) ("JPK- (III.)") serves as the managing general partner of MHG.

  A breakdown of the occupied space as of December 31, 1996, and September 30, 1997 is as follows:

                                                        PERCENT SQUARE FOOTAGE
                                                      --------------------------
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
     Apparel.........................................      50%           41%
     Office/Retail...................................      50            59
                                                          ---           ---
                                                          100%          100%

2. BASIS OF PRESENTATION

  The statement of revenue and certain operating expenses for the year ended December 31, 1996 and the nine month period ended September 30, 1997 (unaudited) relates to the operations of the Apparel Center Owners, Ltd. The accompanying financial statement excludes certain expenses, such as interest, depreciation and amortization, professional fees and other costs not directly related to the operations of the Partnership, in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Management is not aware of any material factors relating to the Partnership which would cause the reported financial information not to be necessarily indicative of future operating results.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Basis of Reporting--The financial statement is presented on the accrual basis of accounting.

  b. Rental Revenue--Rentals from tenants with scheduled rent increases and rent abatements are recognized as revenue on a straight-line basis over the respective lease term.

  c. Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. HOTEL LEASE

  ACOL entered into a lease with a hotel operator whereby the operator, at its own expense, constructed a hotel atop The Apparel Center. The lease, which has a term of 65 years commencing January, 1977, provides for an annual base rental of $159,600, additional rent payable based on hotel revenue, as defined, and an allocation of certain real estate taxes, rehabilitation and maintenance costs.

5. TRANSACTIONS WITH AFFILIATES

  Certain owners of ACOL are owners of Merchandise Mart Owners, Ltd. ("MMOL"). In addition, Joseph P. Kennedy Enterprises, Inc. (Delaware) ("JPK-(Del.)"), which is affiliated with the owners of ACOL, owns

                          APPAREL CENTER OWNERS, LTD.
                       (AN ILLINOIS LIMITED PARTNERSHIP)

  NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES--(CONTINUED)

                     FOR THE YEAR ENDED DECEMBER 31, 1996
        AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

Merchandise Mart Properties, Inc. ("MMPI"). As a convenience, certain amounts are disbursed or collected by one entity on behalf of another.

  a. ACOL reimburses MMPI for certain payroll-related expenses incurred on behalf of ACOL.

  b. ACOL paid MMPI management fees of $276,015 and $192,936 during 1996 and the nine months ended September 30, 1997, respectively. Fees are calculated using various percentages of gross revenues as adjusted for uncollectible accounts and as summarized below:

                                                                      APPLICABLE
     TYPE OF REVENUE                                                  PERCENTAGE
     ---------------                                                  ----------
     Apparel.........................................................    3.0%
     Office, retail, exposition and hotel............................    1.5%

6. REAL ESTATE TAXES

  During 1996, ACOL paid its 1995 real estate tax bill amounting to $2,759,400. The actual tax bill was less than the December 31, 1995, accrual by $138,064.

7. FUTURE MINIMUM RENTALS UNDER TENANT LEASES

  ACOL leases showroom, office and retail space under noncancellable operating leases with terms ranging from 1 to 15 years. Future minimum rentals to be received as of December 31, 1996, are summarized as follows:

     Year ending December 31
       1997........................................................ $10,033,000
       1998........................................................   9,016,000
       1999........................................................   7,622,000
       2000........................................................   6,206,000
       2001........................................................   5,645,000
                                                                    -----------
       Future years................................................  25,418,000
                                                                    -----------
     Total future minimum rentals.................................. $63,940,000
                                                                    ===========

  Two tenants in the building have future minimum lease payments in excess of 71% of the total future minimum rentals. Management does not believe this represents a credit risk.

8. PROPERTY DAMAGE INSURANCE

  Property damage insurance for ACOL and MMOL is written on a combined, agreed amount basis. The combined, agreed amount exceeds the replacement value of the Apparel Center. However, based on management's evaluation, the combined replacement value of the ACOL and MMOL structures and other personal property exceeds the insured coverage.

                          APPAREL CENTER OWNERS, LTD.
                       (AN ILLINOIS LIMITED PARTNERSHIP)

  NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES--(CONTINUED)

                     FOR THE YEAR ENDED DECEMBER 31, 1996
        AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

9. SUBSEQUENT EVENT

  As of January 1, 1997, all of the assets and liabilities of Apparel Center Owners, Ltd. were distributed to two new limited liability companies, World Trade Center Chicago, L.L.C. and Wolf Point, L.L.C. The former received the Apparel Center, its related assets, liabilities and capital accounts, while the latter received the development property, known as Wolf Point, and its related assets (including the adjacent parking facility), liabilities and capital accounts. The ownership of these two entities is the same as ACOL.

  Accordingly, the accompanying unaudited statement of revenues and certain operating expenses for the nine month period ended September 30, 1997 represents the results of operations of the World Trade Center Chicago, L.L.C.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of 555 West 57th Associates:

  We have audited the accompanying statement of revenues and certain operating expenses, as described in Note A, of 555 West 57th Associates for the year ended December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Form 8-K of Capital Trust and is not intended to be a complete presentation of the Partnership's revenues and expenses.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of 555 West 57th Associates, as described in Note A, for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Tackman, Pilla, Arnone and Company,
                                           P.C.

Stamford, Connecticut
February 4, 1997

                            555 WEST 57TH ASSOCIATES
                            (A GENERAL PARTNERSHIP)

              STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
              THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                                                             NINE MONTHS ENDED
                                              YEAR ENDED     SEPTEMBER 30, 1997
                                           DECEMBER 31, 1996    (UNAUDITED)
                                           ----------------- ------------------
Revenues
  Base rent...............................    $14,399,863       $10,241,041
  Expense recoveries......................      2,480,074         2,325,455
                                              -----------       -----------
    Total Revenues........................     16,879,937        12,566,496
                                              -----------       -----------
Certain Operating Expenses
  Real estate taxes.......................      3,153,939         2,304,106
  Operating expenses......................      6,103,168         4,752,697
  Management fees.........................        456,160           358,104
  General and administrative expenses.....        234,420           239,342
                                              -----------       -----------
    Total Certain Operating Expenses......      9,947,687         7,654,249
                                              -----------       -----------
Revenues in excess of certain operating
 expenses.................................    $ 6,932,250       $ 4,912,247
                                              ===========       ===========


               See accompanying notes to the financial statement.

                           555 WEST 57TH ASSOCIATES
                            (A GENERAL PARTNERSHIP)

         NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 1. Organization

  555 W. 57th Associates, a New York general partnership (The Partnership), holds title to a building located at 555 W. 57th Street in New York City which contains a showroom, automobile sales and maintenance floors, office space, and parking facilities (the Property).

  A breakdown of the occupied space as of December 31, 1996 and September 30, 1997 is as follows:

                                                             SEPTEMBER 30, 1997
                                           DECEMBER 31, 1996    (UNAUDITED)
                                           ----------------- ------------------
                                            PERCENT SQUARE     PERCENT SQUARE
                                                FOOTAGE           FOOTAGE
                                           ----------------- ------------------
   Office.................................         64%               64%
   Showroom, Automobile Sales and
    Maintenance floors....................         31                17
   Parking................................          5                 9
                                                  ---               ---
                                                  100%               90%
                                                  ===               ===

  In the nine months ended September 30, 1997 the fifth and sixth floors of the building are being renovated as office space. Management projects the cost of renovation to bring these floors to rentable office space to be approximately $4,000,000. Management considers the unoccupied floors a material factor affecting future rent revenues.

 2. Basis of Presentation

  The statement of revenues and certain operating expenses for the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited) relates to the operation of the Partnership's Property. The accompanying financial statement excludes interest income from treasury bills for the year ended December 31, 1996 and for the nine months ended September 30, 1997. In addition, interest income on a note received as part of a termination agreement has been excluded as has the related termination fee income of $3,500,000. Certain operating expenses exclude interest expense, depreciation and amortization of leasing commissions and certain other costs for the year ended December 31, 1996 and the nine months ended September 30, 1997. It also excludes a lease penalty paid to a current tenant during the nine months ended September 30, 1997. Such revenue and expenses are being excluded from the financial statement in accordance with Rule 3-14 of Regulation S-X which requires exclusion of certain revenues and expenses and other costs not comparable to proposed future operations of the Partnership's Property.

 3. Recognition of Rental Revenue

  The Partnership records revenues from base rent billed to tenants under long-term leases. Base rent includes amortization of the present value of lease inducements and level rent calculations for new leases.

 4.  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

                           555 WEST 57TH ASSOCIATES
                            (A GENERAL PARTNERSHIP)

         NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)


NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 5. Concentration of Credit Risks

  The building and tenants in the building are located in New York City where the real estate market is recovering from depressed conditions.

NOTE B--RELATED PARTY TRANSACTIONS

  Certain payments to the managing agent, a related party, have been reflected in the financial statement. The managing agent received management fees totaling $456,160 for the year ended December 31, 1996 and $358,104 for nine months ended September 30, 1997 based on 3% of rent collected.

NOTE C--LEASES

  Revenues from base rent are recorded from long-term tenant leases in the office building located at 555 W. 57th Street, New York City. At December 31, 1996, the minimum base rent receivable under noncancelable leases is as follows:

     YEAR
     ----
     1997........................................................... $12,744,354
     1998...........................................................  12,281,453
     1999...........................................................  13,182,578
     2000...........................................................  13,121,819
     2001...........................................................  13,018,508
     Thereafter to 2011.............................................  75,127,511

  One tenant comprises 31% of the base rent revenues for the year ended December 31, 1996 and two tenants comprise 27% for the nine months ended September 30, 1997, exclusive of rent income of 25% from its former primary tenant.

NOTE D--COMMITMENTS AND CONTINGENCIES

  During the nine months ended September 30, 1997, the Partnership found that it may be subject to certain environmental liabilities arising out of the operation of the Property. The Partnership will accrue such costs when it is probable that a liability has been incurred and that the amount can be reasonably estimated.

NOTE E--SUBSEQUENT EVENT

  Subsequent to September 30, 1997, the Partnership entered into an agreement to sell certain of the present partnership interests. If the sale becomes final, the Property and other assets would be held as tenants-in-common by the new owners and certain of the former owners.

NOTE F--INTERIM UNAUDITED FINANCIAL INFORMATION

  The statement of revenues and certain operating expenses for the nine months ended September 30, 1997 is unaudited, however, in the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of this financial statement for the interim period have been included. The results of interim periods are not necessarily indicative of results to be obtained for the full fiscal year.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Partners
1325 Limited Partnership
New York, New York

  We have audited the accompanying statement of revenue and certain operating expenses (described in Note 2) of 1325 Limited Partnership (a Delaware Limited Partnership) for the year ended December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying statement of revenue and certain operating expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Form S-1 of Capital Trust and is not intended to be a complete presentation of the Partnership's revenue and expenses.

  In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of 1325 Limited Partnership for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          Margolin, Winer & Evens LLP

Garden City, New York
March 21, 1997

                            1325 LIMITED PARTNERSHIP
                        (A DELAWARE LIMITED PARTNERSHIP)

             STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                                                                    NINE MONTHS
                                                        YEAR ENDED     ENDED
                                                         DECEMBER    SEPTEMBER
                                                         31, 1996    30, 1997
                                                        ----------- -----------
                                                                    (UNAUDITED)
REVENUE (NOTES 2 AND 3):
  Minimum rentals, net................................. $24,254,098 $18,285,881
  Expense reimbursements and escalations...............   5,427,262   4,253,213
                                                        ----------- -----------
    Total Revenue......................................  29,681,360  22,539,094
                                                        ----------- -----------
CERTAIN OPERATING EXPENSES:
  Operating............................................   3,249,720   2,518,252
  Real estate taxes (Note 4)...........................   4,842,105   3,719,088
  Utilities............................................     601,352     453,335
  Administrative.......................................     882,287     669,688
  Management fees (Note 3).............................     285,072     245,736
                                                        ----------- -----------
    Total Certain Operating Expenses...................   9,860,536   7,606,099
                                                        ----------- -----------
REVENUE IN EXCESS OF CERTAIN OPERATING EXPENSES........ $19,820,824 $14,932,995
                                                        =========== ===========



        The accompanying notes are an integral part of these statements.

                           1325 LIMITED PARTNERSHIP
                       (A DELAWARE LIMITED PARTNERSHIP)

        NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                               1997 (UNAUDITED)

1. FORMATION AND BUSINESS ACTIVITY

  1325 Limited Partnership (the Partnership) is a limited partnership formed under the laws of the State of Delaware on November 12, 1987 and is authorized to conduct business in New York. The Partnership's purpose is to develop, construct, finance, lease, own and operate a commercial office building, consisting of approximately 750,000 square feet, known as 1325 Avenue of the Americas (the Building) on land owned by the Partnership (the Property).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation--The statements of revenue and certain operating expenses for the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited) include gross operating revenue, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, non-recurring administrative expenses, partnership expenses and federal, state and local income taxes, if any. Amortization of lease incentive costs of $3,138,802 for the year ended December 31, 1996 and $2,321,745 for the nine months ended September 30, 1997 is reflected as a reduction of rental income.

  Use of estimates--The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Rental income--Minimum rentals are recognized on a straight-line basis over the noncancelable term of the respective leases. Amounts recognized in excess of amounts actually billed to tenants amounted to $4,624,000 for the year ended December 31, 1996 and $549,544 for the nine months ended September 30, 1997. The leases generally provide for expense reimbursements and escalations to be paid in monthly installments.

  Income taxes--The Partnership is not subject to federal, state or local income taxes and, accordingly, makes no provision for income taxes in its financial statements. The Partnership's taxable income or loss is reportable by the partners.

3. RELATED PARTY TRANSACTIONS

  The Partnership is a party to an agreement with an affiliate whereby the affiliate provides management services in the rental operations of the Partnership for a fee based on a percentage of rent collected with a minimum of $150,000 per year. Amounts charged to the Partnership related to this agreement were $285,072 and $245,736 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

  The Partnership is also party to various agreements with affiliated companies to provide leasing and construction management services. These fees are capitalized as incurred.

  Rental revenue from a tenant that owns a 9.3% limited partner's interest in the Partnership was $7,419,887 and $5,404,808 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, and rental revenue from an affiliate of a general partner was $566,261 and $422,326, respectively.

4. REAL ESTATE TAXES

  The Partnership qualified to receive the benefits of the Industrial and Commercial Incentive Program provided by the City of New York whereby certain decreasing amounts of the annual real property taxes through June 30, 1997 are deferred. Beginning in the tax year July 1, 1999, previously deferred amounts are repayable

                           1325 LIMITED PARTNERSHIP
                       (A DELAWARE LIMITED PARTNERSHIP)

        NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE NINE MONTHS ENDED SEPTEMBER 30,
                         1997 (UNAUDITED)--(CONTINUED)

over a ten year period in equal semi-annual installments without interest. The discounted amounts of the deferred real property taxes recorded for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $330,482 and $73,488, respectively. At December 31, 1996 and September 30, 1997, cumulative deferred real property taxes, undiscounted, amount to $17,570,071 and $17,689,694, respectively. The Partnership will recover a portion of the deferred real property taxes through reimbursements from certain tenants during the above noted ten year period.

5. RENTALS UNDER OPERATING LEASES

  The following is a schedule of future minimum rental income as of December 31, 1996 from noncancelable operating leases during the next five years and thereafter (presented on a straight-line basis).

     YEARS ENDING DECEMBER 31,
     -------------------------
       1997........................................................  $ 27,190,501
       1998........................................................    27,449,941
       1999........................................................    26,688,476
       2000........................................................    25,622,019
       2001........................................................    24,962,602
       Thereafter..................................................   203,794,337
                                                                     ------------
     Total future minimum rentals..................................  $335,707,876
                                                                     ============

  Future minimum rentals related to the affiliate leases are included in the above amounts.

6. INTERIM UNAUDITED FINANCIAL INFORMATION

  The statement of revenue and certain operating expenses for the nine months ended September 30, 1997 is unaudited. However, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of this financial statement for the interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

                            [LOGO OF CAPITAL TRUST]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL, OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS (Subject To Completion)

Issued December 9, 1997

                                8,000,000 Shares

                                      LOGO
                  CLASS A COMMON SHARES OF BENEFICIAL INTEREST

                                  ----------

 OF THE  8,000,000 CLASS  A COMMON  SHARES OF  BENEFICIAL INTEREST,  $1.00 PAR
  VALUE, IN  CAPITAL TRUST BEING  OFFERED HEREBY, 1,600,000 SHARES  ARE BEING
   OFFERED  INITIALLY   OUTSIDE  THE  UNITED   STATES  AND  CANADA   BY  THE
    INTERNATIONAL  UNDERWRITERS  AND  6,400,000 SHARES  ARE  BEING  OFFERED
      INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S.  UNDERWRITERS.
       ALL OF THE CLASS A COMMON SHARES OFFERED HEREBY ARE BEING SOLD BY
        THE COMPANY.  THE CLASS A COMMON  SHARES ARE TRADED  ON THE NEW
         YORK  STOCK  EXCHANGE  ("NYSE")  UNDER THE  SYMBOL  "CT."  ON
          DECEMBER  8,  1997, THE  REPORTED LAST  SALE  PRICE OF  THE
            CLASS A  COMMON SHARES  ON THE  NYSE WAS  $12 11/16  PER
             SHARE.

                                  ----------

 SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN INFORMATION THAT SHOULD BE
                   CONSIDERED BY PROSPECTIVE INVESTORS.

                                  ----------

THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED BY  THE  SECURITIES
 AND  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON   THE  ACCURACY   OR  ADEQUACY   OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                              PRICE $     A SHARE

                                  ----------

                                                 UNDERWRITING
                                       PRICE TO DISCOUNTS AND  PROCEEDS TO
                                        PUBLIC  COMMISSIONS(1) COMPANY(2)
                                       -------- -------------- -----------
Per Share.............................   $           $             $
Total(3)..............................  $           $             $

-----
  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  (2)Before deduction of expenses payable by the Company estimated at $1,200,000.

  (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,200,000 additional Shares at the price to public less underwriting discounts and commissions for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds to
      Company will be $       , $        and $       , respectively. See
      "Underwriters."

                                  ----------

  The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters named herein and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that
delivery of the Shares will be made on or about             , 1997 at the
offices of Morgan Stanley & Co. Incorporated, New York, N.Y., against payment therefor in immediately available funds.

                                  ----------

MORGAN STANLEY DEAN WITTER

              MERRILL LYNCH INTERNATIONAL

                                                        DEUTSCHE MORGAN GRENFELL

       , 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts or commissions) are estimated as follows:

   Securities and Exchange Commission ("SEC") filing fee............ $   28,743
   National Association of Securities Dealers, Inc. ("NASD") filing
    fee.............................................................      9,985
   NYSE listing fee.................................................     28,000
   Blue sky filing fees and expenses (including counsel fees).......     10,000
   Accounting fees and expenses.....................................    300,000
   Legal fees and expenses..........................................    450,000
   Printing and engraving expenses..................................    275,000
   Transfer agent and registrar fees................................      3,500
   Miscellaneous expenses...........................................     94,772
                                                                     ----------
     Total.......................................................... $1,200,000
                                                                     ==========

  All expenses other than the SEC filing fee, NASD filing fee and NYSE listing fee have been estimated for purposes of this filing. All expenses will be paid by the Company.

ITEM 14. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Registrant is a California trust.

  Section 2.1. of the Registrant's by-laws provides that no Trustee, officer, employee or agent of the Company shall be liable to the Company or to any other Person for any act or omission which he or she reasonably believes is in the best interests of the Company, except for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of duty or his or her failure to act in good faith or in the best interests of the Company.

  The Trustees, officers, employees and agents of the Company shall be deemed to be acting as Trustees, officers, employees or agents of the Company and not in their own individual capacities when incurring any debts, liabilities or obligations or when taking or omitting any other action on behalf of, or in connection with, the Company. Notwithstanding any provision in the by-laws to the contrary, no Trustee, officer, employee or agent of the Company shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind in tort, contract or otherwise of, against or with respect to the Company arising out of any action taken or omitted for or on behalf of the Company, and the Company shall be solely liable therefor and recourse shall be solely to the assets of the Company for the payment or performance thereof.

  In Section 2.2 of the Registrant's by-laws, the Company agrees to indemnify and hold harmless any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, she, his or her testator or intestate was or is a Trustee, officer, employee or agent of the Company or active in such capacity on behalf of the Company against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, whether or not such suit or action proceeds to judgment or is settled or otherwise brought to a conclusion. Notwithstanding the above, no Person shall be so indemnified or reimbursed for any claim, obligation or liability which shall have been adjudicated to have arisen out of or been based upon such Person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty or for his or her failure to act in good faith in the reasonable belief that his or her action was in the best interests of the Company. Any Person seeking indemnification under Section 2.2 shall give prompt notice to the Company of the claim, alleged liability, action, suit or proceeding; provided, that the failure to give such notice shall not relieve the Company of its obligations under Section 2.2, except to the extent that such failure to give notice prejudices the Company. Such rights of indemnification and reimbursement shall be satisfied solely out of the assets of the Company.

  Section 2.2 states that the rights accruing to any Person shall not exclude any other right to which he or she may be lawfully entitled, nor shall anything contained therein restrict the right of the Company to indemnify or reimburse such Person in any proper case even though not specifically provided for therein, nor shall anything contained therein restrict such rights of a Trustee to contribution as may be available under applicable law. In addition, the Board shall make advance payments for expenses incurred in defending any proceeding in advance of its final disposition in connection with indemnification under Section 2.2 provided that the indemnified Person agrees in writing to reimburse the Company in the event it is subsequently determined that he or she is not entitled to such indemnification.

  The Company shall have the power to enter into individual indemnification agreements with any Person entitled to be indemnified under Section 2.2, without approval thereof by the Shareholders, provided that the substantive provisions of any such agreement shall not be inconsistent in any material respect with the provisions of Section 2.2 at the time such agreement is entered into. The terms of any such agreement need not be identical to the terms of any other such agreement and any such agreement which has been entered into may subsequently be amended or changed by mutual agreement of the parties thereto, without approval thereof by the Shareholders, so long as at the time such agreement is entered into or amended or changed, as the case may be, its substantive provisions are not inconsistent in any material respect with the provisions of Section 2.2.

  The Company shall have the power to use the assets of the Company to establish arrangements for funding its indemnification obligations under
Section 2.2, including but not limited to depositing assets in trust funds, obtaining bank letters of credit in favor of indemnified Persons or entities, establishing specific reserve accounts and otherwise funding special self-insurance arrangements for these purposes.

  Sections 14.1 and 14.2 of the Registrant's amended and restated declaration of trust reads as follows:

    "The Company may, to the full extent permitted by law, cause the Company to limit the liability of and indemnify any and all Trustees, officers, employees or agents from and against any and all expenses, liabilities or other matters both as to action in his or her official capacity on behalf of the Company and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such Person, as provided in any By-Law adopted by a majority of the Board.

    All Persons dealing with or having any claim against the Trustees or any officer, agent or employee of the Company shall look only to the Company for the payment of any debt, claim, obligation or damage, or of any money or other thing that might become due or payable in any way, whether founded upon contract, tort or otherwise, and no Shareholder shall be personally or individually liable therefor. Each Shareholder shall be entitled to pro rata indemnity from the Company's assets if, contrary to the provisions hereof, such Shareholder is held to any personal liability for any debt, claim, obligation or damage, or of any money or other thing that might become due or payable in any way, whether founded upon contract, tort or otherwise, of the Company.

    The Board shall maintain liability insurance for the protection of the Company and those connected therewith, and cause any premiums therefor to be paid from Company assets."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In the three years preceding the filing of this Registration Statement, the Company has issued the following securities without registration under the Securities Act:

    1. On July 15, 1997, pursuant to the terms of the preferred share purchase agreement, dated as of June 16, 1997, by and between the Company and Veqtor Finance Company, LLC ("Veqtor"), the Company issued 12,267,658 class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in the Company, to Veqtor in exchange for $33,000,000 in cash.

    2. On July 15, 1997, the Company granted options to purchase 657,000 Class A Common Shares to certain trustees, officers and employees pursuant to the Trustee Share Plan and the Incentive Share Plan.

  The issuance of securities described in paragraph No. 1 was not subject to the registration requirements of Section 5 of the Securities Act because they were exempt from registration under Section 4(2) thereof for transactions by an issuer not involving any public offering. The issuance of securities described in paragraph No. 2 was not subject to the registration requirements of Section 5 of the Securities Act because the grant of the options did not involve an offer or sale under Section 2(a)(3) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  **1.1  Form of Underwriting Agreement.
    2.1  Interest Purchase Agreement, dated as of June 16, 1997, by and between
          John R. Klopp, Craig M. Hatkoff, and Valentine Wildove & Company,
          Inc. and the Registrant (filed as Exhibit 2.1 to the Registrant's
          Current Report on Form 8-K filed on July 30, 1997 and incorporated herein by reference).
    3.1  Amended and Restated Declaration of Trust, dated July 15, 1997 (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).
    3.2  By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's
          Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).
    4.1  Certificate of Designation, Preferences and Rights of the Class A 9.5%
          Cumulative Convertible Preferred Shares and the Class B 9.5%
          Cumulative Convertible Non-Voting Preferred Shares (filed as Exhibit
          4.1 to the Registrant's Current Report on Form 8-K filed on July 15,
          1997 and incorporated herein by reference).
  **5.1  Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding legality of securities being registered.
   10.1  Preferred Share Purchase Agreement, dated as of June 16, 1997, by and between the Registrant and Veqtor Finance Company, LLC (filed as
          Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on
          July 30, 1997 and incorporated herein by reference).
   10.2  Non-Negotiable Notes of the Registrant payable to John R. Klopp, Craig
          M. Hatkoff and Valentine Wildove & Company, Inc. (filed as Exhibit
          10.2 to the Registrant's Current Report on Form 8-K filed on July 30,
          1997 and incorporated herein by reference).
   10.3  1997 Long-Term Incentive Share Plan, as amended (filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).
   10.4  1997 Non-Employee Trustee Share Plan, as amended (filed as Exhibit
          10.2 to the Registrant's Current Report on Form 8-K filed on July 15,
          1997 and incorporated herein by reference).
  +10.5  Employment Agreement, dated as of July 15, 1997, by and between the
          Registrant and John R. Klopp.

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
  +10.6  Employment Agreement, dated as of July 15, 1997, by and between the
          Registrant and Craig M. Hatkoff.
  +10.7  Consulting Agreement, dated as of July 15, 1997, by and between the
          Registrant and Gary R. Garrabrant.
  +10.8  Sublease, dated as of July 29, 1997, between New York Job Development
          Authority and Victor Capital Group, L.P.
  +10.9  Credit Agreement, dated as of September 30, 1997, between the
          Registrant and German American Capital Corporation ("GACC") and
          Global Note, dated as of September 30, 1997, made in favor of GACC by the Registrant.
 **10.10 Employment Agreement, dated as of July 15, 1997, by and between the
          Registrant and Donald J. Meyer.
 **21.1  Subsidiaries of the Registrant.
 **23.1  Consent of Coopers & Lybrand L.L.P., San Francisco, California.
 **23.2  Consent of David Berdon & Co. LLP, New York, New York.
 **23.3  Consent of Greenburg Glusker Fields Claman & Machtinger LLP (included in and incorporated by reference to Exhibit 5.1 hereto).
 **23.4  Consent of Ernst & Young LLP.
 **23.5  Consent of BDO Binder.
 **23.6  Consent of Arthur Andersen LLP.
 **23.7  Consent of Tackman, Pilla, Arnone and Company, P.C.
 **23.8  Consent of Margolin, Winer & Evens LLP.
  +24.1  Power of Attorney (included in the signature pages of this
          Registration Statement).
  +24.2  Power of Attorney of Jeffrey A. Altman.
  +27.1  Financial Data Schedule.

--------

**Filed herewith.
+Filed previously.

  (b) Financial Statement Schedules:

Schedule III - Real Estate and Accumulated Depreciation
Schedule IV - Mortgage Loans on Real Estate

  All other schedules are omitted as inapplicable or because the required information is shown in the financial statements or the notes thereto.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             CALIFORNIA REAL ESTATE INVESTMENT TRUST AND SUBSIDIARY

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                        DECEMBER 31, 1996  PAGE 1 PART A

       COLUMN A            COLUMN B          COLUMN C              COLUMN D
       --------          ------------ ---------------------- ---------------------
                                                              COST CAPITALIZATION
                                                                      AND
                                                             WRITEDOWNS SUBSEQUENT
                                      INITIAL COST TO TRUST     TO ACQUISITION
                                      ---------------------- ---------------------
                                                 BUILDINGS,
                                                IMPROVEMENTS
                                                AND PERSONAL              CARRYING
      DESCRIPTION        ENCUMBRANCES   LAND      PROPERTY   IMPROVEMENTS   COST
      -----------        ------------ --------- ------------ ------------ --------
SHOPPING CENTERS:
  Fulton Square, Sacra-
   mento,
   California..........   $      --      Leased  3,536,000    (2,321,000)   None
  Totem Square,
   Kirkland,               4,283,000  3,175,000  5,793,000    (1,598,000)
   Washington..........   ----------  ---------  ---------    ----------    None
Total shopping centers.    4,283,000  3,175,000  9,329,000    (3,919,000)
                          ----------  ---------  ---------    ----------
Total Investment in       $4,283,000  3,175,000  9,329,000    (3,919,000)
 Real Estate...........   ==========  =========  =========    ==========

            CALIFORNIA REAL ESTATE INVESTMENT TRUST AND SUBSIDIARY

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                       DECEMBER 31, 1996  PAGE 1 PART B

        COLUMN A                          COLUMN E                     COLUMN F     COLUMN G   COLUMN H    COLUMN I
        --------         ------------------------------------------- ------------ ------------ -------- ---------------

                             GROSS AMOUNT AT WHICH
                          CARRIED AT CLOSE OF PERIOD
                                                                                                         LIFE ON WHICH
                                                                                                        DEPRECIATION IN
                                                 VALUATION                                               LATEST INCOME
                                    BUILDING AND   WRITE             ACCUMULATED    DATE OF      DATE    STATEMENT IS
      DESCRIPTION           LAND    IMPROVEMENTS  DOWN(2)  TOTAL(1)  DEPRECIATION CONSTRUCTION ACQUIRED    COMPUTED
      -----------        ---------- ------------ --------- --------- ------------ ------------ -------- ---------------
SHOPPING CENTERS:
  Fulton Square, Sacra-
  mento, California..... $   Leased  1,215,000        0    1,215,000        0         1980       5/91         N/A
  Totem Square,
  Kirkland, Washington..  3,175,000  4,195,000        0    7,370,000        0         1981      11/90         N/A
                         ----------  ---------     ----    ---------     ----
Total shopping centers..  3,175,000  5,410,000      --     8,585,000      --
                         ----------  ---------     ----    ---------     ----

(1) Represents total cost of assets after valuation allowance.
(2) The Trust establishes allowances for possible investment losses which represent the excess of the carrying value of individual properties over their appraised or estimated fair value less costs to sell. Adverse economic factors, particularly overbuilt real estate markets resulting in declining lease renewal rates, were the primary causes of valuation allowances.

            CALIFORNIA REAL ESTATE INVESTMENT TRUST AND SUBSIDIARY

            SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

  Reconciliation of total real estate carrying values for the three years ended December 31, 1996, 1995 and 1994 are as follows:

                                              1996         1995        1994
                                           -----------  ----------  ----------
ASSET RECONCILIATION:
  Balance, beginning of year.............. $19,992,000  20,620,000  25,787,000
  Additions:
    Improvements..........................     146,000     407,000     106,000
    Valuation losses on properties sold...   2,380,000         --    2,880,000
    Valuation losses on property fore-
     closed...............................   2,970,000
  Deductions:
    Accumulated Depreciation applied to
     property
     held for sale........................  (1,264,000)
    Cost of property sold/disposed........  (7,420,000)        --   (8,084,000)
    Cost of property surrendered in fore-
     closure..............................  (6,476,000)        --          --
    Valuation losses......................  (1,743,000) (1,035,000)    (69,000)
                                           -----------  ----------  ----------
  Balance, end of year.................... $ 8,585,000  19,992,000  20,620,000
                                           ===========  ==========  ==========
ACCUMULATED DEPRECIATION RECONCILIATION:
  Balance, beginning of year.............. $ 2,777,000   2,229,000   2,520,000
  Additions:
    Depreciation..........................           0     548,000     593,000
  Deductions:
    Depreciation applied to assets held
     for sale.............................  (1,264,000)
    Accumulated depreciation on real es-
     tate sold............................  (1,188,000)        --     (884,000)
    Accumulated depreciation on property
     surrendered
     in foreclosure.......................    (325,000)        --          --
                                           -----------  ----------  ----------
  Balance, end of year.................... $         0   2,777,000   2,229,000
                                           ===========  ==========  ==========

            CALIFORNIA REAL ESTATE INVESTMENT TRUST AND SUBSIDIARY

SCHEDULE IV--MORTGAGE LOANS ON REAL ESTATE (NOTES RECEIVABLE COLLATERALIZED BY
                                DEEDS OF TRUST)

                               DECEMBER 31, 1996

        COLUMN A         COLUMN B COLUMN C        COLUMN D         COLUMN E    COLUMN F              COLUMN G
        --------         -------- -------- ---------------------- ----------- ---------- ---------------------------------
                                                                                 FACE                          CARRYING
                                   FINAL                                      AMOUNT OF   VALUATION WRITE     AMOUNT OF
                         INTEREST MATURITY                                      NOTES        DOWNS AND          NOTES
      DESCRIPTION          RATE     DATE   PERIODIC PAYMENT TERMS PRIOR LIENS RECEIVABLE DEFERRED GAINS (2) RECEIVABLE (1)
      -----------        -------- -------- ---------------------- ----------- ---------- ------------------ --------------
FIRST DEEDS OF TRUST
  Retail Building, Tempe   9.50%    2012    Monthly principal            N/A     889,000                         889,000
  Arizona                                   and interest
                                            payments of $9,249
SECOND DEEDS OF TRUST
  Office/retail complex,   7.63%    2014    50% of excess cash     6,623,000   6,454,000      5,888,000          566,000
  Fountain Valley,                          flows applied to
  California                                interest and then
                                            principal
  Commercial Building,        8%    2000    Monthly 4% interest      913,000     360,000        239,000          121,000
  Tempe Arizona                             only payments         ----------  ----------     ----------       ----------
                                                                  $7,536,000  $7,703,000     $6,127,000       $1,576,000
                                                                  ==========  ==========     ==========       ==========
        COLUMN A             COLUMN H
        --------         ----------------
                         PRINCIPAL AMOUNT
                         OF LOANS SUBJECT
                          TO DELINQUENT
                           PRINCIPAL OR
      DESCRIPTION            INTEREST
      -----------        ----------------
FIRST DEEDS OF TRUST
  Retail Building, Tempe       None
  Arizona
SECOND DEEDS OF TRUST
  Office/retail complex,       None
  Fountain Valley,
  California
  Commercial Building,         None
  Tempe Arizona

(1) Represents carrying amount of notes after valuation allowance and deferred gains.
(2) The Trust establishes allowances for possible investment losses which represent the excess of the face amount of the note over the appraised or estimated fair value less costs to sell of the note. In addition, deferred gains have been recorded against notes receivable when required under SFAS 66 (Note 1). Such write downs in no way limit the obligation of the borrower to comply with the terms of the note.

            CALIFORNIA REAL ESTATE INVESTMENT TRUST AND SUBSIDIARY

                  SCHEDULE IV--MORTGAGE LOANS ON REAL ESTATE

  A summary of activity for notes receivable collateralized by deeds of trust for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                            1996         1995         1994
                                        ------------  -----------  -----------
Balance, beginning of year............. $ 10,502,000   13,532,000   14,036,000
  Additions:
    New loans..........................          --           --       175,000
    Deferred interest added to princi-
     pal balance.......................          --           --
    Recognition of deferred gain.......    2,084,000       66,000       12,000
    Valuation losses on Notes receiv-
     able collected....................      940,000
  Deductions:
    Collections from notes receivable..  (11,950,000)    (850,000)    (346,000)
    Deferred gain on notes receivable..          --           --           --
    Write off of notes receivable......          --           --      (345,000)
    Valuation losses on notes receiv-
     able..............................          --    (2,246,000)         --
                                        ------------  -----------  -----------
  Balance, end of year................. $  1,576,000   10,502,000   13,532,000
                                        ============  ===========  ===========

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 9, 1997.

                                          CAPITAL TRUST
                                          (Registrant)

                                                   /s/ John R. Klopp
                                          By: _________________________________
                                             Name: John R. Klopp
                                             Title: Vice Chairman and Chief
                                                    Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                 *                   Chairman of the Board of       December 9, 1997
____________________________________  Trustees
            Samuel Zell

         /s/ John R. Klopp           Vice Chairman, Chief           December 9, 1997
____________________________________  Executive Officer and
           John R. Klopp              Trustee (Principal
                                      Executive Officer)

     /s/ Edward L. Shugrue III       Managing Director and Chief    December 9, 1997
____________________________________  Financial Officer
       Edward L. Shugrue III          (Principal Financial and
                                      Accounting Officer)

                 *                   Vice Chairman and Trustee      December 9, 1997
____________________________________
          Craig M. Hatkoff
                 *                   Trustee                        December 9, 1997
____________________________________
         Gary R. Garrabrant

                 *                   Trustee                        December 9, 1997
____________________________________
         Sheli Z. Rosenberg

                 *                   Trustee                        December 9, 1997
____________________________________
          Lynne B. Sagalyn

                 *                   Trustee                        December 9, 1997
____________________________________
         Martin L. Edelman
                 *                   Trustee                        December 9, 1997
____________________________________
         Jeffrey A. Altman
                                                                    December 9, 1997

    /s/ John R. Klopp
*By: __________________________
        John R. Klopp
       Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                            DESCRIPTION                             PAGE
 -------                           -----------                             ----
  **1.1  Form of Underwriting Agreement.
    2.1  Interest Purchase Agreement, dated as of June 16, 1997, by and between John R. Klopp, Craig M. Hatkoff, and Valentine Wildove
          & Company, Inc. and the Registrant (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on July 30,
          1997 and incorporated herein by reference).
    3.1  Amended and Restated Declaration of Trust, dated July 15, 1997
          (filed as Exhibit 3.1 to the Registrant's Current Report on
          Form 8-K filed on July 15, 1997 and incorporated herein by reference).
    3.2  By-Laws of the Registrant (filed as Exhibit 3.2 to the
          Registrant's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).
    4.1  Certificate of Designation, Preferences and Rights of the Class
          A 9.5% Cumulative Convertible Preferred Shares and the Class B
          9.5% Cumulative Convertible Non-Voting Preferred Shares (filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K
          filed on July 15, 1997 and incorporated herein by reference).
  **5.1  Opinion of Greenberg Glusker Fields Claman & Machtinger LLP
          regarding legality of securities being registered.
   10.1  Preferred Share Purchase Agreement, dated as of June 16, 1997, by and between the Registrant and Veqtor Finance Company, LLC
          (filed as Exhibit 10.1 to the Registrant's Current Report on
          Form 8-K filed on July 30, 1997 and incorporated herein by reference).
   10.2  Non-Negotiable Notes of the Registrant payable to John R.
          Klopp, Craig M. Hatkoff and Valentine Wildove & Company, Inc.
          (filed as Exhibit 10.2 to the Registrant's Current Report on
          Form 8-K filed on July 30, 1997 and incorporated herein by reference).
   10.3  1997 Long-Term Incentive Share Plan, as amended (filed as
          Exhibit 10.1 to the Registrant's Current Report on Form 8-K
          filed on July 15, 1997 and incorporated herein by reference).
   10.4  1997 Non-Employee Trustee Share Plan, as amended (filed as
          Exhibit 10.2 to the Registrant's Current Report on Form 8-K
          filed on July 15, 1997 and incorporated herein by reference).
  +10.5  Employment Agreement, dated as of July 15, 1997, by and between the Registrant and John R. Klopp.
  +10.6  Employment Agreement, dated as of July 15, 1997, by and between the Registrant and Craig M. Hatkoff.
  +10.7  Consulting Agreement, dated as of July 15, 1997, by and between the Registrant and Gary R. Garrabrant.
  +10.8  Sublease, dated as of July 29, 1997, between New York Job
          Development Authority and Victor Capital Group, L.P.
  +10.9  Credit Agreement, dated as of September 30, 1997, between the
          Registrant and German American Capital Corporation ("GACC")
          and Global Note, dated as of September 30, 1997, made in favor of GACC by the Registrant.
 **10.10 Employment Agreement, dated as of July 15, 1997, by and between the Registrant and Donald J. Meyer.
 **21.1  Subsidiaries of the Registrant.
 **23.1  Consent of Coopers & Lybrand L.L.P., San Francisco, California.
 **23.2  Consent of David Berdon & Co. LLP, New York, New York.
 **23.3  Consent of Greenberg Glusker Fields Claman & Machtinger LLP
          (included in and incorporated by reference to Exhibit 5.1
          hereto).
 **23.4  Consent of Ernst & Young LLP.
 **23.5  Consent of BDO Binder.
 **23.6  Consent of Arthur Andersen LLP.
 **23.7  Consent of Tackman, Pilla, Arnone and Company, P.C.
 **23.8  Consent of Margolin, Winer & Evens LLP.
  +24.1  Power of Attorney (included in the signature pages of this
          Registration Statement).
  +24.2  Power of Attorney of Jeffrey A. Altman.
  +27.1  Financial Data Schedule.

--------

**Filed herewith.
+Filed previously.